Exhibit 10.1

CREDIT AGREEMENT
dated as of December 5, 2014
by and among
SYMMETRY SURGICAL INC.,

SPECIALTY SURGICAL INSTRUMENTATION, INC.

and

OLSEN MEDICAL, LLC
as Borrowers,
SYMMETRY SURGICAL INC.,
as Borrower Representative,
GENERAL ELECTRIC CAPITAL CORPORATION,
for itself, as a Lender and Swingline Lender and as Agent for all Lenders,
and
THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders
****************************************
GE CAPITAL MARKETS, INC.,
as Sole Lead Arranger and Bookrunner

ARTICLE I
THE CREDITS

Section 1.01.	Reserved 1

Section 1.02.	Revolving Loans 1

Section 1.03.	Letters of Credit 3

Section 1.04.	Swing Loans 6

Section 1.05.	Evidence of Loans; Notes 7

Section 1.06.	Interest 7

Section 1.07.	Loan Accounts 8

Section 1.08.	Register 8

Section 1.09.	Procedure for Revolving Loan Borrowing 9

Section 1.10.	Conversion and Continuation Elections 9

Section 1.11.	Optional Prepayments 10

Section 1.12.	Scheduled Payments 10

Section 1.13.	Mandatory Prepayments of Loans and Commitment Reductions 11

Section 1.14.	Application of Prepayments 11

Section 1.15.	Fees 12

Section 1.16.	Payments by Borrowers 12

Section 1.17.	Payments by Lenders to Agent; Settlement 13

Section 1.18.	Non-Funding Lenders; Procedures 14

Section 1.19.	Procedures 16

Section 1.20.	Borrower Representative 16
ARTICLE II
BORROWING BASE

Section 2.01.	Eligible Accounts 16

Section 2.02.	Eligible Inventory 18
ARTICLE III
CONDITIONS PRECEDENT

Section 3.01.	Conditions of Initial Loans 20

Section 3.02.	Conditions to All Borrowings 20

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.01.	Corporate Existence and Power 21

Section 4.02.	Corporate Authorization; No Contravention 21

Section 4.03.	Governmental Authorization 21

Section 4.04.	Binding Effect 21

Section 4.05.	Litigation 22

Section 4.06.	No Default 22

Section 4.07.	ERISA Compliance 22

Section 4.08.	Margin Regulations 22

Section 4.09.	Ownership of Property; Liens 22

Section 4.10.	Taxes 22

Section 4.11.	Financial Statements; Projections 23

Section 4.12.	Material Adverse Effect 23

Section 4.13.	Indebtedness; Contingent Obligations 23

Section 4.14.	Environmental Matters 23

Section 4.15.	Regulated Entities 24

Section 4.16.	Solvency 24

Section 4.17.	Labor Relations 24

Section 4.18.	Brokers’ Fees; Transaction Fees 24

Section 4.19.	Insurance 24

Section 4.20.	Outstanding Stock 24

Section 4.21.	Perfection Certificate 24

Section 4.22.	Government Contracts 25

Section 4.23.	Customer and Trade Relations 25

Section 4.24.	Bonding 25

Section 4.25.	Reserved 25

Section 4.26.	Reserved 25

Section 4.27.	Reserved 25

Section 4.28.	Full Disclosure 26

Section 4.29.	Foreign Assets Control Regulations and Anti-Money Laundering 26

Section 4.30.	Patriot Act 26

Section 4.31.	Regulatory Matters 29
ARTICLE V
AFFIRMATIVE COVENANTS

Section 5.01.	Financial Statements, Certificates and Other Reports 31

Section 5.02.	Appraisals 32

Section 5.03.	Notices 32

Section 5.04.	Preservation of Corporate Existence, Etc 34

Section 5.05.	Maintenance of Property 34

Section 5.06.	Insurance 35

Section 5.07.	Compliance with Laws 36

Section 5.08.	Inspection of Property and Books and Records 36

Section 5.09.	Use of Proceeds 36

Section 5.10.	Cash Management Systems 36

Section 5.11.	Further Assurances 37

Section 5.12.	Environmental Matters 38

Section 5.13.	Landlord Agreements 38
ARTICLE VI
NEGATIVE COVENANTS

Section 6.01.	Limitation on Liens 39

Section 6.02.	Disposition of Assets 40

Section 6.03.	Consolidations and Mergers 41

Section 6.04.	Acquisitions; Loans and Investments 41

Section 6.05.	Limitation on Indebtedness 42

Section 6.06.	Employee Loans and Transactions with Affiliates 42

Section 6.07.	Fees and Compensation 43

Section 6.08.	Margin Stock; Use of Proceeds 43

Section 6.09.	Contingent Obligations 43

Section 6.10.	Restricted Payments 44

Section 6.11.	Change in Business 45

Section 6.12.	Change in Structure 45

Section 6.13.	Changes in Accounting, Name or Jurisdiction of Organization 45

Section 6.14.	Reserved 45

Section 6.15.	No Negative Pledges 45

Section 6.16.	Issuances of Stock 46

Section 6.17.	Sale-Leasebacks 46

Section 6.18.	Hazardous Materials 46

Section 6.19.	Prepayments of Other Indebtedness 46

Section 6.20.	OFAC; Patriot Act 46
ARTICLE VII
FINANCIAL COVENANTS

Section 7.01.	Fixed Charge Coverage Ratio 46

Section 7.02.	Minimum Cash 46
ARTICLE VIII
EVENTS OF DEFAULT

Section 8.01.	Events of Default 47

Section 8.02.	Remedies 49

Section 8.03.	Rights Not Exclusive 49

Section 8.04.	Cash Collateral for Letters of Credit 49
ARTICLE IX
THE AGENT

Section 9.01.	Appointment and Duties 50

Section 9.02.	Use of Discretion 51

Section 9.03.	Delegation of Rights and Duties 51

Section 9.04.	Reliance and Liability 52

Section 9.05.	Agent Individually 53

Section 9.06.	Lender Credit Decision 53

Section 9.07.	Withholding 54

Section 9.08.	Resignation of Agent 54

Section 9.09.	Release of Collateral or Guarantors 54

Section 9.10.	Additional Secured Parties 55
ARTICLE X
MISCELLANEOUS

Section 10.01.	Amendments and Waivers 55

Section 10.02.	Notices 57

Section 10.03.	Electronic Transmissions 58

Section 10.04.	No Waiver; Cumulative Remedies 59

Section 10.05.	Costs and Expenses; Indemnification 59

Section 10.06.	Marshaling; Payments Set Aside 61

Section 10.07.	Binding Effect; Assignments and Participations 61

Section 10.08.	Non-Public Information; Confidentiality 63

Section 10.09.	Set-off; Sharing of Payments 64

Section 10.10.	Counterparts; Facsimile Signature 65

Section 10.11.	Severability 65

Section 10.12.	Captions 65

Section 10.13.	Interpretation 65

Section 10.14.	No Third Parties Benefited 65

Section 10.15.	Governing Law and Jurisdiction 66

Section 10.16.	Waiver of Jury Trial 66

Section 10.17.	Entire Agreement; Release; Survival 66

Section 10.18.	Patriot Act 67

Section 10.19.	Replacement of Lender 67

Section 10.20.	Joint and Several 68

Section 10.21.	Creditor-Debtor Relationship 68

Section 10.22.	Keep Well 68
ARTICLE XI
TAXES, YIELD PROTECTION AND ILLEGALITY

Section 11.01.	Taxes 68

Section 11.02.	Illegality 71

Section 11.03.	Increased Costs and Reduction of Return 71

Section 11.04.	Funding Losses 72

Section 11.05.	Inability to Determine Rates 72

Section 11.06.	Reserves on LIBOR Rate Loans 72

Section 11.07.	Certificates of Lenders 72
ARTICLE XII
DEFINITIONS

Section 12.01.	Defined Terms in Other Articles 73

Section 12.02.	Definitions 74

Section 12.03.	Other Interpretive Provisions 100

Section 12.04.	Accounting Terms and Principles 101

Section 12.05.	Payments 101

SCHEDULES
Schedule 1    Commitments
Schedule 3.01    Conditions Precedent
Schedule 4.05    Litigation
Schedule 4.07    ERISA Compliance
Schedule 4.14    Environmental
Schedule 4.17    Labor Relations
Schedule 4.19    Insurance
Schedule 4.21    Perfection Certificate
Schedule 4.22    Government Contracts
Schedule 4.24    Bonding
Schedule 4.31    List of Registrations
Schedule 5.01    Financial Statements, Certificates and Other Reports
Schedule 6.01    Liens
Schedule 6.04    Investments
Schedule 6.05    Indebtedness
Schedule 6.06    Transactions with Affiliates
Schedule 6.09    Contingent Obligations
Schedule 10.02    Notice Addresses
Schedule 12.02    Prior Indebtedness

EXHIBITS
Exhibit 1.03(d)    Form of L/C Request
Exhibit 1.04(a)    Form of Swingline Request
Exhibit 1.09    Form of Notice of Borrowing
Exhibit 1.10    Form of Notice of Conversion/Continuation
Exhibit 5.01    Form of Compliance Certificate
Exhibit 6.10(d)    Form of Excess Cash Flow Certificate
Exhibit 10.07    Form of Assignment
Exhibit 12.02(a)    Form of Borrowing Base Certificate
Exhibit 12.02(b)    Form of Form of Revolving Note
Exhibit 12.02(c)    Form of Form of Swingline Note

CREDIT AGREEMENT
This CREDIT AGREEMENT (this “Agreement”) is entered into as of December 5, 2014, by and among SYMMETRY SURGICAL INC., a Delaware corporation (“Symmetry”), SPECIALTY SURGICAL INSTRUMENTATION, INC., a Tennessee corporation (“SSI”), OLSEN MEDICAL, LLC, a Delaware limited liability company (“Olsen”) (Symmetry, SSI and Olsen are sometimes referred to herein collectively as “Borrowers” and individually as a “Borrower”), Symmetry, as Borrower Representative (“Borrower Representative”), the financial institutions from time to time party hereto (collectively, “Lenders” and individually each a “Lender”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), as Agent for Secured Parties (“Agent”), and in its individual capacity as a Lender (including as Swingline Lender).
W I T N E S S E T H:
WHEREAS, Borrowers have requested, and Lenders have agreed to make available to Borrowers, a revolving credit facility (including letter of credit and swingline subfacilities) (collectively, the “Revolving Facility”) upon and subject to the terms and conditions set forth in this Agreement;
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:
ARTICLE I

THE CREDITS
Section 1.01.     Reserved.
Section 1.02.     Revolving Loans. Subject to the terms and conditions of this Agreement, each Revolving Lender severally and not jointly agrees to make Loans, in Dollars, to Borrowers (each such Loan, a “Revolving Loan”) from time to time on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding such Lender’s Revolving Commitment; provided, however, that, after giving effect to any Borrowing of Revolving Loans, the aggregate outstanding principal amount of all Revolving Loans shall not exceed the Maximum Revolving Loan Balance. Revolving Loans repaid may be reborrowed from time to time in accordance herewith. If at any time the then outstanding principal balance of the Revolving Loans exceeds the Maximum Revolving Loan Balance, then Borrowers shall immediately prepay outstanding Revolving Loans.
Section 1.03.     Letters of Credit. On the terms and subject to the conditions contained herein, Borrower Representative may request that one or more L/C Issuers Issue, in accordance with such L/C Issuers’ usual and customary business practices and for the account of Borrowers (and, if applicable, any other Credit Party), Letters of Credit (denominated in Dollars) from time to time on any Business Day during the period from the Closing Date through the earlier of (x) the Revolving Termination Date and (y) seven days prior to the Stated Maturity Date. An L/C Issuer may only Issue Letters of Credit to the extent permitted by Requirements of Law.
(a)    Issuances. No L/C Issuer shall Issue any Letter of Credit following the occurrence of any of the following or, if after giving effect to such Issuance:
(i)    the Aggregate Revolving Exposure would exceed the Maximum Availability or the Letter of Credit Obligations for all Letters of Credit would exceed $3,000,000 (the “L/C Sublimit”);
(ii)    the expiration date of such Letter of Credit (A) is not a Business Day, (B) is more than one year after the date of Issuance thereof or (C) is later than seven days prior to the Stated Maturity Date; provided, however, that any Letter of Credit may provide for its renewal for additional periods not exceeding one year as long as (1) each Borrower and such L/C Issuer have the option to prevent such renewal before each scheduled expiration date and (2) neither such L/C Issuer nor any Borrower shall permit any expiration date beyond the date set forth in clause (C) above;
(iii)    such L/C Issuer has not (A) received any fee due with respect such Issuance, (B) approved the form of Letter of Credit requested to be Issued or (C) received, each in form and substance reasonably acceptable to it and duly executed by each Borrower or Borrower Representative, the documents that such L/C Issuer generally uses in the Ordinary Course of Business for the Issuance of letters of credit of the type of such Letter of Credit (collectively, the “L/C Reimbursement Agreement”); or
(iv)    if any Lender is a Non-Funding Lender or an Impacted Lender, (A) such Non-Funding Lender or Impacted Lender has not been replaced, (B) the Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have not been cash collateralized, or (C) the Revolving Commitments of the Other Lenders have not been reallocated pursuant to Section 1.18(b), in each case in accordance with this Agreement.
(b)    GE Capital as L/C Issuer. GE Capital as an L/C Issuer may elect only to Issue Letters of Credit in its own name and may only Issue Letters of Credit to the extent permitted by Requirements of Law, and such Letters of Credit may not be accepted by certain beneficiaries such as insurance companies.
(c)    Satisfaction of Conditions Precedent. An L/C Issuer may, but shall not be required to, determine that, or take notice whether, the conditions precedent set forth in this Section, Section 3.01 or 3.02 have been satisfied or waived in connection with the Issuance of any Letter of Credit; provided, however, that no Letter of Credit shall be Issued during the period starting on the first Business Day after the receipt by such L/C Issuer of notice from Agent or the Required Lenders that any condition precedent contained in this Section, Section 3.01 or 3.02 is not satisfied and ending on the date all such conditions are satisfied or duly waived.
(d)    Notice of Issuance. Borrower Representative shall give the relevant L/C Issuer and Agent a notice of any requested Issuance of any Letter of Credit, which shall be effective only if received by such L/C Issuer and Agent not later than 2:00 p.m. on the third Business Day prior to the date of such requested Issuance. Such notice shall be made in a writing or Electronic Transmission substantially in the form of Exhibit 1.03(d) duly completed or in any other written form acceptable to such L/C Issuer (each, an “L/C Request”).
(e)    Reporting Obligations of L/C Issuers. Each L/C Issuer agrees to provide Agent, each in form and substance satisfactory to Agent: (i) (A) on or prior to any Issuance of any Letter of Credit by such L/C Issuer, (B) immediately after any drawing under any such Letter of Credit or (C) immediately after any payment (or failure to pay when due) by any Borrower of any related L/C Reimbursement Obligation, notice thereof, including a reasonably detailed description of such Issuance, drawing or payment, and Agent shall provide copies of such notices to each Revolving Lender reasonably promptly after receipt thereof; (ii) upon the request of Agent (or any Revolving Lender through Agent), copies of any Letter of Credit Issued by such L/C Issuer and any related L/C Reimbursement Agreement and such other documents and information as may reasonably be requested by Agent; and (iii) on the first Business Day of each calendar week, a schedule of the Letters of Credit Issued by such L/C Issuer, setting forth any Letter of Credit Obligations outstanding on the last Business Day of the previous calendar week.
(f)    Acquisition of Participations. Upon any Issuance of a Letter of Credit in accordance with the terms of this Agreement, each Revolving Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in such Letter of Credit and the related Letter of Credit Obligations in an amount equal to its Commitment Percentage of such Letter of Credit Obligations.
(g)    Reimbursement Obligations of Borrowers. Borrowers agree to pay to each L/C Issuer, or to Agent for the benefit of such L/C Issuer, any L/C Reimbursement Obligation owing no later than the first Business Day after Borrower Representative receives notice demanding payment thereof from such L/C Issuer or Agent (the “L/C Reimbursement Date”). Such L/C Reimbursement Obligation shall be payable by Borrowers on demand with interest thereon computed (i) from the date on which such L/C Reimbursement Obligation arose to the L/C Reimbursement Date, at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans and (ii) thereafter until payment in full, at the Default Rate.
(h)    Reimbursement Obligations of the Revolving Credit Lenders. If any L/C Reimbursement Obligation is not repaid by Borrowers when due (or any payment thereof is rescinded or set aside for any reason), such L/C Issuer shall promptly notify Agent of such failure or rescission (and, upon receipt of such notice, Agent shall notify each Revolving Lender). Upon receipt of such notice, each Revolving Lender shall pay to Agent for the account of such L/C Issuer such Revolving Lender’s Commitment Percentage of such Letter of Credit Obligations (as such amount may be increased pursuant to Section 1.18(b). By making any such payment (other than during the continuation of an Event of Default under Section 8.01(f) or (g)), such Lender shall be deemed to have made a Revolving Loan to Borrowers, which, upon receipt thereof by Agent for the benefit of such L/C Issuer, Borrowers shall be deemed to have used in full to repay such L/C Reimbursement Obligation. Any such payment that is not deemed a Revolving Loan shall be deemed a funding by such Lender of its participation in the applicable Letter of Credit and the Letter of Credit Obligation in respect of the related L/C Reimbursement Obligations. Such participation shall not otherwise be required to be funded. Following receipt by any L/C Issuer of any such payment from any Lender, such L/C Issuer shall promptly pay to Agent, for the benefit of such Lender, such Lender’s pro rata portion of all payments of L/C Reimbursement Obligations thereafter received by such L/C Issuer (or to the extent received by Agent, Agent shall promptly pay to such Lender all such payments received by Agent for the benefit of such L/C Issuer).
(i)    Obligations Absolute. The obligations of Borrowers and Revolving Lenders pursuant to this Section are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement irrespective of (i) (A) the invalidity, sufficiency or unenforceability of any term or provision in any Letter of Credit, any document transferring or purporting to transfer a Letter of Credit, any Loan Document, or any modification of any of the foregoing, (B) any document presented under a Letter of Credit being forged, fraudulent, invalid, insufficient or inaccurate in any respect or failing to comply with the terms of such Letter of Credit or (C) any loss or delay, including in the transmission of any document, (ii) the existence of any setoff, claim, abatement, recoupment, defense or other right that any Person (including any Credit Party) may have against the beneficiary of any Letter of Credit or any other Person, whether in connection with any Loan Document or any other Contractual Obligation or transaction, or the existence of any other withholding, abatement or reduction, (iii) the failure of any condition precedent set forth in Section 3.02 to be satisfied, (iv) any adverse change in the condition (financial or otherwise) of any Credit Party and (v) any other act or omission to act or delay of any kind of Agent, any Lender or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of any obligation of any Borrower or any Revolving Lender hereunder. No provision hereof shall be deemed to waive or limit Borrowers’ right to seek repayment of any payment of any L/C Reimbursement Obligations from L/C Issuer under the terms of the applicable L/C Reimbursement Agreement or applicable law.
(j)    Cash Collateral. If at any time the Aggregate Revolving Exposure (after giving effect to any prepayments of Revolving Loans pursuant to Section 1.02) exceeds the Maximum Availability, then Borrowers shall immediately cash collateralize outstanding Letters of Credit as provided herein in an amount sufficient to eliminate such excess.
(k)    Resignation. Any L/C Issuer may resign as an L/C Issuer, in each case, in its sole discretion; provided, however, such L/C Issuer shall remain an L/C Issuer solely with respect to Letters of Credit Issued by such L/C Issuer prior to the date of such resignation, retain its rights and obligations hereunder with respect thereto, and otherwise be discharged from all other duties and obligations under the Loan Documents.
Section 1.04.     Swing Loans. Subject to the terms and conditions of this Agreement, Swingline Lender may, in its sole discretion, make Loans, in Dollars (each a “Swing Loan”), available to Borrowers under the Revolving Commitments from time to time on any Business Day during the Availability Period in an aggregate principal amount at any time outstanding not to exceed its Swingline Commitment; provided, however, that Swingline Lender may not make any Swing Loan (x) to the extent that after giving effect to such Swing Loan, the Aggregate Revolving Exposure would exceed the Maximum Availability and (y) during the period commencing on the first Business Day after it receives notice from Agent or the Required Lenders that one or more of the conditions precedent contained in Section 3.02 are not satisfied and ending when such conditions are satisfied or duly waived. Swingline Lender shall not be required to determine whether the conditions precedent set forth in Section 3.02 have been satisfied or waived. Each Swing Loan shall be a Base Rate Loan and must be repaid as provided herein, but in any event must be repaid in full on the Revolving Termination Date. Swing Loans repaid may be reborrowed.
(a)    Borrowing Procedures. To request a Swing Loan, Borrower Representative shall give Agent notice no later than 2:00 p.m. on the day of the proposed Borrowing, which shall be made in a writing or in an Electronic Transmission substantially in the form of Exhibit 1.04(a) or in a writing in any other form acceptable to Agent duly completed (a “Swingline Request”). Agent shall promptly notify Swingline Lender of the details of the requested Swing Loan. Upon receipt of such notice and subject to the terms of this Agreement, Swingline Lender may make a Swing Loan available to Borrowers by making the proceeds thereof available to Agent and, in turn, Agent shall make such proceeds available to Borrowers on the date set forth in the relevant Swingline Request. In addition, if any Notice of Borrowing of Revolving Loans requests a Borrowing of Base Rate Loans, the Swingline Lender may, notwithstanding anything else to the contrary herein, make a Swing Loan to Borrowers in an aggregate amount not to exceed such proposed Borrowing, and the aggregate amount of the corresponding proposed Borrowing shall be reduced accordingly by the principal amount of such Swing Loan.
(b)    Refinancing Swing Loans. Swingline Lender may at any time (and shall, no less frequently than once each week) forward a demand to Agent (which Agent shall, upon receipt, forward to each Revolving Lender) that each Revolving Lender pay to Agent, for the account of Swingline Lender, such Revolving Lender’s Commitment Percentage of the outstanding Swing Loans (as such amount may be increased pursuant to Section 1.18(b)). Each Revolving Lender shall pay such amount to Agent for the account of Swingline Lender on the Business Day following receipt of the notice or demand therefor. Payments received by Agent after 1:00 p.m. may, in Agent’s discretion, be deemed to be received on the next Business Day. Upon receipt by Agent of such payment (other than during the continuation of any Event of Default under Section 8.01(f) or (g), such Revolving Lender shall be deemed to have made a Revolving Loan to Borrowers, which, upon receipt of such payment by Swingline Lender from Agent, Borrowers shall be deemed to have used such payment in full to refinance such Swing Loan. Upon the occurrence of any Event of Default under Section 8.01(f) or (g), each Revolving Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in each Swing Loan in an amount equal to such Lender’s Commitment Percentage of such Swing Loan. If any payment made by any Revolving Lender as a result of any such demand is not deemed a Revolving Loan, such payment shall be deemed a funding by such Lender of such participation. Such participation shall not be otherwise required to be funded. Upon receipt by Swingline Lender of any payment from any Revolving Lender pursuant to this Section with respect to any portion of any Swing Loan, Swingline Lender shall promptly pay over to such Revolving Lender all payments of principal (to the extent received after such payment by such Lender) and interest (to the extent accrued with respect to periods after such payment) on account of such Swing Loan received by Swingline Lender with respect to such portion.
(c)    Obligation to Fund Absolute. Each Revolving Lender’s obligations pursuant to this Section are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including (i) the existence of any setoff, claim, abatement, recoupment, defense or other right that such Lender, any Affiliate thereof or any other Person may have against Swingline Lender, Agent, any other Lender or L/C Issuer or any other Person, (ii) the failure of any condition precedent set forth in Section 3.02 to be satisfied or the failure of Borrower Representative to deliver a Notice of Borrowing (each of which requirements Revolving Lenders hereby irrevocably waive) and (iii) any adverse change in the condition (financial or otherwise) of any Credit Party.
Section 1.05.     Evidence of Loans; Notes. The Revolving Loans made by each Revolving Lender are evidenced by this Agreement and, if requested by such Lender, a Revolving Note payable to such Lender in an amount equal to such Lender’s Revolving Commitment. Swing Loans made by Swingline Lender are evidenced by this Agreement and, if requested by such Lender, a Swingline Note in an amount equal to the Swingline Commitment.
Section 1.06.     Interest.
(a)    Interest. Except as otherwise provided herein, each Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to LIBOR or the Base Rate, as applicable, plus the Applicable Margin; provided Swing Loans may not be LIBOR Rate Loans. Each determination of an interest rate by Agent shall be conclusive and binding on each Borrower and Lenders in the absence of manifest error. All computations of fees and interest (other than (i) interest accruing on Base Rate Loans, or (ii) the fees set forth in the Fee Letter) payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. All computations of interest accruing on Base Rate Loans payable under this Agreement shall be made on the basis of a 365-day year (366 days in the case of a leap year) and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof. Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any payment of Revolving Loans on the Revolving Termination Date.
(b)    Default Rate. At the election of Agent or the Required Lenders while any Event of Default exists (or automatically while any Event of Default under Section 8.01(a), (f) or (g) exists), Borrowers shall pay interest on the Obligations, from and after the date of occurrence of such Event of Default, at the Default Rate. All such interest shall be payable on demand of Agent or the Required Lenders.
(c)    Maximum Lawful Rate. Anything herein to the contrary notwithstanding, the obligations of Borrowers hereunder are subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event Borrowers shall pay such Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.
Section 1.07.     Loan Accounts. Agent, on behalf of Lenders, shall record on its books and records the initial principal amount of each Loan, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. Agent shall deliver to Borrower Representative on a monthly basis a loan statement setting forth such record for the immediately preceding calendar month. Such record shall, absent manifest error, be conclusive evidence of the amount of the Loans made by Lenders to Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so, or any failure to deliver such loan statement shall not, however, limit or otherwise affect the obligation of Borrowers hereunder (and under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against Agent.
Section 1.08.     Register. Agent, acting as a non-fiduciary agent of Borrowers solely for tax purposes and solely with respect to the actions described in this Section, shall establish and maintain (a) a record of ownership (the “Register”), by book entry, of the interests (including any rights to receive payment hereunder) of Agent, each Lender and each L/C Issuer in the Obligations, each of their obligations under this Agreement to participate in each Loan, Letter of Credit and Letter of Credit Obligations, and L/C Reimbursement Obligations, and any assignment of any such interest, obligation or right and (b) accounts in the Register in accordance with its usual practice. Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes and, in the case of Revolving Loans, the corresponding obligations to participate in Letter of Credit Obligations and Swing Loans) and the L/C Reimbursement Obligations are registered obligations and shall be maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and transferable only upon notation of such transfer in the Register. Credit Parties, Agent, Lenders and L/C Issuers shall treat each Person whose name is recorded in the Register as a Lender or L/C Issuer, as applicable, for all purposes of this Agreement. Information contained in the Register with respect to any Lender or any L/C Issuer shall be available for access by Borrowers, Borrower Representative, Agent, such Lender (as to only its Loans) or such L/C Issuer (as to information with respect to such L/C Issuer).
Section 1.09.     Procedure for Revolving Loan Borrowing. Each Borrowing of a Revolving Loan shall be made upon Borrower Representative’s irrevocable written notice delivered to Agent substantially in the form of a Notice of Borrowing or in a writing in any other form acceptable to Agent, which notice must be received by Agent prior to 2:00 p.m. (i) on the date which is two Business Days prior to the requested Borrowing date in the case of each LIBOR Rate Loan, (ii) on the date which is one Business Day prior to the requested Borrowing date in the case of each Base Rate Loan, and (iii) on the requested Borrowing date in the case of each Swing Loan. Such Notice of Borrowing shall specify: (a) the amount of the Borrowing, which shall not be less than $50,000, in the aggregate; (b) the requested Borrowing date, which shall be a Business Day; (c) whether the Borrowing is to be comprised of LIBOR Rate Loans or Base Rate Loans; and (d) if the Borrowing is to be LIBOR Rate Loans, the Interest Period applicable to such Loans. Upon receipt of a Notice of Borrowing, Agent will promptly notify each Revolving Lender of such Notice of Borrowing and of the amount of such Lender’s Commitment Percentage of the Borrowing. Unless Agent is otherwise directed in writing by Borrower Representative, the proceeds of each requested Borrowing after the Closing Date will be made available to Borrowers by Agent by wire transfer of such amount to Borrowers pursuant to the wire transfer instructions specified on Schedule 10.02 or such other account as Borrower Representative may designate.
Section 1.10.     Conversion and Continuation Elections. Elections. Borrowers shall have the option to (a) request that any Revolving Loan be made as a LIBOR Rate Loan, (b) convert at any time all or any part of outstanding Loans (other than Swing Loans) from Base Rate Loans to LIBOR Rate Loans, (c) convert any LIBOR Rate Loan to a Base Rate Loan, subject to Article XI if such conversion is made prior to the expiration of the Interest Period applicable thereto, or (d) continue all or any portion of any Loan as a LIBOR Rate Loan upon the expiration of the applicable Interest Period. Any Loan or group of Loans having the same proposed Interest Period to be made or continued as, or converted into, a LIBOR Rate Loan must be in a minimum amount of $500,000. Any such election must be made by Borrower Representative by 2:00 p.m. on the third Business Day prior to (x) the date of any proposed Revolving Loan which is to bear interest at LIBOR, (y) the end of each Interest Period with respect to any LIBOR Rate Loans to be continued as such, or (z) the date on which Borrowers wish to convert any Base Rate Loan to a LIBOR Rate Loan for an Interest Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Rate Loan by 2:00 p.m. on the third Business Day prior to the end of the Interest Period with respect thereto, such LIBOR Rate Loan shall be converted to a Base Rate Loan at the end of its Interest Period. Borrower Representative must make such election by notice to Agent in writing, including by Electronic Transmission. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) substantially in the form of Exhibit 1.10 or any other form acceptable to Agent. No Loan shall be made, converted into or continued as a LIBOR Rate Loan, if the conditions to Loans and Letters of Credit in Section 3.02 are not met at the time of such proposed conversion or continuation and Agent or Required Lenders have determined not to make or continue any Loan as a LIBOR Rate Loan as a result thereof. Upon receipt of a Notice of Conversion/Continuation, Agent will promptly notify each Lender thereof. In addition, Agent will, with reasonable promptness, notify Borrower Representative and Lenders of each determination of LIBOR; provided that any failure to do so shall not relieve any Borrower of any liability hereunder or provide the basis for any claim against Agent. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans held by each Lender with respect to which the notice was given. Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing, or to any continuation or conversion of any Loans, there shall not be more than six (6) different Interest Periods in effect.
Section 1.11.     Optional Prepayments. Borrowers may, at any time, prepay the Loans in full or in part, in each instance, without penalty or premium except as provided in Section 11.04, and to the extent of a termination of the Aggregate Revolving Commitment, except as provided in Section 1.15(d). Agent will promptly notify each Lender thereof and of such Lender’s Commitment Percentage of such prepayment. Together with each prepayment under this Section, Borrowers shall pay any amounts required pursuant to Section 11.04. Amounts prepaid may be reborrowed, subject to the terms of this Agreement.
Section 1.12.     Scheduled Payments. Borrowers shall repay to Lenders in full on the Stated Maturity Date the aggregate principal amount of the Revolving Loans and Swing Loans outstanding on such date.
Section 1.13.     Mandatory Prepayments of Loans and Commitment Reductions.
(a)    Asset Dispositions; Events of Loss. If the aggregate amount of the Net Proceeds received by a Credit Party or any Subsidiary in connection with a Disposition or an Event of Loss and all other Dispositions and Events of Loss occurring during the Fiscal Year exceeds $250,000, then (i) Borrower Representative shall promptly notify Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Proceeds in respect thereof) and (ii) upon Agent’s request, promptly upon receipt by a Credit Party and/or such Subsidiary of the Net Proceeds of such Disposition or Event of Loss, Borrowers shall deliver, or cause to be delivered, such excess Net Proceeds to Agent for distribution to Lenders as a prepayment of the Loans. If no Default or Event of Default has occurred and is continuing, such prepayment shall not be required to the extent a Credit Party or such Subsidiary reinvests the Net Proceeds of such Disposition or Event of Loss in productive assets (other than Inventory) of a kind then used or usable in the business of a Borrower or such Subsidiary, within 180 days after the date of such Disposition or Event of Loss; provided that Borrower Representative notifies Agent of such Credit Party’s or such Subsidiary’s intent to reinvest, the proposed date of such reinvestment at the time such proceeds are received and the date reinvestment occurs. Pending such reinvestment, the Net Proceeds shall be delivered to Agent, for distribution first, to Swingline Lender as a prepayment of any Swing Loans and thereafter to Revolving Lenders, as a prepayment of any Revolving Loans, but, in either case, not as a permanent reduction of the Aggregate Revolving Commitment.
(b)    Issuance of Securities. Immediately upon the receipt by any Credit Party or any Subsidiary of the Net Issuance Proceeds of the issuance of Stock or Stock Equivalents (including any capital contribution) or debt securities (other than Net Issuance Proceeds from the issuance of (i) debt securities in respect of Indebtedness permitted hereunder, and (ii) Excluded Equity Issuances), Borrowers shall (i) notify Agent of receipt of such Net Issuance Proceeds and (ii) upon Agent’s request, deliver, or cause to be delivered, to Agent, for distribution to Lenders as a prepayment of the Loans, an amount equal to such Net Issuance Proceeds.
(c)    Proceeds under Purchase Agreements. Immediately upon receipt of any payment in respect of any purchase price adjustment in favor of any Credit Party, Borrowers shall (i) notify Agent of receipt of such payment and (ii) upon Agent’s request, deliver to Agent, for distribution to Lenders as a prepayment of the Loans, an amount equal to such payment.
(d)    Overadvance. Borrowers shall make the repayments set forth in Section 1.02.
(e)    Notwithstanding anything herein to the contrary, the Aggregate Revolving Commitment may not be reduced in part, and may only be reduced in full upon at least two (2) Business Days’ (or such shorter period as is acceptable to Agent) prior written notice by Borrower Representative to Agent and subject to payment of the Prepayment Fee set forth in Section 1.15(d).
Section 1.14.     Application of Prepayments. Subject to Section 1.16(c), (a) any optional prepayments shall be applied to the Loans as directed by Borrower Representative and (b) unless otherwise provided in Section 1.13, any prepayments pursuant to Section 1.13 shall be applied first to prepay outstanding Swing Loans, and second to prepay outstanding Revolving Loans without a permanent reduction of the Aggregate Revolving Commitment. Subject to the foregoing sentence, amounts prepaid shall be applied first to any Base Rate Loans then outstanding and then to outstanding LIBOR Rate Loans with the shortest Interest Periods remaining. Together with each prepayment under this Section, Borrowers shall pay any amounts required pursuant to Section 11.04.
Section 1.15.     Fees.
(a)    Fees. Borrowers shall pay to Agent, for Agent’s own account, fees in the amounts and at the times set forth in a letter agreement between Borrowers and Agent dated of even date herewith (the “Fee Letter”).
(b)    Unused Commitment Fee. On the first Business Day of each calendar month following the date hereof and on and until the date upon which the Obligations are paid in full, Borrowers shall pay to Agent an unused commitment fee (the “Unused Commitment Fee”) for the account of each Revolving Lender in an amount equal to: (i) the excess of the (A) the daily balance of the Revolving Commitment of such Revolving Lender during the preceding calendar month over (B) the sum of (1) the daily balance of all Revolving Loans held by such Revolving Lender, (2) the daily amount of Letter of Credit Obligations held by such Revolving Lender, and (3) in the case of the Swingline Lender, the daily balance of all outstanding Swing Loans held by such Swingline Lender, in each case, during the preceding calendar month; provided that, in no event shall the amount computed pursuant to clauses (1) and (2) with respect to the Swingline Lender be less than zero, multiplied by (ii) 0.50% per annum. The total Unused Commitment Fees payable by Borrowers on each such date will be equal to the sum of all of the Unused Commitment Fees due to the Lenders on such date, subject to Section 1.18(f).
(c)    Letter of Credit Fee. Borrowers agree to pay to Agent for the ratable benefit of Revolving Lenders (i) all reasonable costs and expenses incurred by Agent or any Lender on account of Letter of Credit Obligations incurred hereunder and (ii) for each calendar month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the product of the average daily undrawn face amount of all Letters of Credit multiplied by a per annum rate equal to the Applicable Margin with respect to Revolving Loans which are LIBOR Rate Loans; provided, however, at Agent’s or Required Lenders’ option, while an Event of Default exists (or automatically while an Event of Default under Section 8.01(a), (f) or (g) exists), such rate shall be increased by 2.00% per annum. Such fee shall be paid to Agent for the benefit of Revolving Lenders in arrears, on the first Business Day of each calendar month and on the date on which all L/C Reimbursement Obligations have been discharged. In addition, Borrowers shall pay to Agent or any L/C Issuer, as appropriate, on demand, such L/C Issuer’s customary fees, charges and expenses, in respect of each Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is Issued.
(d)    Prepayment Fee. If (i) Borrowers terminate the Aggregate Revolving Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations or (ii) any of the Revolving Commitments are otherwise terminated, then in each case, Borrowers shall pay to Agent, for the pro rata benefit of the applicable Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to the Applicable Percentage multiplied by the amount of the Aggregate Revolving Commitment (the “Prepayment Fee”). As used herein, the term “Applicable Percentage” shall mean (x) 1%, in the case of a termination on or prior to the first anniversary of the Closing Date and (y) 0.5% in the case of a termination after the first anniversary of the Closing Date but on or prior to the second anniversary thereof. Credit Parties agree that the Applicable Percentages are a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Commitments. Notwithstanding the foregoing, no Prepayment Fee shall be payable by Borrowers to the extent such prepayment and termination is from the proceeds of a refinancing provided or led by GE Capital or an affiliate thereof.
Section 1.16.     Payments by Borrowers.
(a)    Generally. All payments to be made by each Credit Party under the Loan Documents shall be made without set off, recoupment, counterclaim or deduction of any kind, shall, except as otherwise expressly provided herein, be made to Agent (for the ratable account of the Persons entitled thereto) at the address for payment specified by Agent and shall be made in Dollars, by wire transfer or ACH transfer in immediately available funds (which shall be the exclusive means of payment hereunder), no later than 1:00 p.m. on the date due. Any payment which is received by Agent later than 1:00 p.m. may in Agent’s discretion be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. Each Credit Party hereby irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral. Each Borrower hereby authorizes Agent and each Lender to make a Revolving Loan (which shall be a Base Rate Loan and which may be a Swing Loan) to pay interest, principal (including Swing Loans), L/C Reimbursement Obligations, agent fees, Unused Commitment Fees, Letter of Credit Fees, and other fees, costs or expenses payable by a Borrower or any of its Subsidiaries hereunder or under the other Loan Documents, in each instance, on the date due.
(b)    Non-Business Day. Subject to the provisions set forth in the definition of “Interest Period” herein, if any payment hereunder is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as applicable.
(c)    Application Following an Event of Default. During the continuance of an Event of Default, Agent may, and shall upon the direction of Required Lenders, apply any payments received by Agent in accordance with clauses first through sixth below. Notwithstanding any provision herein to the contrary, all payments made by Credit Parties to Agent after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), including proceeds of Collateral, shall be applied as follows and in such priority:
(i)    first, to payment of costs and expenses, including Attorney Costs, of Agent payable or reimbursable by Credit Parties under the Loan Documents;
(ii)    second, to payment of Attorney Costs of Lenders payable or reimbursable by Borrowers under this Agreement;
(iii)    third, to payment of all accrued unpaid interest on the Obligations and fees owed to Agent, Lenders and L/C Issuers;
(iv)    fourth, to payment of principal of the Obligations, including L/C Reimbursement Obligations then due and payable, any Obligations under any Secured Rate Contract and cash collateralization of unmatured L/C Reimbursement Obligations to the extent not then due and payable);
(v)    fifth, to payment of any other amounts owing constituting Obligations; and
(vi)    sixth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.
Each of Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third, fourth and fifth above; provided, however, no payments by a Guarantor and no proceeds of Collateral of a Guarantor shall be applied to Excluded Rate Contract Obligations of such Guarantor.
Section 1.17.     Payments by Lenders to Agent; Settlement.
(a)    Payments by Lenders to Agent. Agent may, on behalf of Lenders, disburse funds to Borrowers for Loans requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent. If Agent requires each Lender to make funds available to Agent prior to disbursement of funds to Borrowers, each Lender shall pay Agent such Lender’s Commitment Percentage of such requested Loan, in same day funds, by wire transfer to Agent’s account designated by Agent, no later than 1:00 p.m. on such scheduled Borrowing date. Nothing in any Loan Document shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Agent, any Lender or Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that Agent advances funds to Borrowers on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such advance is made, Agent shall be entitled to retain for its account (i) all interest accrued on such advance from the date such advance was made until reimbursed by the applicable Revolving Lender and (ii) all amounts received by Agent for the benefit of such Revolving Lender pursuant to this Agreement up to the amount needed to reimburse Agent for any such unreimbursed advance and interest accrued thereon.
(b)    Settlement. At least once each calendar week (each, a “Settlement Date”), Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Commitment Percentage of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Agent shall pay to each Lender such Lender’s Commitment Percentage (except as otherwise provided in Section 1.03, Section 1.18 and Section 10.07(f)) of principal, interest and fees paid by Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it. Such payments shall be made by wire transfer to such Lender not later than 2:00 p.m. on the next Business Day following each Settlement Date.
(c)    Availability of Lender’s Commitment Percentage. Agent may assume that each Revolving Lender will make its Commitment Percentage of each Revolving Loan available to Agent on each Borrowing date. If such Commitment Percentage is not paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Commitment Percentage upon Agent’s demand, Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Agent.
(d)    Return of Payments. If Agent pays an amount to a Lender under this Agreement and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind. If Agent determines at any time that any amount received by Agent under any Loan Document must be returned to any Credit Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of any Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind, and Agent will be entitled to set-off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.
Section 1.18.     Non-Funding Lenders; Procedures.
(a)    Responsibility. The failure of any Non-Funding Lender to make any Revolving Loan or any payment required by it under any Loan Document, or to fund any purchase of any participation required hereunder on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an “Other Lender”) of its obligations to make such loan or payment or to fund the purchase of any such participation on such date, and neither Agent nor, other than as expressly set forth herein, any other Lender shall be responsible for the failure of any Non-Funding Lender to make a loan or other payment or to fund the purchase of a participation under any Loan Document.
(b)    Reallocation. If any Revolving Lender is a Non-Funding Lender, all or a portion of such Non-Funding Lender’s Letter of Credit Obligations (unless such Lender is L/C Issuer that Issued such Letter of Credit) and reimbursement obligations with respect to Swing Loans shall, at Agent’s election at any time or upon any L/C Issuer’s or Swingline Lender’s, as applicable, written request delivered to Agent, be reallocated to and assumed by Revolving Lenders that are not Non-Funding Lenders or Impacted Lenders pro rata in accordance with their Commitment Percentages of the Aggregate Revolving Commitment (calculated as if the Non-Funding Lender’s Commitment Percentage was reduced to zero), provided that no Revolving Lender shall be reallocated any such amounts or funding obligations that would cause the sum of its outstanding Revolving Loans, outstanding Letter of Credit Obligations, amounts of its participations in Swing Loans and its pro rata share of unparticipated amounts in Swing Loans to exceed its Revolving Commitment.
(c)    Voting Rights. Notwithstanding anything set forth herein to the contrary, including Section 10.01, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be, or have its Loans and Commitments, included in the determination of “Required Lenders” or “Lenders directly affected” pursuant to Section 10.01) for any voting or consent rights under or with respect to any Loan Document, provided that (A) the Commitment of a Non-Funding Lender may not be increased, extended or rescinded, (B) the principal of a Non-Funding Lender’s Loans may not be reduced or forgiven, and (C) the interest rate applicable to Obligations owing to a Non-Funding Lender may not be reduced in such a manner that by its terms affects such Non-Funding Lender more adversely than other Lenders, in each case without the consent of such Non-Funding Lender. Moreover, for the purposes of determining Required Lenders, the Obligations held by Non-Funding Lenders shall be excluded from the total Obligations outstanding.
(d)    Borrower Payments to a Non-Funding Lender. Agent is authorized to use all amounts received by Agent for the benefit of any Non-Funding Lender pursuant to this Agreement first, to pay in full the Aggregate Excess Funding Amount to the appropriate Secured Parties and then to hold any amounts in excess of such payments as cash collateral in a non-interest bearing account up to an amount equal to such Non-Funding Lender’s unfunded Revolving Commitment. Agent may use such amount to pay such Non-Funding Lender’s funding obligations hereunder until the Obligations are paid in full in cash, all Letter of Credit Obligations have been discharged or cash collateralized and all Commitments have been terminated. Any amounts owing by a Non-Funding Lender to Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans. In the event that Agent is holding cash collateral of a Non-Funding Lender that cures pursuant to clause (e) below or ceases to be a Non-Funding Lender pursuant to the definition of Non-Funding Lender, Agent shall return the unused portion of such cash collateral to such Lender.
(e)    Cure. A Lender may cure its status as a Non-Funding Lender under clause (a) of the definition of Non-Funding Lender if such Lender (A) fully pays to Agent, on behalf of the applicable Secured Parties, the Aggregate Excess Funding Amount, plus all interest due thereon and (B) timely funds the next Revolving Loan required to be funded by such Lender or makes the next reimbursement required to be made by such Lender. Any such cure shall not relieve any Lender from liability for breaching its contractual obligations hereunder.
(f)    Fees. A Lender that is a Non-Funding Lender pursuant to clause (a) of the definition of Non-Funding Lender shall not earn and shall not be entitled to receive, and Borrowers shall not be required to pay, such Lender’s portion of the Unused Commitment Fees during the time such Lender is a Non-Funding Lender pursuant to clause (a) thereof. During the period of time that any Letter of Credit Obligations are reallocated, the Letter of Credit Fee payable with respect to such reallocated portion is payable to (i) all Revolving Lenders based on their pro rata share of such reallocation or (ii) to L/C Issuer for any remaining portion not reallocated to any other Revolving Lenders. So long as a Lender is a Non-Funding Lender, the Letter of Credit Fee payable with respect to any Letter of Credit Obligation of any Non-Funding Lender that has not been reallocated pursuant to subsection (b) above shall be payable to the L/C Issuer.
Section 1.19.     Procedures. Agent is hereby authorized by each Credit Party and each other Secured Party to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Loans and other matters incidental thereto. Without limiting the generality of the foregoing, Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion on, E-Systems.
Section 1.20.     Borrower Representative. Symmetry hereby (a) is designated and appointed by each Borrower as its representative and agent on its behalf (the “Borrower Representative”) and (b) accepts such appointment as Borrower Representative, in each case, for the purposes of issuing, delivering or receiving any notices, requests, certificates, instructions and consents under the Loan Documents and taking all other actions on behalf of any Borrower or Borrowers under the Loan Documents. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers. Each warranty, covenant, agreement and undertaking made on behalf of a Borrower by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.
ARTICLE II

BORROWING BASE
Section 2.01.     Eligible Accounts. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its Permitted Discretion. Agent, in its Permitted Discretion, may further adjust the Borrowing Base by applying percentages (known as “liquidity factors”) to Eligible Accounts in a manner consistent with Agent’s underwriting practices and procedures. In addition, Agent reserves the right, from time to time, to adjust any of the applicable criteria and to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its Permitted Discretion, subject to the approval of Required Lenders in the case of adjustments, establishment of new criteria or changes in advance rates which have the effect of making more credit available. “Eligible Accounts” shall mean Accounts of a Credit Party; provided, however, Eligible Accounts shall not include any of the following:
(a)    Ownership. Accounts that are not owned by and payable solely to a Credit Party.
(b)    Past Due Accounts; Selling Terms. Accounts that are not paid within the earlier of 60 days following their respective due dates or 90 days following their respective original invoice dates, or Accounts that have selling terms in excess of 60 days;
(c)    Cross Aged Accounts. Accounts that are the obligations of an Account Debtor if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section;
(d)    Foreign Accounts. Accounts that are the obligations of an Account Debtor located in a foreign country other than Canada;
(e)    Government Accounts. Accounts that are the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof (other than Accounts payable by Medicare, Medicaid, TRICARE or any other Governmental Payor) unless Agent, in its sole discretion, has agreed to the contrary in writing, or the applicable Credit Party has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation;
(f)    Contra Accounts. Accounts (i) owing from any Account Debtor that is also a supplier to or creditor of any Borrower or any Subsidiary, or (ii) representing any manufacturer’s or supplier’s allowances, credits, discounts, incentive plans or similar arrangements entitling any Borrower or any Subsidiary Guarantor to discounts on future purchase therefrom;
(g)    Full Enforcement. Any Account to the extent (i) it is subject to any defense, counterclaim, setoff or dispute asserted as to such Account or (ii) a Credit Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;
(h)    Inter-Company/Affiliate/Employee Accounts. Accounts that arise from a sale to any Affiliate of any Credit Party or to any director, officer, other employee, or to any entity that has any common officer or director with any Credit Party;
(i)    Beneficiary Accounts.     Accounts which are payable solely by an individual beneficiary, recipient or subscriber individually and not directly to a Borrower by a Federal or state healthcare program Account Debtor or commercial medical insurance carrier acceptable to Agent in its Permitted Discretion;
(j)    Concentration Risk. Accounts to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed 20% of all Eligible Accounts;
(k)    Credit Risk. Accounts that (i) are otherwise determined to be unacceptable by Agent in its Permitted Discretion, upon the delivery of prior or contemporaneous notice (oral or written) of such determination to Borrower Representative or (ii) may not be paid due to the financial condition of any Account Debtor;
(l)    Defaulted Accounts; Bankruptcy. Accounts where: (i) the related Account Debtor suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or (ii) a petition is filed by or against the related Account Debtor under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;
(m)    Billing. Accounts that (i) are not fully earned by performance (or otherwise represent a progress billing) or (ii) are not evidenced by an invoice which has been delivered to the Account Debtor;
(n)    Bill and Hold. Accounts that arise with respect to goods that are delivered on a bill-and-hold basis;
(o)    C.O.D. Accounts that arise with respect to goods that are delivered on a cash-on-delivery basis;
(p)    Credit Limit. Accounts to the extent such Account exceeds any credit limit established by Agent, in its Permitted Discretion, following prior notice of such limit by Agent to Borrower Representative;
(q)    Non-Acceptable Currency. Accounts that are payable in any currency other than United States Dollars;
(r)    Other Liens Against Receivables. Accounts that are subject to any right, claim, Lien or other interest of any other Person, other than Liens in favor of Agent, securing the Obligations;
(s)    Conditional Sale. Accounts that arise with respect to goods that are placed on consignment, guarantied sale or other terms by reason of which the payment by the Account Debtor is conditional;
(t)    Judgments, Notes or Chattel Paper. Accounts that are evidenced by a judgment, Instrument or Chattel Paper;
(u)    Not Bona Fide. Accounts that are not true and correct statements of bona fide indebtedness incurred in the amount of such Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;
(v)    Ordinary Course; Sales of Equipment or Bulk Sales. Accounts that do not arise from the sale of goods or the performance of services by a Credit Party in the Ordinary Course of Business, including, without limitation, Sales of Equipment, bulk Sales and Accounts that arise from personal injury claims or from services performed or undertaken in violation of any Requirement of Law;
(w)    Surety Bonds. Accounts arising from or in connection with contracts or projects that are subject to a performance or surety bond; or
(x)    Not First Priority Perfected Lien. Accounts as to which Agent’s Lien thereon, on behalf of itself and the other Secured Parties, is not a first priority perfected Lien.
Section 2.02.     Eligible Inventory. Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Inventory from time to time in its Permitted Discretion. In addition, Agent reserves the right, from time to time, to adjust any of the applicable criteria, to establish new criteria and to adjust advance rates with respect to Eligible Inventory in its Permitted Discretion, subject to the approval of Required Lenders in the case of adjustments, establishment of new criteria or changes in advance rates which have the effect of making more credit available. “Eligible Inventory” shall mean Inventory of a Credit Party; provided, however, Eligible Inventory shall not include any of the following:
(l)    Condition. Inventory that is excess, obsolete, damaged, unsaleable, shopworn, seconds or within six (6) months of its expiration;
(m)    Locations < $100M. Inventory is located at any site if the aggregate book value of Inventory at any such location is less than $100,000;
(n)    Consignment. Inventory that is placed on consignment;
(o)    Off-Site. Inventory that (i) is not located on premises owned, leased or rented by a Credit Party and set forth in the Perfection Certificate or (ii) is stored at a leased location, unless (A) a reasonably satisfactory landlord waiver is delivered to Agent, or (B) Reserves satisfactory to Agent have been established with respect thereto, (iii) is stored with a bailee or warehouseman unless (A) a reasonably satisfactory, acknowledged bailee letter is received by Agent with respect thereto and (B) Reserves satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver is delivered to Agent;
(p)    In-Transit. Inventory that is in transit;
(q)    Customized. Inventory subject to any licensing, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party for the sale or disposition of that Inventory (which consent has not been obtained) or the payment of any monies to any third party upon such sale or other disposition (to the extent of such monies);
(r)    Packing/Shipping Materials. Inventory that consists of packing or shipping materials, or manufacturing supplies;
(s)    Tooling. Inventory that consists of tooling or replacement parts;
(t)    Display. Inventory that consists of display items;
(u)    Returns. Inventory that consists of goods that have been returned by the buyer;
(v)    Freight. Inventory that consists of any costs associated with “freight in” charges in excess of normal freight charges;
(w)    Hazardous Materials. Inventory that consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;
(x)    Un-insured. Inventory that is not covered by casualty insurance reasonably acceptable to Agent;
(y)    Not Owned/Other Liens. Inventory that is not owned by a Credit Party or is subject to Liens other than Permitted Liens described in Section 6.01(b), (c), (d) and (f) (but, for the avoidance of doubt, including Inventory that is subject to a Lien in favor a wholesaler) or rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure a Credit Party’s performance with respect to that Inventory);
(z)    Not Perfected. Inventory that is not subject to a first priority Lien in favor of Agent on behalf of itself and the Secured Parties, except for Liens described in Section 6.01(d) (subject to Reserves);
(aa)    Negotiable Bill of Sale. Inventory that is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except Liens in favor of Agent, on behalf of itself and the Secured Parties;
(bb)    Not Ordinary Course. Inventory (other than raw materials) that is not of a type held for sale in the Ordinary Course of Business of a Credit Party; or
(cc)    Other Inventory. Inventory Agent otherwise deems to be ineligible in its Permitted Discretion.
ARTICLE III

CONDITIONS PRECEDENT
Section 3.01.     Conditions of Initial Loans. The obligation of each Lender to make its initial Loans and of each L/C Issuer to Issue, or cause to be Issued, the initial Letters of Credit hereunder is subject to satisfaction of the conditions set forth on Schedule 3.01, in a manner satisfactory to Agent. For the purpose of determining satisfaction with such conditions, each Lender that has signed and delivered this Agreement shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section unless Agent shall have received written notice from such Lender prior to the Closing Date specifying its objection thereto.
Section 3.02.     Conditions to All Borrowings. Except as otherwise expressly provided herein, no Lender or L/C Issuer is obligated to fund any Loan or incur any Letter of Credit Obligation, if, as of the date thereof:
(d)    Representation or Warranty. Any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were untrue or incorrect in any material respect as of such earlier date), unless waived by the Revolving Required Lenders for purposes of funding any Revolving Loan or incurrence of any Letter of Credit Obligation;
(e)    Default or Event of Default. Any Default or Event of Default has occurred and is continuing or would reasonably be expected to result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligation) unless waived by the Revolving Required Lenders for purposes of funding any Revolving Loan or incurrence of any Letter of Credit Obligation; or
(f)    Maximum Availability. After giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), the Aggregate Revolving Exposure would exceed the Maximum Availability.
The request by Borrower Representative and acceptance by Borrowers of the proceeds of any Loan or the incurrence of any Letter of Credit Obligations shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section have been satisfied and (ii) a reaffirmation by each Credit Party of the granting and continuance of Agent’s Liens, on behalf of itself and Secured Parties, pursuant to the Collateral Documents.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Credit Parties, jointly and severally, represent and warrant to Agent and each Secured Party that the following are, and after giving effect to the Related Transactions will be, true, correct and complete:
Section 4.01.     Corporate Existence and Power. Each Credit Party and each of their respective Subsidiaries: (a) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable; (b) has the power and authority and all governmental licenses, authorizations, Permits, consents and approvals necessary or required to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Loan Documents and the Related Agreements to which it is a party; (c) is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section 4.02.     Corporate Authorization; No Contravention. The execution, delivery and performance by each Credit Party (and any Subsidiary thereof, if applicable) of each Loan Document and Related Agreement to which such Person is party, have been duly authorized by all necessary action, and do not and will not: (a) contravene the terms of any of that Person’s Organization Documents; (b) conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or (c) violate any Requirement of Law in any material respect.
Section 4.03.     Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party or any Subsidiary of any Loan Document or Related Agreement except (a) recordings and filings in connection with the Liens granted to Agent under the Collateral Documents, (b) those obtained or made on or prior to the Closing Date and (c) in the case of any Related Agreement, those which, if not obtained or made, would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section 4.04.     Binding Effect. This Agreement and each other Loan Document and Related Agreement to which any Credit Party or any Subsidiary is a party constitute the legal, valid and binding obligations of each such Person which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
Section 4.05.     Litigation. Except as specifically disclosed in Schedule 4.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of each Credit Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Credit Party, any Subsidiary or any of their respective Properties which: (a) purport to affect or pertain to any Loan Document or Related Agreement, or any transactions contemplated thereby; (b) would reasonably be expected to result in monetary judgment(s) or relief, individually or in the aggregate, in excess of $250,000; or (c) seek an injunction or other equitable relief which would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature is issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of any Loan Document or Related Agreement, or directing that the transactions provided therein not be consummated as provided therein. As of the Closing Date, no Credit Party or any Subsidiary is the subject of an audit or, to each Credit Party’s knowledge, any review or investigation by any Governmental Authority (excluding the IRS and other taxing authorities) concerning the violation or possible violation of any Requirement of Law.
Section 4.06.     No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by any Credit Party or the grant or perfection of Agent’s Liens on the Collateral or the consummation of the Related Transactions. No Credit Party and no Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.
Section 4.07.     ERISA Compliance. Schedule 4.07 sets forth, as of the Closing Date, a complete and accurate list of, and separately identifies, (a) all Title IV Plans, (b) all Multiemployer Plans and (c) all material Benefit Plans. Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies and is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law. Except for those that would not reasonably be expected to result in Liabilities in excess of $500,000 in the aggregate, there are no existing or pending (or to the knowledge of any Credit Party, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Credit Party incurs or otherwise has or could have an obligation or any Liability. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect or the imposition of a Lien on any property of any Credit Party.
Section 4.08.     Margin Regulations. No Credit Party and no Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. None of the Collateral constitutes Margin Stock.
Section 4.09.     Ownership of Property; Liens. Each Credit Party and each of their respective Subsidiaries have, in the case of all Real Estate owned by it, good record and marketable title in fee simple to such Real Estate, or, in the case of any Real Estate leased by it, valid leasehold interests in the case of all Real Estate leased by it, and good and valid title to all owned personal property and valid leasehold interests in all leased personal property, in each instance, necessary or used in the ordinary conduct of their respective businesses, in each case subject to no Liens other than Permitted Liens.
Section 4.10.     Taxes. All federal, state, local and foreign income and franchise and other material Tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all Taxes reflected therein or otherwise due and payable have been paid when due and owing except for those Contested in Good Faith. As of the Closing Date, no Tax Return is under audit or examination by any Governmental Authority, and no notice of any audit or examination or any assertion of any claim for Taxes is given or made by any Governmental Authority. Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the Tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. No Tax Affiliate has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or is a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.
Section 4.11.     Financial Statements; Projections.
(a)    Each of (i) the audited Financial Statements delivered pursuant hereto, and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for each Fiscal Year and (ii) the unaudited Financial Statements delivered pursuant hereto for the fiscal periods covered thereby, in each case: (A) were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, subject to, in the case of the unaudited Financial Statements, normal year-end adjustments and the lack of footnote disclosures; and (B) present fairly in all material respects the consolidated financial condition of the Consolidated Group as of the dates thereof and results of operations for the periods covered thereby, subject, however to any annual non-cash charge on earnings related to impairment of intangible assets determined by Borrowers through impairment testing in the normal course of their business in December of each Fiscal Year, after the succeeding year's budget is finalized (“Intangible Asset Impairment”).
(b)    The pro forma unaudited consolidated balance sheet of the Consolidated Group delivered on the Closing Date was prepared by Credit Parties giving pro forma effect to the funding of the Loans and the Related Transactions, was based on the unaudited consolidated and consolidating balance sheets of the Consolidated Group dated October 27, 2014, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in a manner consistent with GAAP.
(c)    All financial performance projections delivered to Agent represent Borrowers’ good faith estimate of future financial performance and are based on assumptions believed by Borrowers to be fair and reasonable in light of current market conditions although the actual results during the period or periods covered by such projections may differ from the projected results, subject to any Intangible Asset Impairment.
Section 4.12.     Material Adverse Effect. Since December 31, 2013, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in Material Adverse Effect.
Section 4.13.     Indebtedness; Contingent Obligations. Credit Parties and their Subsidiaries have no Indebtedness other than Indebtedness permitted pursuant to Section 6.05 and have no Contingent Obligations other than Contingent Obligations permitted pursuant to Section 6.09.
Section 4.14.     Environmental Matters. Except as set forth in Schedule 4.14 and except where any failures to comply would not reasonably be expected to result in, either individually or in the aggregate, Material Environmental Liabilities to Credit Parties and their Subsidiaries, (a) the operations of each Credit Party and each Subsidiary are and have been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, (b) no Credit Party and no Subsidiary is party to, and no Credit Party and no Subsidiary and no Real Estate currently (or to the knowledge of any Credit Party previously) owned, leased, subleased, operated or otherwise occupied by or for any such Person is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Credit Party, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice relating in any manner to any Environmental Law, provided, however, with respect to Real Estate not owned by any Credit Party or Subsidiary, the representation in this Section 4.14(b) is made to the knowledge of the Credit Parties, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any Property of any Credit Party or any Subsidiary and, to the knowledge of any Credit Party, no facts, circumstances or conditions exist that would reasonably be expected to result in any such Lien attaching to any such Property, (d) no Credit Party and no Subsidiary has caused or suffered to occur a Release of Hazardous Materials at, to or from any Real Estate, (e) to the knowledge of any Credit Party, all Real Estate currently owned, leased, subleased, operated or otherwise occupied by or for any such Credit Party and each Subsidiary is free of contamination by any Hazardous Materials in violation of any Environmental Law and (f) no Credit Party and no Subsidiary (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations in violation of any Environmental Law or (ii) knows of any facts, circumstances or conditions reasonably constituting notice of a violation of any Environmental Law, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act or similar Environmental Laws. Each Credit Party has made available to Agent copies of all existing environmental reports, reviews and audits and all documents pertaining to actual or potential Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody, control or otherwise available to the Credit Parties.
Section 4.15.     Regulated Entities. None of any Credit Party, any Person controlling any Credit Party, or any Subsidiary, is (a) an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under any federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its Obligations under the Loan Documents.
Section 4.16.     Solvency. Both before and after giving effect to (a) any Loan made and any Letter of Credit Issued, (b) the consummation of the Related Transactions and (c) the payment and accrual of all transaction costs in connection with the foregoing, Credit Parties, taken as a whole, and each Borrower, individually, are Solvent.
Section 4.17.     Labor Relations. There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Credit Party, threatened) against or involving any Credit Party or any Subsidiary, except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.17, as of the Closing Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Credit Party or any Subsidiary, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Credit Party or any Subsidiary and (c) no such representative has sought certification or recognition with respect to any employee of any Credit Party or any Subsidiary.
Section 4.18.     Brokers’ Fees; Transaction Fees. Except for fees payable to Agent and Lenders, none of Credit Parties or any of their respective Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the transactions contemplated hereby.
Section 4.19.     Insurance. Schedule 4.19 lists all insurance policies of any nature maintained, as of the Closing Date, including issuers, coverages and deductibles. Each Credit Party and each of their respective Subsidiaries and their respective Properties are insured with the issuer(s) set forth on Schedule 4.19 or other reputable national insurance companies acceptable to Agent which are not Affiliates of Borrowers, in such amounts, with such deductibles and covering such risks and Properties of such Person as those covered by insurance policies as in effect on the Closing Date and set forth on Schedule 4.19.
Section 4.20.     Outstanding Stock. All issued and outstanding Stock and Stock Equivalents of each Credit Party and each Subsidiary are duly authorized and validly issued, fully paid, non-assessable, as applicable, and free and clear of all Liens other than, with respect to the Stock and Stock Equivalents of Borrowers and Subsidiaries of Borrowers, those in favor of Agent, for the benefit of Secured Parties. All such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities.
Section 4.21.     Perfection Certificate. The Perfection Certificate contains a complete and accurate description of (a) the issued and outstanding Stock of each Credit Party and each Subsidiary, (b) a listing of Borrowers and all of their Subsidiaries, (c) a listing of all joint ventures of each Credit Party and its Subsidiaries, (d) each Credit Party’s jurisdiction of organization, legal name organizational identification number, if any, and chief executive office or sole place of business, in each case as of the date hereof and for the five years preceding the Closing Date, (e) the Real Estate, (f) the locations at which each Credit Parties tangible personal property and books and records concerning the Collateral are kept, (g) all Intellectual Property that each Credit Party owns, licenses or otherwise has the right to use and (h) such other information contained therein with respect to Credit Parties and Subsidiaries, as updated in accordance with Schedule 5.01.
Section 4.22.     Government Contracts. Except as set forth in Schedule 4.22, as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party’s Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.
Section 4.23.     Customer and Trade Relations. As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in (a) the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding 12 calendar months caused them to be ranked among the ten largest customers of such Credit Party or (b) the business relationship of any Credit Party with any supplier essential to its operations.
Section 4.24.     Bonding. Except as set forth in Schedule 4.24, as of the Closing Date and as of the date of each update thereto, no Credit Party is a party to or bound by any surety bond agreement, indemnification agreement therefor or bonding requirement with respect to products or services sold by it.
Section 4.25.     Reserved.
Section 4.26.     Reserved.
Section 4.27.     Reserved
Section 4.28.     Full Disclosure. None of the representations or warranties made by any Credit Party or any of their Subsidiaries in the Loan Documents or any exhibit, report, statement or certificate furnished by or on behalf of any Credit Party or any of their Subsidiaries pursuant thereto, as of the date such representations and warranties are made or deemed made, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.
Section 4.29.     Foreign Assets Control Regulations and Anti-Money Laundering. Each Credit Party and each Subsidiary is in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Credit Party and no Subsidiary (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, any Loan Document would be prohibited under U.S. law.
Section 4.30.     Patriot Act. Credit Parties and each of their Subsidiaries are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.
Section 4.31.     Regulatory Matters.
(a)    Schedule 4.31 sets forth, as of the Closing Date, a complete and correct list of all Registrations held by each Credit Party and its Subsidiaries. Such listed Registrations are the only Registrations that are required for the Credit Parties and their Subsidiaries to conduct their respective businesses as presently conducted or as proposed to be conducted. Each Credit Party and its Subsidiaries has, and it and its Products are in conformance with, all Registrations required to conduct its respective businesses as now or currently proposed to be conducted except where the failure to have such Registrations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. To the knowledge of each Credit Party and its Subsidiaries, neither the FDA nor other Governmental Authority is considering limiting, suspending, or revoking such Registrations or changing the marketing classification or labeling or other significant parameters affecting the Products of the Credit Parties or any of their respective Subsidiaries. To the knowledge of each Credit Party and its Subsidiaries, there is no false or misleading information or significant omission in any product application or other submission to the FDA or other Governmental Authority administering Public Health Laws. The Credit Parties and their respective Subsidiaries have fulfilled and performed in all material respects their obligations under each Registration, and no event has occurred or condition or state of facts exists which would constitute a breach or default, or would cause revocation or termination of any such Registration. To the knowledge of each Credit Party and its Subsidiaries, no event has occurred or condition or state of facts exists which would present potential product liability related, in whole or in part, to Regulatory Matters. To the knowledge of each Credit Party and its Subsidiaries, any third party that is a manufacturer or contractor for the Credit Parties or any of their respective Subsidiaries is in compliance with all Registrations required by the FDA or comparable Governmental Authority and all Public Health Laws insofar as they reasonably pertain to the Products of the Credit Parties and their respective Subsidiaries.
(b)    All Products designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, sold or marketed by or on behalf of the Credit Parties or their respective Subsidiaries that are subject to Public Health Laws have been and are being designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, sold and marketed in compliance with the Public Health Laws or any other applicable Requirement of Law, including, without limitation, clinical and non-clinical evaluation, product approval or clearance, premarketing notification, good manufacturing practices, labeling, advertising and promotion, record-keeping, establishment registration and device listing, reporting of recalls and adverse event reporting.
(c)    No Credit Party nor its Subsidiaries is subject to any obligation arising under an administrative or regulatory action, proceeding, investigation or inspection by or on behalf of a Governmental Authority, warning letter, notice of violation letter, consent decree, request for information or other notice, response or commitment made to or with a Governmental Authority with respect to Regulatory Matters, and, to the knowledge of each Credit Party and its Subsidiaries, no such obligation has been threatened. Each Credit Party and its Subsidiaries has made all notifications, submissions, and reports required by any such obligation, and all such notifications, submissions and reports were true, complete, and correct in all material respects as of the date of submission to FDA or any other Governmental Authority. There is no, and there is no act, omission, event, or circumstance of which any Credit Party or any of its Subsidiaries has knowledge that would reasonably be expected to give rise to or lead to, any civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, proceeding or request for information pending against any Credit Party or its Subsidiaries, and, to each Credit Party’s and its Subsidiary’s knowledge, no Credit Party nor its Subsidiaries has any liability (whether actual or contingent) for failure to comply with any Public Health Laws. There has not been any violation of any Public Health Laws by any Credit Party or its Subsidiaries in its product development efforts, submissions, record keeping and reports to the FDA or any other Governmental Authority that could reasonably be expected to require or lead to investigation, corrective action or enforcement, regulatory or administrative action that would reasonably be expected, in the aggregate, have a Material Adverse Effect. To the knowledge of each Credit Party and each of their respective Subsidiaries, there are no civil or criminal proceedings relating to any Credit Party or any of its Subsidiaries or any officer, director or employee of any Credit Party or Subsidiary of any Credit Party that involve a matter within or related to the FDA’s or any other Governmental Authority’s jurisdiction.
(d)    As of the Closing Date, no Credit Party nor its Subsidiaries is undergoing any inspection related to Regulatory Matters, or any other Governmental Authority investigation.
(e)    During the period of three calendar years immediately preceding the Closing Date, no Credit Party nor any Subsidiary of any Credit Party has introduced into commercial distribution any Products manufactured by or on behalf of any Credit Party or any Subsidiary of a Credit Party or distributed any products on behalf of another manufacturer that were upon their shipment by any Credit Party or any of its Subsidiaries adulterated or misbranded in violation of 21 U.S.C. § 331. No Credit Party nor any Subsidiary of any Credit Party has received any notice of communication from any Governmental Authority alleging material noncompliance with any Requirement of Law. No Product has been seized, withdrawn, recalled, detained, or subject to a suspension (other than in the ordinary course of business) of research, manufacturing, distribution, or commercialization activity, and there are no facts or circumstances reasonably likely to cause (i) the seizure, denial, withdrawal, recall, detention, public health notification, safety alert or suspension of manufacturing or other activity relating to any Product; (ii) a change in the labeling of any Product suggesting a compliance issue or risk; or (iii) a termination, seizure or suspension of manufacturing, researching, distributing or marketing of any Product. No proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, revocation, suspension, import detention, or seizure of any Product are pending or, to any Credit Party’s knowledge, threatened against any Credit Party or any of its Subsidiaries.
(f)    No Credit Party nor any Subsidiary of any Credit Party nor any of their respective officers, directors, employees, agents, or contractors have received notice from the FDA or any other Governmental Authority with respect to debarment or disqualification of any Person that would reasonably be expected to have, in the aggregate, a Material Adverse Effect. No Credit Party nor any Subsidiary of any Credit Party nor any of their respective officers, directors, employees, agents or contractors have been convicted of any crime or engaged in any conduct for which debarment is mandated or permitted by 21 U.S.C. § 335a or any similar law. No officer and to the knowledge of each Credit Party and its Subsidiaries, no employee or agent of any Credit Party or its Subsidiaries, has (A) made any untrue statement of material fact or fraudulent statement to the FDA or any other Governmental Authority; (B) failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority; or (C) committed an act, made a statement, or failed to make a statement that would reasonably be expected to provide the basis for the FDA or any other Governmental Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” as set forth in 56 Fed. Reg. 46191 (September 10, 1991).
(g)    No Credit Party nor any Subsidiary of any Credit Party has granted rights to design, develop, manufacture, produce, assemble, distribute, license, prepare, package, label, market or sell its Products to any other Person nor is any Credit Party or any of its Subsidiaries bound by any agreement that affects any Credit Party’s exclusive right to design, develop, manufacture, produce, assemble, distribute, license, prepare, package, label, market or sell its Products.
ARTICLE V

AFFIRMATIVE COVENANTS
Each Credit Party covenants and agrees that until Final Satisfaction:
Section 5.01.     Financial Statements, Certificates and Other Reports. Each Credit Party shall maintain, and shall cause each Subsidiary to maintain, books and records and a system of accounting established and administered in accordance with sound business practices and in conformity with GAAP (provided that monthly financial statements shall not be required to have footnote disclosures and are subject to normal year-end adjustments). The Borrowers shall deliver to Agent and each Lender by Electronic Transmission and in detail reasonably satisfactory to Agent and the Required Lenders each of the reports described on Schedule 5.01 as set forth thereon, in each case certified by a Responsible Officer of Borrower Representative.
Section 5.02.     Appraisals. Upon Agent’s request, from time to time, Agent may obtain appraisals, in form and substance and from appraisers reasonably satisfactory to Agent, stating (i) the then Net Orderly Liquidation Value, or such other value as determined by Agent, of all or any portion of the Inventory and (ii) the fair market value, or such other value as determined by Agent (including replacement cost for purposes of Flood Insurance), of any owned Real Estate, including any appraisal required to comply with FIRREA; provided, that Credit Parties shall only be obligated to reimburse Agent for the expenses of such appraisals occurring once per year or more frequently so long as an Event of Default has occurred and is continuing.
Section 5.03.     Notices. Borrowers shall notify promptly (and in no event later than five Business Days after a Responsible Officer becomes aware thereof) Agent and each Lender by Electronic Transmission of:
(a)    Default; Event of Default. The occurrence or existence of any Default or Event of Default, or any event or circumstance that could reasonably be expected to become a Default or Event of Default;
(b)    Breach. Any breach or nonperformance of, or any default under, any Contractual Obligation of any Credit Party or any Subsidiary, or any violation of, or non-compliance with, any Requirement of Law, which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect;
(c)    Proceeding. The commencement of, or any material development in, any litigation or proceeding affecting any Credit Party or any Subsidiary of any Credit Party or its respective Property (i) in which the amount of damages claimed is $500,000 (or its equivalent in another currency or currencies) or more, (ii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any other Loan Document, (iii) alleges potential or actual violations of any Public Health Law by any Credit Party or any Subsidiary of any Credit Party or any of its employees, or (iv) if adversely determined, would reasonably be expected to have a Material Adverse Effect;
(d)    Reserved.
(e)    Liens. Any Credit Party shall have knowledge, or received notice, of any Lien on any Property of any Credit Party other than Permitted Liens;
(f)    Environmental. (i) The receipt by any Credit Party of any notice of violation of or potential liability or similar notice under Environmental Law, (ii)(A) unpermitted Releases, (B) the existence of any condition that could reasonably be expected to result in violations of or Liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or Liability under any Environmental Law which in the case of clauses (A), (B) and (C) above, in the aggregate for all such clauses, would reasonably be expected to result in Material Environmental Liabilities, (iii) the receipt by any Credit Party of notification that any Property of any Credit Party is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iv) any other event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in Material Environmental Liabilities;
(g)    Material Adverse Effect. Subsequent to the date of the most recent audited financial statements delivered to Agent and Lenders pursuant to this Agreement, any event, change, circumstance or occurrence (including any violation of or liability under ERISA or any other Requirement of Law and any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption) that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;
(h)    Financial Reporting Change. Any material change in accounting policies or financial reporting practices by any Credit Party or any Subsidiary;
(i)    Subsidiary; Stock. The creation, establishment or acquisition of any Subsidiary or the issuance by or to any Credit Party of any Stock or Stock Equivalent (other than issuances by Symmetry of Stock or Stock Equivalents not requiring a mandatory prepayment hereunder);
(j)    Tax. (i) The creation, or filing with the IRS or any other Governmental Authority, of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any income or franchise or other material Taxes with respect to any Tax Affiliate and (ii) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any material adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise; and
(k)    Regulatory. (i) any notice that the FDA or any other similar Governmental Authority is limiting, suspending or revoking any Registration, changing the market classification, distribution pathway or parameters, or labeling of the Products of the Credit Parties or their respective Subsidiaries, or considering any of the foregoing; (ii) any Credit Party or any of its Subsidiaries becoming subject to any administrative or regulatory action, inspection, Form FDA 483 observation, warning letter, notice of violation letter, or other notice, response or commitment made to or with the FDA or any comparable Governmental Authority, or any Product of any Credit Party or any of its Subsidiaries being seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing, or the commencement of any proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention, or seizure of any Product are pending or threatened against the Credit Parties or their respective Subsidiaries; (iii) any voluntary withdrawal or recall of any Product by any Credit Party or any of its Subsidiaries in an aggregate amount of $500,000 or which would, in the aggregate, have a Material Adverse Effect; (iv) the pending or threatened imposition of any material fine or penalty by any Governmental Authority under any Public Health Law against any Credit Party or any Subsidiary of any Credit Party; (v) any changes in any Public Health Law (including the adoption of a new Public Health Law) known to any Credit Party or any Subsidiary or any Credit Party that would reasonably be expected to have, in the aggregate, a Material Adverse Effect; (vi) notice of any Credit Party’s or any of their Subsidiaries’ fees in excess of $500,000 being contested or disputed; and (vii) notice of the occurrence of any reportable event as defined in any corporate integrity agreement, corporate compliance agreement or deferred prosecution agreement pursuant to which any Credit Party or any Subsidiary of any Credit Party has to make a submission to any Governmental Authority or other Person under the terms of such agreement, if any.
Each notice pursuant to this Section shall be delivered by Electronic Transmission, accompanied by a statement by a Responsible Officer of Borrower Representative, setting forth details of the occurrence referred to therein (including, if applicable, each clause or provision of any Loan Document that have been breached or violated), and stating what action Borrowers or other Person propose to take with respect thereto and at what time.
Section 5.04.     Preservation of Corporate Existence, Etc. Each Credit Party shall, and shall cause each of its Subsidiaries to:
(a)    preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except as permitted by Section 6.03; and
(b)    preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section 5.05.     Maintenance of Property. Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and shall make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section 5.06.     Insurance.
(a)    Requirements. Each Credit Party shall, and shall cause each of its Subsidiaries to, (i) maintain in full force and effect all policies of insurance of any kind with respect to the Property and businesses of Credit Parties and such Subsidiaries (including policies of life, fire, theft, product liability, public liability, Flood Insurance (other than Real Estate not located in a Special Flood Hazard Area), property damage, other casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance) with the issuer(s) set forth on Schedule 4.19 or other reputable national insurance companies acceptable to Agent which are not Affiliates of Borrowers, in such amounts, with such deductibles and covering such risks and Properties of such Person as those covered by insurance policies as in effect on the Closing Date and set forth on Schedule 4.19 and (ii) cause all such insurance relating to any Property or business of any Credit Party to name Agent as additional insured or lenders loss payee as agent for Lenders, as appropriate. All policies of insurance on real and personal Property of Credit Parties will contain an endorsement, in form and substance acceptable to Agent, showing loss payable to Agent (Form CP 1218 or equivalent and naming Agent as lenders loss payee as agent for Lenders) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Agent, will provide that the insurance companies will give Agent at least 45 days’ prior written notice before any such policy or policies of insurance is altered or canceled and that no act or default of Credit Parties or any other Person shall affect the right of Agent to recover under such policy or policies of insurance in case of loss or damage. Each Credit Party shall direct all present and future insurers under its “All Risk” policies of property insurance to pay all proceeds payable thereunder directly to Agent. If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and Agent jointly, Agent may endorse such Credit Party’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent reserves the right at any time, upon review of each Credit Party’s risk profile, to require additional forms and limits of insurance. Within forty-five days after written notice from Agent to Credit Parties that any Real Estate is located in a Special Flood Hazard Area, Credit Parties shall satisfy the Federal Flood Insurance requirements.
(b)    Agent’s Right to Purchase. Unless Credit Parties provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Credit Parties’ expense to protect Agent’s and Lenders’ interests in Credit Parties’ and their Subsidiaries’ Properties. This insurance need not protect Credit Parties’ and their Subsidiaries’ interests. The coverage that Agent purchases may not pay any claim that any Credit Party or any Subsidiary makes or any claim that is made against such Credit Party or any Subsidiary in connection with said Property. Borrowers may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that insurance has been obtained as required by this Agreement. If Agent purchases insurance, Credit Parties will be responsible for the costs of that insurance, including interest and any other charges Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall be added to the Obligations. The costs of the insurance may be more than the cost of insurance Credit Parties may be able to obtain on their own.
(c)    Settlement. Credit Parties appoint Agent as their attorney-in-fact to settle or adjust all property damage claims under its casualty insurance policies; provided, that such power of attorney shall only be exercised so long as an Event of Default has occurred and is continuing. Agent shall have no duty to exercise such power of attorney, but may do so at its discretion.
Section 5.07.     Compliance with Laws. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law and Permits (including without limitation, all Registrations) of any Governmental Authority having jurisdiction over it, its business or its Products, except where such failures to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Without limiting the generality of the foregoing, each Credit Party and its Subsidiaries shall comply with all Public Health Laws and their implementation by any applicable Governmental Authority and all lawful requests of any Governmental Authority applicable to its Products. All Products developed, manufactured, tested, distributed or marketed by or on behalf of any Credit Party or any of its Subsidiaries that are subject to the jurisdiction of the FDA or comparable Governmental Authority shall be developed, tested, manufactured, distributed and marketed in compliance with the Public Health Laws and any other Requirements of Law, including, without limitation, product approval or premarket notification, good manufacturing practices, labeling, advertising, record-keeping, and adverse event reporting, and have been and are being tested, investigated, distributed, marketed, and sold in compliance with Public Health Laws and all other Requirements of Law.
Section 5.08.     Inspection of Property and Books and Records. Each Credit Party shall, and shall cause each of its Subsidiaries to, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and Agent shall have access at any and all times during the continuance thereof): (a) provide access to such property to Agent and any of its Related Persons, as frequently as Agent determines to be appropriate; and (b) permit Agent and any of its Related Persons to conduct field examinations, audit, inspect and make extracts and copies (or take originals if reasonably necessary) from all of such Credit Party’s books and records, and evaluate and make physical verifications of the Inventory and other Collateral in any manner and through any medium that Agent considers advisable, in each instance, at Credit Parties’ expense; provided Credit Parties shall only be obligated to reimburse Agent for the expenses for three (3) such field examinations, audits and inspections per year, or more frequently if an Event of Default has occurred and is continuing. Any Lender may accompany Agent or its Related Persons in connection with any inspection at such Lender’s expense.
Section 5.09.     Use of Proceeds. Borrowers shall use the proceeds of the Loans solely as follows: (a) to pay certain costs and expenses required to be paid on the Closing Date in connection with the incurrence of the Obligations and the consummation of the Related Transactions in an aggregate amount not to exceed $5,000,000 and (b) for working capital, capital expenditures and other general corporate purposes not in contravention of any Requirement of Law and not in violation of this Agreement. Borrowers shall not use any proceeds of the Loans to finance or refinance the purchase or carry of Margin Stock.
Section 5.10.     Cash Management Systems. Each Credit Party shall enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements providing for “full” cash dominion with respect to each deposit, securities, commodity or similar account maintained by such Person (other than (i) any payroll account so long as such payroll account is a zero balance account, (ii) zero balance disbursement accounts, and (iii) withholding tax and fiduciary accounts). In addition, at Agent’s request, Credit Parties will enter into Control Agreements providing for springing cash dominion over disbursement accounts as of and after the Closing Date, except as set forth in the preceding sentence. At any time the then outstanding principal balance of the Revolving Loans is equal to or exceeds $2,500,000, the Credit Parties shall not maintain cash on deposit in disbursement accounts in an aggregate amount in excess of the sum of: (i) outstanding checks and wire transfers payable from such accounts, plus (ii) amounts necessary to meet minimum balance requirements, plus (iii) $150,000.
Section 5.11.     Further Assurances.
(e)    Each Credit Party shall ensure that all written information, exhibits and reports furnished to Agent or Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to Agent and Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.
(f)    Promptly upon request by Agent, Credit Parties shall (and, subject to the limitations set forth herein and in the Collateral Documents, shall cause each of their Subsidiaries to) take such additional actions and execute such documents as Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of any Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to Secured Parties the rights granted or now or hereafter intended to be granted to Secured Parties under any Loan Document.
(g)    Without limiting the generality of the foregoing, Credit Parties shall cause each of their Domestic Subsidiaries (other than Excluded Domestic Subsidiaries) and Foreign Subsidiaries (other than Excluded Foreign Subsidiaries), promptly after formation or acquisition thereof, to guaranty the Obligations and shall, and shall cause each such Subsidiary, to grant to Agent, for the benefit of Secured Parties, a security interest in, subject to the limitations hereinafter set forth, all of such Subsidiary’s Property, whether not existing or hereinafter acquired, to secure the Obligations and with respect to any Real Estate with a fair market value in excess of $500,000, within 30 days after the Closing Date or any acquisition thereof, as applicable, such Person shall execute and/or deliver, or cause to be executed and/or delivered, to Agent, the Mortgage Supporting Documents. Each Credit Party shall, and shall cause each of its Domestic Subsidiaries (other than Excluded Domestic Subsidiaries) to, pledge all of the Stock and Stock Equivalents of each of its Domestic Subsidiaries (other than Excluded Domestic Subsidiaries) and Foreign Subsidiaries (other than Excluded Foreign Subsidiaries) and 65% of the outstanding voting Stock and Stock Equivalents and 100% of the outstanding non-voting Stock and Stock Equivalents of each of Excluded Foreign Subsidiary directly owned by a Credit Party and each Excluded Domestic Holdcos directly owned by a Credit Party, in each instance, to Agent, for the benefit of Secured Parties, to secure the Obligations, promptly after formation or acquisition of such Subsidiary. In connection with each pledge of Stock and Stock Equivalents, Credit Parties shall deliver, or cause to be delivered, to Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank.
Section 5.12.     Environmental Matters. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with, and maintain its Real Estate, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance) or that is required by orders and directives of any Governmental Authority except where the failure to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Environmental Liability. Without limiting the foregoing, if an Event of Default is continuing or if Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Credit Party or any Subsidiary or that there exist any Environmental Liabilities, then each Credit Party shall, promptly upon receipt of request from Agent, cause the performance of, and allow Agent and its Related Persons access to such Real Estate for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as Agent may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent.
Section 5.13.     Landlord Agreements. Each Credit Party shall use commercially reasonable efforts to obtain a landlord agreement or bailee or mortgagee waivers, as applicable, each in form and substance satisfactory to Agent in its Permitted Discretion, from the lessor of each leased property, bailee in possession of any Collateral or mortgagee of any owned property with respect to each location where any Collateral is stored or located.
ARTICLE VI

NEGATIVE COVENANTS
Each Credit Party covenants and agrees that until Final Satisfaction, no Credit Party shall, and no Credit Party shall suffer or permit any Subsidiary, directly or indirectly, to:
Section 6.01.     Limitation on Liens. Make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):
(d)    any Lien existing on the Property of a Credit Party or a Subsidiary on the Closing Date and set forth in Schedule 6.01 securing Indebtedness outstanding on such date and permitted by Section 6.05(c), including replacement Liens on the Property currently subject to such Liens securing Indebtedness permitted by Section 6.05(c);
(e)    any Lien created under any Loan Document;
(f)    Liens for Taxes (i) which are not past due or remain payable without penalty, or (ii) the nonpayment of which is being contested in good faith by appropriate proceedings diligently prosecuted which stay the filing or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person and the aggregate Liabilities secured by such Lien do not exceed $250,000;
(g)    carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising by operation of law, in the Ordinary Course of Business, which are not past due or remain payable without penalty or which are being Contested in Good Faith;
(h)    Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) disclosed on Schedule 4.24 or to secure liability to insurance carriers, in an aggregate amount pursuant to this clause not to exceed $250,000;
(i)    Liens (other than for payment of Taxes) arising out of judgments, attachments or awards not resulting in an Event of Default;
(j)    easements, rights of way, zoning and other restrictions, minor defects or other irregularities in title, and other similar encumbrances incurred in the Ordinary Course of Business which, either individually or in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere in any material respect with the ordinary conduct of the businesses of any Credit Party or any Subsidiary;
(k)    Liens on any Property acquired or held by any Credit Party or any Subsidiary securing Indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring such Property but subject to the dollar limitation in Section 6.05(d); provided that (i) any such Lien attaches to such Property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the Property so acquired in such transaction and the proceeds thereof, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such Property;
(l)    Liens securing Capital Lease Obligations permitted under Section 6.05(d);
(m)    any interest or title of a lessor or sublessor under any lease permitted by this Agreement;
(n)    Liens evidenced by precautionary uniform commercial code financing statements with respect to any true lease permitted by this Agreement;
(o)    non-exclusive licenses and sublicenses granted by a Credit Party and leases or subleases (by a Credit Party as lessor or sublessor) to third parties in the Ordinary Course of Business;
(p)    Liens in favor of collecting banks arising by operation of law under Section 4-210 of the Uniform Commercial Code or, with respect to collecting banks located in the State of New York, under Section 4-208 of the Uniform Commercial Code;
(q)    Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits; and
(r)    Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business.
Section 6.02.     Disposition of Assets. Sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property or enter into any agreement to do any of the foregoing, except:
(l)    dispositions to any Person other than an Affiliate of a Credit Party of inventory, or worn out or surplus equipment, all in the Ordinary Course of Business;
(m)    dispositions (other than of any Stock or any Credit Party or any Subsidiary thereof or any Accounts of any Credit Party) not otherwise permitted hereunder which are made for fair market value so long as Borrowers make any mandatory prepayment in the amount of the Net Proceeds of such disposition if and to the extent required by Section 1.13; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) not less than 75% of the aggregate sales price from such disposition shall be paid in cash, (iii) the aggregate fair market value of all assets so sold by Credit Parties and their Subsidiaries, together, shall not exceed in any Fiscal Year $500,000 and (iv) after giving effect to such disposition, Credit Parties are in compliance on a pro forma basis with the covenants set forth in Article VII;
(n)    (i) dispositions of Cash Equivalents in the Ordinary Course of Business made to a Person that is not an Affiliate of any Credit Party and (ii) conversions of Cash Equivalents into cash or other Cash Equivalents; and
(o)    transactions permitted under Section 6.01(l).
Section 6.03.     Consolidations and Mergers. Merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except upon not less than five Business Days prior written notice to Agent, (a) any Subsidiary that is a Credit Party may merge with, or dissolve or liquidate into, a Borrower or another Subsidiary that is a Credit Party, (b) any Subsidiary that is not a Credit Party may merge with, or dissolve or liquidate into, a Borrower or a Wholly-Owned Subsidiary which is a Domestic Subsidiary, provided that (i) such Borrower or such Wholly-Owned Subsidiary is the continuing or surviving entity and (ii) all actions required to maintain perfected Liens on the Stock of the surviving entity and other Collateral in favor of Agent have been completed, and (c) any Foreign Subsidiary may merge with or dissolve or liquidate into another Foreign Subsidiary provided if a Foreign Subsidiary that is not an Excluded Foreign Subsidiary is a constituent entity in such merger, dissolution or liquidation, such Foreign Subsidiary that is not an Excluded Foreign Subsidiary shall be the continuing or surviving entity.
Section 6.04.     Acquisitions; Loans and Investments. Purchase or acquire, or make any commitment to purchase or acquire any Stock or Stock Equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary; make or commit to make any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including by way of merger, consolidation or other combination; or make or purchase, or commit to make or purchase, any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including a Borrower, any Affiliate of a Borrower or any Subsidiary (each an “Investment”), except for:
(a)    Investments in cash and Cash Equivalents;
(b)    Investments consisting of (i) extensions of credit or capital contributions by any Credit Party to or in any other then existing Credit Party or (ii) extensions of credit by a Borrower or any other Credit Party to or in any then existing Foreign Subsidiaries not to exceed $1,000,000 in any Fiscal Year, and $3,000,000 in the aggregate at any time outstanding for all such extensions of credit; provided, that (A) if any Credit Party executes and delivers to any Borrower a note (collectively, the “Intercompany Notes”) to evidence any Investments described in the foregoing clauses (i) and (ii), that Intercompany Note shall be pledged and delivered to Agent pursuant to the Guaranty and Security Agreement as additional collateral security for the Obligations; (B) each Borrower shall accurately record all intercompany transactions on its books and records; and (C) at the time any such intercompany loan or advance is made by any Borrower to any other Credit Party and after giving effect thereto, each such Borrower shall be Solvent;
(c)    Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to Section 6.02(b);
(d)    Investments acquired in connection with the settlement of delinquent Accounts in the Ordinary Course of Business or in connection with the bankruptcy or reorganization of suppliers or customers;
(e)    Investments existing on the Closing Date and set forth in Schedule 6.04;
(f)    loans or advances to employees permitted under Section 6.06; and
(g)    Permitted Acquisitions.
Section 6.05.     Limitation on Indebtedness. Create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:
(d)    the Obligations;
(e)    Indebtedness consisting of Contingent Obligations described in clause (j) of the definition of Indebtedness and permitted pursuant to Section 6.09;
(f)    Indebtedness existing on the Closing Date and set forth in Schedule 6.05 including Permitted Refinancings thereof;
(g)    Indebtedness not to exceed $1,000,000 in the aggregate at any time outstanding, consisting of Capital Lease Obligations or secured by Liens permitted by Section 6.01(h) and Permitted Refinancings thereof;
(h)    unsecured intercompany Indebtedness permitted pursuant to Section 6.04(b).
Section 6.06.     Employee Loans and Transactions with Affiliates. Enter into any transaction with any Affiliate of a Borrower or of any such Subsidiary, except:
(a)    as expressly permitted by this Agreement; or
(b)    in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Credit Party or such Subsidiary upon fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of a Borrower or such Subsidiary and which are disclosed in writing to Agent;
(c)    loans or advances to employees of Credit Parties for travel, entertainment and relocation expenses and other ordinary business purposes in the Ordinary Course of Business not to exceed $250,000 in the aggregate outstanding at any time;
(d)    non-cash loans or advances made by Borrowers to employees of Credit Parties that are simultaneously used by such Persons to purchase Stock or Stock Equivalents of Symmetry; and
(e)    all such transactions existing as of the Closing Date are described in Schedule 6.06.
Section 6.07.     Fees and Compensation. Pay any management, consulting or similar fees to any Affiliate of any Credit Party or to any officer, director or employee of any Credit Party or any Affiliate of any Credit Party, or pay or reimburse any of its Affiliates (other than a Credit Party) for any costs, expenses and similar items, except:
(a)    payment of reasonable compensation to officers and employees for actual services rendered to Credit Parties and their Subsidiaries in the Ordinary Course of Business; and
(b)    payment of directors’ fees and reimbursement of actual out-of-pocket expenses in the Ordinary Course of Business incurred in connection with attending board of director meetings.
Section 6.08.     Margin Stock; Use of Proceeds. Use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of any Credit Party or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.
Section 6.09.     Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligations except in respect of the Obligations and except:
(d)    endorsements for collection or deposit in the Ordinary Course of Business;
(e)    Contingent Obligations existing as of the Closing Date and listed in Schedule 6.09, including extension and renewals thereof which do not increase the amount of such Contingent Obligations or impose materially more restrictive or adverse terms on Credit Parties or their Subsidiaries as compared to the terms of the Contingent Obligation being renewed or extended;
(f)    Indemnification obligations in favor of (i) sellers in connection with Acquisitions permitted hereunder, (ii) purchasers in connection with dispositions permitted under Section 6.02(b) and (iii) title insurers to cause such title insurers to issue to Agent title insurance policies;
(g)    Contingent Obligations in an aggregate amount outstanding at any time not to exceed $250,000; and
(h)    Guaranties made in the Ordinary Course of Business of obligations of any Credit Party, which obligations are otherwise permitted hereunder; provided that if such obligation is subordinated to the Obligations, such guaranty shall be subordinated to the same extent.
Section 6.10.     Restricted Payments. Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Stock or Stock Equivalent, purchase, redeem or otherwise acquire for value any Stock or Stock Equivalent now or hereafter outstanding or make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, subordinated Indebtedness (each, a “Restricted Payment”); except that
(h)    any Wholly-Owned Subsidiary of a Borrower may declare and pay dividends to a Borrower or any Wholly-Owned Subsidiary of a Borrower,
(i)    any Credit Party may declare and make dividend payments or other distributions payable solely in its Stock or Stock Equivalents;
(j)    Borrowers may redeem from officers, directors and employees Stock and Stock Equivalents provided the following conditions are satisfied: (i) no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment; (ii) after giving effect to such Restricted Payment, Credit Parties are in pro forma compliance with the covenants set forth in Article VII; (iii) the aggregate Restricted Payments permitted in any Fiscal Year of Borrowers shall not exceed $250,000; and (iv) after giving effect to such Restricted Payment, Availability plus unrestricted cash and Cash Equivalents of the Credit Parties’ maintained in a deposit account subject to a Control Agreement is not less than $2,000,000; and
(k)    the Borrowers may make distributions to its shareholders in an amount not to exceed 25% of Excess Cash Flow in any Fiscal Year provided the following conditions are satisfied:
(i)    no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment,
(ii)    both before and after giving effect to such Restricted Payment, Availability plus unrestricted cash and Cash Equivalents of the Credit Parties’ maintained in a deposit account subject to a Control Agreement is equal to or greater than $5,000,000;
(iii)    after giving effect to such Restricted Payment, the Credit Parties are in compliance on a pro forma basis with the covenants set forth in Article VII, recomputed for the most recent month for which financial statements have been delivered;
(iv)    within five (5) Business Days after the annual financial statements and corresponding Compliance Certificate are required to be delivered pursuant to Section 5.01 hereof, Borrowers shall have delivered to Agent an Excess Cash Flow Certificate duly executed and completed by the chief financial officer or a financial executive officer of Borrower Representative, and
(v)    no later than ten Business Days prior to making such Restricted Payment, Agent shall have received a certificate of a Responsible Officer of the Borrower Representative certifying as to the foregoing.
Section 6.11.     Change in Business. Engage in any line of business substantially different from those lines of business carried on by it on the Closing Date.
Section 6.12.     Change in Structure. Except as expressly permitted under Section 6.03, make any material changes in its equity capital structure, issue any Stock or Stock Equivalents or amend any of its Organization Documents in any material respect and, in each case, in any respect adverse to Agent or Lenders.
Section 6.13.     Changes in Accounting, Name or Jurisdiction of Organization. (a) Make any significant change in accounting treatment or reporting practices, except as required by GAAP and in compliance with Section 12.04, (b) change the Fiscal Year or method for determining Fiscal Quarters of any Credit Party or of any consolidated Subsidiary, (c) change its name as it appears in official filings in its jurisdiction of organization or (d) change its jurisdiction of organization, in the case of clauses (c) and (d), without at least 20 days’ prior written notice to Agent and the acknowledgement of Agent that all actions required by Agent to continue the perfection of its Liens have been completed.
Section 6.14.     Reserved.
Section 6.15.     No Negative Pledges. (i) Restrict or limit the ability of any Credit Party or Subsidiary to pay dividends or make any other distribution on any of such Credit Party’s or Subsidiary’s Stock or Stock Equivalents or to pay fees, including management fees, or make other payments and distributions to a Borrower or any other Credit Party; (ii) enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of Agent, except in connection with any document or instrument governing Liens permitted pursuant to Section 6.01(h) and Section 6.01(i) provided that any such restriction contained therein relates only to the asset or assets subject to such permitted Liens.
Section 6.16.     Issuances of Stock. Issue any Stock or Stock Equivalents if such issuance would result in an Event of Default under Section 8.01(j).
Section 6.17.     Sale-Leasebacks. Engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets.
Section 6.18.     Hazardous Materials. Cause or suffer to exist any Release of any Hazardous Material at, to or from any Real Estate that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any Real Estate (whether or not owned by any Credit Party or any Subsidiary), other than such violations, Environmental Liabilities and effects that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 6.19.     Prepayments of Other Indebtedness. Purchase, redeem, defease or prepay any portion of, or any interest with respect to, any Indebtedness prior to its scheduled maturity, other than (a) the Obligations, (b) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in a transaction permitted hereunder, (c) a Permitted Refinancing of Indebtedness permitted under Section 6.05(c) or (d), (d) prepayments of other Indebtedness so long as the amounts prepaid do not exceed $500,000 in the aggregate, and (e) prepayment of intercompany Indebtedness to Credit Parties.
Section 6.20.     OFAC; Patriot Act. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to fail to comply with the laws, regulations and executive orders referred to in Sections 4.29 and 4.30.
ARTICLE VII

FINANCIAL COVENANTS
Each Credit Party covenants and agrees that until Final Satisfaction:
Section 7.01.     Fixed Charge Coverage Ratio. Credit Parties shall not permit the Fixed Charge Coverage Ratio for the 12 fiscal month period (or such shorter period commencing on March 31, 2015) ending on any date set forth below to be less than the minimum ratio set forth in the table below opposite such date:

Date	Minimum Fixed Charge Coverage Ratio
March 31, 2015,
and each Fiscal Quarter thereafter	1.25 to 1.00

Section 7.02.     Minimum Liquidity. Credit Parties shall not permit Availability plus unrestricted cash and Cash Equivalents of the Credit Parties’ maintained in a deposit account subject to a Control Agreement at any time to be less than $1,500,000.
ARTICLE VIII

EVENTS OF DEFAULT
Section 8.01.     Events of Default. Any of the following shall constitute an “Event of Default”:
(c)    Non-Payment. Any Credit Party fails (i) to pay when due any amount of principal of, or interest on, any Loan, including after maturity of the Loans, or any L/C Reimbursement Obligation or (ii) to pay within three Business Days after the same shall become due, any fee or any other amount payable under any Loan Document;
(d)    Representation or Warranty. (i) Any representation, warranty or certification by or on behalf of any Credit Party or any of its Subsidiaries made or deemed made in Loan Document, or which is contained in any certificate, document or financial or other statement by any such Person, or their respective Responsible Officers, furnished at any time under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made, or (ii) any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than (A) inadvertent, immaterial errors not exceeding $500,000 in the aggregate in any Borrowing Base Certificate, (B) errors understating the Borrowing Base and (C) errors occurring when Availability continues to exceed $5,000,000 after giving effect to the correction of such errors);
(e)    Specific Defaults. Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of the Fee Letter, 5.01, 5.03(a), 5.03(k), 5.06, 5.08, 5.09, 5.10 or 10.08(d) or Article VI or VII;
(f)    Other Defaults. Any Credit Party or Subsidiary fails to perform or observe any other term, covenant or agreement contained in any Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) the date upon which a Responsible Officer of any Credit Party becomes aware of such default and (ii) the date upon which written notice thereof is given to Borrower Representative by Agent or Required Lenders;
(g)    Cross Default. Any Credit Party or any Subsidiary fails to make any payment when due or to perform or observe any other condition or covenant, or any other default or event of default shall occur or condition exist, under any agreement or instrument relating to any Indebtedness (other than the Obligations) or Contingent Obligation (other than the Obligations), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $500,000 and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure;
(h)    Insolvency; Voluntary Proceedings. A Borrower, individually, ceases or fails, or Credit Parties and their Subsidiaries on a consolidated basis, cease or fail, to be Solvent, or any Credit Party or any Subsidiary: (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing;
(i)    Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Credit Party or any Subsidiary, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) any Credit Party or Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the application for, or any Credit Party or any Subsidiary acquiesces in, the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business;
(j)    Judgments. One or more judgments, orders, decrees or arbitration awards shall be entered against any Credit Party or any Subsidiary, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Credit Party or any Subsidiary to enforce any such judgment and such judgment either (i) involving in the aggregate a liability of $500,000 or more (excluding amounts covered by insurance to the extent the relevant independent third party insurer has not denied coverage therefor) or (ii) is for injunctive relief and could reasonably be expected to result in a Material Adverse Effect;
(k)    Collateral. Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party or any Subsidiary party thereto or any Credit Party or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens;
(l)    Change in Control. A Change in Control shall have occurred;
(m)    ERISA. An ERISA Event shall have occurred that, when taken together with all other such ERISA Events, would reasonably be expected to result in liability of any Credit Party (including any liability arising indirectly from its ERISA Affiliates) in an aggregate amount exceeding $500,000;
(n)    Regulatory Matters. (i) the FDA or any other Governmental Authority initiates enforcement action against any Credit Party or any of its Subsidiaries, or any suppliers that causes such Credit Party or Subsidiary to recall, withdraw, remove or discontinue marketing any of its Products which could reasonably be expected to result in an aggregate liability and expense to the Credit Parties and their Subsidiaries of $500,000 or more; (ii) the FDA or any other Governmental Authority issues a warning letter to any Credit Party or any of its Subsidiaries with respect to any Regulatory Matter which would reasonably be expected, in the aggregate, to have a Material Adverse Effect; (iii) any Credit Party or any of its Subsidiaries conducts a mandated or voluntary recall which could reasonably be expected to result in an aggregate liability and expense to the Credit Parties and their Subsidiaries of $500,000 or more; or (iv) any Credit Party or any of its Subsidiaries enters into a settlement agreement with the FDA or any other Governmental Authority that results in an aggregate liability as to any single or related series of transactions, incidents or conditions, of $500,000 or more, or that would reasonably be expected to have a Material Adverse Effect;
(o)    Criminal Matters. (i) Any Credit Party or any Subsidiary of any Credit Party or (ii) any Person who is an officer or director of any Credit Party or any Subsidiary of any Credit Party, is criminally indicted or convicted of a crime arising out of or in connection with the business of any Credit Party or any Subsidiary of any Credit Party; or
(p)    Damage; Casualty. Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at facilities of Credit Parties affecting more than 25% of Borrowers’ EBITDA for the Fiscal Year preceding such event and such cessation or curtailment continues for more than 30 days.
Section 8.02.     Remedies. Upon the occurrence and during the continuance of any Event of Default, Agent may and shall at the request of the Required Lenders:
(h)    declare all or any portion of the Commitment of each Lender to make Loans or of L/C Issuer to Issue Letters of Credit to be suspended or terminated, whereupon such Commitments shall forthwith be suspended or terminated;
(i)    declare all or any portion of the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Credit Party; and/or
(j)    exercise on behalf of itself and Secured Parties all rights and remedies available under the Loan Documents or applicable law;
provided, however, that upon the occurrence of any event specified in Section 8.01(f) or (g) above (in the case of clause (i) of Section 8.01(g), upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans and the obligation of L/C Issuer to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Agent, any Lender or L/C Issuer.
Section 8.03.     Rights Not Exclusive. The rights provided for in the Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.
Section 8.04.     Cash Collateral for Letters of Credit. If an Event of Default has occurred and is continuing or this Agreement (or the Revolving Commitment) is terminated for any reason, or if otherwise required by the terms hereof, Agent may, and upon request of Required Lenders, shall, demand (which demand shall be deemed to have been delivered automatically upon any acceleration of the Loans and other obligations hereunder pursuant to Section 8.02), and Borrowers shall thereupon deliver to Agent, to be held for the benefit of L/C Issuer, Agent and Lenders entitled thereto, an amount of cash equal to 105% of the amount of L/C Reimbursement Obligations as additional collateral security for Obligations. Agent may at any time apply any or all of such cash and cash collateral to the payment of any or all of Credit Parties’ Obligations, and prior thereto, Agent may (but shall not be obligated to) invest the same in an interest bearing account in Agent’s name, for the benefit of Secured Parties entitled thereto at such financial institution as the L/C Issuer and Agent may, in their discretion, select. The remaining balance of the cash collateral will be returned to Borrowers when all Letters of Credit have been terminated or discharged, all Commitments have been terminated and all Obligations have been paid in full in cash.
ARTICLE IX

THE AGENT
Section 9.01.     Appointment and Duties.
(k)    Appointment of Agent. Each Lender and each L/C Issuer hereby appoints GE Capital (together with any successor Agent pursuant to Section 9.08) as Agent hereunder and authorizes Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (iii) exercise such powers as are incidental thereto.
(l)    Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above, Agent shall have the sole and exclusive right and authority (to the exclusion of Lenders and L/C Issuers), and is hereby authorized, to (i) act as the disbursing and collecting agent for Lenders and L/C Issuers with respect to all payments and collections arising in connection with the Loan Documents (including in any bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of Secured Parties with respect to any Obligation in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender and L/C Issuer to act as collateral sub-agent for Agent, Lenders and L/C Issuers for purposes of the perfection of Liens with respect to any deposit account maintained by a Credit Party with, and cash and Cash Equivalents held by, such Lender or L/C Issuer, and may further authorize and direct Lenders and L/C Issuers to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender and L/C Issuer hereby agree to take such further actions to the extent, and only to the extent, so authorized or directed.
(m)    Limited Duties. Under the Loan Documents, Agent (i) is acting solely on behalf of Secured Parties, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent”, “Agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender, L/C Issuer or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Secured Party, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.
(n)    Binding Effect. Each Secured Party, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Agent or the Required Lenders (or, if required hereby, a greater proportion of Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Agent in reliance upon the instructions of Required Lenders (or such greater proportion) and (iii) the exercise by Agent or the Required Lenders (or such greater proportion) of the powers set forth herein or therein, together with such other powers as are incidental thereto, shall be authorized and binding upon all of Secured Parties.
Section 9.02.     Use of Discretion.
(i)    Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except as directed in writing by the Required Lenders (or such other number or percentage of Lenders as provided for herein or in the other Loan Documents); provided, that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable Requirement of Law. Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or its Affiliates that is communicated to or obtained by Agent or any of its Affiliates in any capacity.
(j)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Agent in accordance with the Loan Documents for the benefit of Secured Parties; provided that the foregoing shall not prohibit (i) Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (ii) each of L/C Issuer and Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as applicable) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 10.09 or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any bankruptcy or other debtor relief law; and provided further that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to Agent pursuant to Section 8.02 and (B) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 10.09, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 9.03.     Delegation of Rights and Duties. Agent may delegate or exercise any of its duties, rights, powers and remedies under any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Article to the extent provided by Agent.
Section 9.04.     Reliance and Liability.
(c)    Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note is assigned in accordance with Section 10.07, (ii) rely on the Register, (iii) consult with any of its Related Persons and any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.
(d)    None of Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Secured Party, each Borrower and each other Credit Party hereby waive and shall not assert (and each Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Agent or, as applicable, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, Agent:
(i)    shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Agent, when acting on behalf of Agent);
(ii)    shall not be responsible to any Secured Party or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;
(iii)    makes no warranty or representation, and shall not be responsible, to any Secured Party or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Credit Party or any Related Person of any Credit Party, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents; and
(iv)    shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of or the satisfaction of any condition under any Loan Document or as to the existence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower Representative, any Lender or L/C Issuer describing such Default or Event of Default clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders);
and, for each of the items set forth in clauses (i) through (iv) above, each Lender, L/C Issuer and each Borrower hereby waives and agrees not to assert (and each Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action it might have against Agent based thereon.
(e)    Each Lender and L/C Issuer acknowledges and agrees that (i) it is shall not rely on any audit or other report provided by Agent or its Related Persons (an “Agent Report”), (ii) it received Agent Report solely as a courtesy, without consideration, (iii) Agent Report (A) was prepared by Agent or its Related Persons based upon information provided by Credit Parties solely for Agent’s own internal use, (B) may not be complete and (C) may not reflect all information and findings obtained by Agent or its Related Persons regarding the operations and condition of Credit Parties, (iv) neither Agent nor any of its Related Persons is making any representations or warranties with respect to (A) any information contained in any Agent Report or in any related documentation, (B) the scope or adequacy of Agent’s and its Related Persons’ due diligence, or (C) the presence or absence of any errors or omissions contained in any Agent Report or in any related documentation and (v) neither Agent nor any of its Related Persons shall have any duties or obligations with respect to any Agent Report or to correct or update any Agent Report. Each Lender and L/C Issuer releases, and agrees that it will not assert, any claim against Agent or its Related Persons that in any way relates to any Agent Report, and agrees to indemnify and hold harmless Agent and its Related Persons from all claims, liabilities and expenses relating to a breach by any Lender or L/C Issuer of its agreements hereunder.
Section 9.05.     Agent Individually. Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor. To the extent Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Revolving Lender”, “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include Agent or such Affiliate, as applicable, in its individual capacity as Lender, Revolving Lender or as one of the Required Lenders, respectively.
Section 9.06.     Lender Credit Decision.
(i)    Each Lender and each L/C Issuer acknowledges that it shall, independently and without reliance upon Agent, any Lender or L/C Issuer or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by Agent to Lenders or L/C Issuers, Agent shall not have any duty or responsibility to provide any Lender or L/C Issuer with any information concerning any Credit Party or any Affiliate of any Credit Party that may come in to the possession of Agent or any of its Related Persons.
(j)    If any Lender or L/C Issuer has elected to abstain from receiving material non-public information (“MNPI”) concerning Credit Parties or their Affiliates, such Lender or L/C Issuer acknowledges that, notwithstanding such election, Agent and/or Credit Parties will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of, or in the course of administering the Loans to the credit contact(s) identified for receipt of such information on the Lender’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender’s compliance policies and contractual obligations and applicable law, including federal and state securities laws; provided, that if such contact is not so identified in such questionnaire, the relevant Lender or L/C Issuer hereby agrees to promptly (and in any event within one Business Day) provide such a contact to Agent and Credit Parties upon request therefor by Agent or Credit Parties. Notwithstanding such Lender’s or L/C Issuer’s election to abstain from receiving MNPI, such Lender or L/C Issuer acknowledges that if such Lender or L/C Issuer chooses to communicate with Agent, it assumes the risk of receiving MNPI concerning Credit Parties or their Affiliates.
Section 9.07.     Withholding. Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding Tax. If the IRS or any other Governmental Authority asserts a claim that Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (for any reason), or Agent reasonably determines that it was required to withhold Taxes from a prior payment but failed to do so, such Lender shall promptly indemnify Agent fully for all amounts paid, directly or indirectly, by such Agent as Tax or otherwise, including penalties and interest, and together with all expenses incurred by Agent, including legal expenses, allocated internal costs and out-of-pocket expenses. Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding Tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Agent is entitled to indemnification from such Lender under this Section and Section 10.05(c).
Section 9.08.     Resignation of Agent.
(d)    Agent may resign at any time by delivering notice of such resignation to Lenders and Borrower Representative, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section. If Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent. If, after 60 days after the date of the retiring Agent’s notice of resignation, no successor Agent is appointed by the Required Lenders that has accepted such appointment, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent from among Lenders. So long as no Event of Default exists, each appointment under this Section shall be subject to the prior consent of Borrower Representative, which may not be unreasonably withheld.
(e)    Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) Lenders shall assume and perform all of the duties of Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, acting as Agent under the Loan Documents and (iv) subject to its rights under Section 9.02, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.
Section 9.09.     Release of Collateral or Guarantors. Each Secured Party hereby consents to the release and hereby directs Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:
(e)    any Subsidiary from its guaranty of any Obligation if all of the Stock and Stock Equivalents of such Subsidiary owned by any Credit Party are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent); and
(f)    any Lien held by Agent for the benefit of Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Credit Party in a transaction permitted by the Loan Documents (including pursuant to a waiver or consent), (ii) any Property subject to a Lien permitted hereunder in reliance upon Section 6.01(h) or (i) and (iii) all of the Collateral and all Credit Parties, upon Final Satisfaction.
Each Lender and L/C Issuer hereby directs Agent, and Agent hereby agrees, upon receipt of at least five Business Days’ advance notice from Borrower Representative, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section.
Section 9.10.     Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender or L/C Issuer party hereto as long as, by accepting such benefits, such Secured Party agrees, as among Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by Agent, shall confirm such agreement in a writing in form and substance acceptable to Agent) this Article IX and Sections 10.01, 10.03, 10.05(c), 10.07, 10.08, 10.09, 10.14, 10.20 and 11.01 (and, solely with respect to L/C Issuers, Section 1.03) and the decisions and actions of Agent and the Required Lenders (or a greater proportion of Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) each of Agent, Lenders and L/C Issuers party hereto shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (b) except as otherwise set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.
ARTICLE X

MISCELLANEOUS
Section 10.01.     Amendments and Waivers.
(k)    No amendment or waiver of any provision of any Loan Document, and no consent with respect to any departure by any Credit Party therefrom, shall be effective unless the same shall be in writing and signed by Agent, the Required Lenders (or by Agent with the consent of the Required Lenders), and Borrowers, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, unless in writing and signed by all Lenders directly affected thereby (or by Agent with the consent of such Lenders), in addition to the Required Lenders (or by Agent with the consent of the Required Lenders) and Borrowers, no such waiver, amendment, or consent shall:
(i)    increase, extend or reinstate the Commitment of any Lender;
(ii)    postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest, fees (except fees set forth in the Fee Letter may be modified with the written approval of Agent) or other amounts due to Lenders (or any of them) or L/C Issuer hereunder or under any other Loan Document (except mandatory prepayments pursuant to Section 1.13 may be postponed, delayed, reduced, waived or modified with the consent of Required Lenders);
(iii)    reduce the principal of, or the rate of interest specified herein or the amount of interest payable in cash specified herein on any Loan, or of any fees or other amounts payable hereunder or under any other Loan Document, except interest at the Default Rate;
(iv)    amend or modify Section 1.16(c);
(v)    change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder;
(vi)    amend this Section or the definition of Required Lenders or any provision providing for consent or other action by all Lenders; or
(vii)    (A) discharge any Credit Party from its respective payment Obligations under the Loan Documents, except as otherwise may be provided in any Loan Document so long as such does not discharge any Borrower or all or substantially all of the value of the guarantees from the Subsidiary Guarantors, in which case all Lenders’ consent is required, or (B) release all or substantially all of the Collateral;
provided, however, all Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (v), (vi) and, to the extent set forth in such clause, (vii).
(l)    No amendment, waiver or consent shall, unless in writing and signed by Agent, Swingline Lender or L/C Issuer, as applicable, in addition to the consents required under clause (a) of this Section, affect the rights or duties of Agent, Swingline Lender or L/C Issuer, as applicable, under any Loan Document.
(m)    No amendment, modification or waiver of any Loan Document altering this subsection or the ratable treatment of Obligations arising under Secured Rate Contracts resulting in such Obligations being junior in right of payment to principal on the Loans, resulting in Obligations owing to any Secured Swap Provider becoming unsecured (other than releases of Liens affecting all Lenders and permitted in accordance with the terms hereof), in each case in a manner adverse to any Secured Swap Provider, or amending this subsection (c), shall be effective without the written consent of such Secured Swap Provider or, in the case of a Secured Rate Contract for which GE Capital or an Affiliate of GE Capital has provided credit enhancement through either an assignment right or a letter of credit in favor of the Secured Swap Provider, GE Capital.
(n)    No amendment or waiver shall, unless signed by Agent and Required Lenders (or by Agent with the consent of Required Lenders): (i) amend or waive compliance with the conditions precedent to the obligations of Lenders to make any Revolving Loan (or of L/C Issuer to Issue any Letter of Credit) in Section 3.02; (ii) waive any Default or Event of Default for the purpose of satisfying the conditions precedent to the obligations of Lenders to make any Revolving Loan (or of any L/C Issuer to Issue any Letter of Credit) in Section 3.02; (iii) amend or waive this subsection or the definitions of the terms used in this subsection insofar as the definitions affect the substance of this subsection; or (iv) amend or modify the definitions of Eligible Accounts, Eligible Inventory or Borrowing Base, including any increase in the percentage advance rates in the definition of Borrowing Base, in a manner which would increase the availability of credit under the Revolving Loan. No amendment or waiver shall, unless signed by all Revolving Lenders (or by Agent with the consent of all Revolving Lenders) in addition to the Required Lenders (or by Agent with the consent of the Required Lenders), change the definition of (x) the term Required Lenders, (y) the percentage of Lenders which shall be required for Revolving Lenders to take any action hereunder or (z) any specific right of Required Lenders to grant or withhold consent or take or omit to take any action hereunder.
(o)    Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Lender” (or be, or have its Loans and Commitments, included in the determination of “Required Lenders” or “Lenders directly affected” pursuant to this Section) for any voting or consent rights under or with respect to any Loan Document, except that a Non-Funding Lender shall be treated as an “affected Lender” for purposes of Sections 10.01(a)(i) and 10.01(a)(iii) solely with respect to an increase in such Non-Funding Lender’s Commitments, a reduction of the principal amount owed to such Non-Funding Lender or, unless such Non-Funding Lender is treated the same as the other Lenders holding Loans of the same type, a reduction in the interest rates applicable to the Loans held by such Non-Funding Lender. Moreover, for the purposes of determining Required Lenders, the Loans and Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Commitments outstanding.
(p)    Notwithstanding anything to the contrary contained in this Section, (i) Borrowers may amend the Perfection Certificate upon notice to Agent, and (ii) Agent and Borrowers may amend or modify any Loan Document to grant a new Lien for the benefit of Secured Parties, extend an existing Lien over additional Property for the benefit of Secured Parties or join additional Persons as Credit Parties; provided that no Accounts or Inventory of such Person shall be included as Eligible Accounts or Eligible Inventory until a field examination (and, if required by Agent, an Inventory appraisal) with respect thereto is completed to the satisfaction of Agent, including the establishment of Reserves required in Agent’s Permitted Discretion.
Section 10.02.     Notices.
(f)    Addresses. All notices and other communications required or expressly authorized to be made by any Loan Document shall be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth on Schedule 10.02 (or with respect to Lenders after the Closing Date, as set forth in the Assignment), (ii) given in accordance with any E-System approved by or set up by or at the direction of Agent or (iii) addressed to such other address as notified in writing (A) in the case of Borrowers, Agent and Swingline Lender, to the other parties hereto and (B) in the case of all other parties, to Borrower Representative and Agent. Transmissions made by electronic mail or E-Fax to Agent shall be effective only (x) for notices where such transmission is specifically authorized by this Agreement, (y) if such transmission is delivered in compliance with procedures of Agent applicable at the time and previously communicated to Borrower Representative, and (z) if receipt of such transmission is acknowledged by Agent.
(g)    Effectiveness. (i) All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with any Loan Document shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, three Business Days after deposit in the mail, (iv) if delivered by facsimile (other than to post to an E-System), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to Agent pursuant to Article I shall be effective until received by Agent.
Each Lender shall notify Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Agent shall reasonably request.
Section 10.03.     Electronic Transmissions.
(f)    Authorization. Subject to Section 10.02(a), each of Agent, Lenders, each Credit Party and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each Credit Party and each Secured Party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.
(g)    Accuracy. The posting, completion and/or submission by any Credit Party of any communication pursuant to an E System shall constitute a representation and warranty by Credit Parties that any representation, warranty, certification or other similar statement made therein is correct and complete except as expressly noted in such communication or E-System.
(h)    Signatures. Subject to Section 10.02(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter and (ii) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.
(i)    Separate Agreements. All uses of an E-System shall be governed by and subject to the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E System) and related Contractual Obligations executed by Agent and Credit Parties in connection with the use of such E-System.
(j)    LIMITATION OF LIABILITY. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NO WARRANTY OF ANY KIND IS MADE BY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. Each Credit Party and each Secured Party agree that Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.
Section 10.04.     No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No course of dealing between any Credit Party, any Affiliate of any Credit Party, Agent or any Lender shall be effective to amend, modify or discharge any provision of any Loan Document.
Section 10.05.     Costs and Expenses; Indemnification.
(k)    Costs and Expenses. Each Credit Party agrees to pay or reimburse upon demand (i) Agent for all reasonable out-of-pocket costs and expenses incurred by it or any of its Related Persons, in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, in each case including Attorney Costs of Agent, the cost of environmental audits, insurance reviews, Collateral audits and appraisals, background checks and similar expenses, to the extent permitted hereunder, (ii) Agent for all reasonable costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations and Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by Agent for its examiners), subject to the limits provided for in Section 5.08 hereof, (iii) each of Agent, its Related Persons, and L/C Issuer for all costs and expenses incurred in connection with (A) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (B) the enforcement or preservation of any right or remedy under any Loan Document or of any Obligation or any rights in any of the Collateral or (C) the commencement, defense, conduct of, intervention in, or the taking of any other action (including any preparation for and/or response to any subpoena or request for document production) with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Credit Party, any Subsidiary, any Loan Document, Obligation or Related Transaction, including Attorney Costs and (iv) the Lenders for Attorney Costs of one law firm on behalf of all Lenders (other than Agent) incurred in connection with any of the matters referred to in clause (ii) above (and in the event of any conflict, such additional law firms for similarly situated Lenders).
(l)    Indemnity. Each Credit Party agrees to indemnify, hold harmless and defend Agent, each Lender, each L/C Issuer and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Related Agreement, any Obligation (or the repayment thereof), any Letter of Credit, the use or intended use of the proceeds of any Loan or any Letter of Credit or any securities filing of, or with respect to, any Credit Party, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of the Target, any Credit Party or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not any such Indemnitee or any of its Related Persons, any holders of securities or creditors is a party thereto, or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that no Credit Party shall have any liability under this Section to any Indemnitee with respect to any Indemnified Matter to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Furthermore, each Credit Party waives and agrees not to assert against any Indemnitee, and shall cause each other Credit Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person. Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities imposed on, incurred by or asserted against any Indemnitee, including those arising from, or otherwise involving, any Property of any Credit Party or any Related Person of any Credit Party or any actual, alleged or prospective damage to Property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such Property or natural resource or any Property on or contiguous to any Real Estate of any Credit Party or any Related Person of any Credit Party, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Credit Party or any Related Person of any Credit Party or the owner, lessee or operator of any Property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by Agent or following Agent or any Lender having become the successor-in-interest to any Credit Party or any Related Person of any Credit Party and (ii) are attributable solely to acts of such Indemnitee. This clause (b) of this Section shall not apply with respect to Taxes other than any Taxes that represent Liabilities arising from any non-Tax claim.
(m)    Lenders’ Obligations. To the extent that Credit Parties for any reason fail to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by any of them to Agent (or any sub-agent thereof), L/C Issuer or any Related Party of any of the foregoing, each Lender severally and ratably agrees to pay to Agent (or any such sub-agent), L/C Issuer or such Related Party, as applicable, such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against Agent (or any such sub-agent) or L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Agent (or any such sub-agent) or L/C Issuer in connection with such capacity.
(n)    Waiver. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential, punitive or similar damages (including any loss of profits, business or anticipated savings). Each Credit Party signatory hereto hereby waives, releases and agrees (and shall cause each other Credit Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential, punitive or similar damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 10.06.     Marshaling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any Property in favor of any Credit Party or any other Person or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from a Borrower, from any other Credit Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in full or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.
Section 10.07.     Binding Effect; Assignments and Participations. This Agreement shall become effective when it is executed by Borrowers and Agent and when Agent is notified by each Lender that such Lender has executed it. Thereafter, it shall be binding upon and inure to the benefit of the parties hereto and Secured Parties and, to the extent provided in this Section, their respective successors and permitted assigns; provided that any assignment by any Lender shall be subject to the provisions of this Section, and provided further that no Credit Party may assign or transfer any of its rights or obligations under any Loan Document without the prior written consent of Agent and each Lender.
(f)    Right to Assign. Each Lender may sell, transfer, negotiate or assign (a “Sale”) all or a portion of its rights and obligations hereunder to (i) any existing Lender (other than a Non-Funding Lender or an Impacted Lender), (ii) any Affiliate or Approved Fund of any existing Lender (other than a Non-Funding Lender or an Impacted Lender) or (iii) any other Person with the consent (which consent shall not be unreasonably withheld) of Agent and, with respect to Sales regarding the Revolving Facility, each L/C Issuer that is a Lender and, as long as no Event of Default is continuing, Borrower Representative (which consent shall be deemed given unless an objection is delivered to Agent within five Business Days after notice of a proposed sale is delivered to Borrower Representative); provided, however, that (v) such Sales do not have to be ratable between such Lender’s interest in each Facility but must be ratable among the obligations owing to and owed by such Lender with respect to the Facility subject of the Sale, (w) the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Loans and Commitments subject to any such Sale shall be in a minimum amount of $1,000,000 per Facility, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such Facility or is made with the prior consent of Borrower Representative (to the extent required) and Agent, (x) such Sales shall be effective only upon the acknowledgement in writing of such Sale by Agent, and (y) interest accrued prior to and through the date of any such Sale may not be assigned. No Sale shall be made to a Credit Party, an Affiliate of a Credit Party, or to any Person that would be a Non-Funding Lender or an Impacted Lender.
(g)    Procedure. The parties to each Sale pursuant to clause (a) above shall execute and deliver to Agent an Assignment via an electronic settlement system designated by Agent (or, if previously agreed with Agent, via a manual execution and delivery of the Assignment) evidencing such Sale, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to Agent), any Tax forms required to be delivered pursuant to Section 11.01(e) and payment of an assignment fee in the amount of $3,500 to Agent, unless waived or reduced by Agent; provided, that (i) if a Sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (ii) if a Sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such Assignee, then only one assignment fee of $3,500 shall be due in connection with such Sale (unless waived or reduced by Agent). Upon receipt of all the foregoing, and any consent required under this Section, from and after the effective date specified in such Assignment, Agent shall record in the Register the information contained in such Assignment.
(h)    Effectiveness. Upon Agent’s recording of an Assignment in the Register, (i) the assignee thereunder shall become a party hereto and have the rights and obligations of a Lender with respect to the Facility assigned, (ii) the related Obligations (including any applicable Note) shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall relinquish its rights with respect to the assigned Facility to the extent assigned and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, if all of such Lender’s rights and obligations under the Loan Documents are being assigned, such Lender shall cease to be a party hereto).
(i)    Grant of Security Interests. Without the consent of any Person, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement to any Person (including any federal reserve bank) without notice to any Person; provided, however, that no such Person shall be entitled to any rights of such Lender hereunder (unless foreclosure is made through an assignment in accordance with clause (a) above), and no such Lender shall be relieved of any of its obligations hereunder.
(j)    Participants and Grant of Option to Fund to SPVs. Without the consent of any Person, each Lender may, (a) with notice to Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (which funding by such SPV shall satisfy such Lender’s obligations) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (b) without notice to any Person, sell participations to one or more Persons (other than a Credit Party or any Affiliate of any Credit Party) in or to all or a portion of its rights and obligations under the Loan Documents; provided, however, that, (i) no such SPV or participant shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder, except that (x) each such participant and SPV shall be entitled to the benefit of Article XI, but, with respect to Section 11.01, only to the extent such participant or SPV delivers the Tax forms such Lender is required to collect pursuant thereto and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation, except to the extent such greater amount results from any Change in Law that occurs after the date such grant or participation is made and (y) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to Agent by such Lender, provided, however, that no such SPV or participant shall have the right to enforce any of the terms of any Loan Document, and (ii) unless such SPV or participant is an Affiliate or an Approved Fund of such Lender, the consent of such SPV or participant shall not be required for any amendments, waivers or consents under any Loan Document or to exercise or refrain from exercising any powers or rights such Lender in respect of the Loan Documents, except for those described in clauses (ii) and (iii) of Section 10.01(a) to the extent such participant or SPV would be affected thereby or in clause (vi) of Section 10.01(a).
(k)    Assignments to Affiliate SPVs. Without the consent of any Person and without compliance with any limitation or procedure specified in subsection (a) or (b) of this Section, each Lender that is an Affiliate of the Agent may, with notice to Agent in such form as shall be acceptable to the Agent, sell, transfer, negotiate or assign all or any portion of its rights, title or interests hereunder with respect to any Revolving Loan (including any interest accrued or to accrue thereon) to an SPV that is an Affiliate of such Lender, and such SPV may thereafter, with notice to Agent, assign such Loan to any other SPV that is an Affiliate of such Lender or re-assign all or a portion of its interests in any Revolving Loan to Lender holding the related Revolving Commitment; provided, however, that (i) no such SPV shall have a commitment, or be deemed to have made an offer to commit, to make Revolving Loans hereunder or fund participations in Swing Line Loans or Letters of Credit or shall be liable for any obligation of such Lender hereunder and (ii) any such SPV shall have all the rights of a Lender hereunder, including the rights described in Section 11.01 but only to the extent such SPV delivers the Tax forms such Lender is required to collect pursuant thereto.
(l)    SPV Provisions. No party hereto shall institute or allow any Credit Party to institute against any SPV that funds or purchases any Obligation of any Lender any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that such Lender agrees to indemnify each Indemnitee against any Liability that may be incurred by such Indemnitee as a result of failing to institute such proceeding. The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Obligations. Any SPV may disclose on a confidential basis any non-public information relating to its Loans to any rating agency rating the obligations of such SPV. An SPV that is a trust formed by or at the direction of a Lender or an Affiliate of a Lender, as depositor, shall be deemed to be an Affiliate of such Lender.
(m)    Participant Register. Each Lender that sells a participation shall maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest) to any Person other than Agent except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent shall have no responsibility for maintaining a Participant Register.
Section 10.08.     Non-Public Information; Confidentiality.
(g)    Non-Public Information. Each of Agent, each Lender and each L/C Issuer acknowledges and agrees that it may receive MNPI hereunder concerning Credit Parties and their Affiliates and agrees to use such information in compliance with all relevant policies, procedures and applicable Requirements of Laws (including United States federal and state security laws and regulations).
(h)    Confidential Information. Each of Agent, each Lender and each L/C Issuer agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Credit Party as confidential, except that such information may be disclosed (i) with Borrower Representative’s consent, (ii) to Related Persons of such Lender, such L/C Issuer or Agent, as applicable, or to any Person that any L/C Issuer causes to Issue Letters of Credit hereunder, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section or (B) available to such Lender, L/C Issuer or Agent or any of their Related Persons, as applicable, from a source (other than any Credit Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) (A) to any insurance association or organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information not identifying Credit Parties, (vi) to current or prospective assignees, pledgees or participants, direct or contractual counterparties to any Secured Rate Contracts and their respective Related Persons, in each case to the extent such Persons agree to be bound by provisions substantially similar to the provisions of this Section, (vii) to any other party hereto, and (viii) in connection with the exercise or enforcement of any right or remedy under any Loan Document or with any litigation or other proceeding, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Related Persons referring to a Lender, an L/C Issuer or Agent or any of their Related Persons. In the event of any conflict between the terms of this Section and those of any other Contractual Obligation of any Credit Party (whether or not a Loan Document), the terms of this Section shall govern.
(i)    Tombstones; League Tables. Each Credit Party consents to the publication by Agent or any Lender of any press releases, tombstones, advertising or other promotional materials (including via any Electronic Transmission) relating to the financing transactions contemplated by this Agreement using such Credit Party’s name, product photographs, logo or trademark. Each Lender hereby consents to the disclosure by Agent, Sole Lead Arranger and Bookrunner of information necessary or customary for inclusion in league table measurements.
(j)    Press Release and Related Matters. No Credit Party shall, or shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of securities of any Credit Party) using the name, logo or otherwise referring to GE Capital or of any of its Affiliates, the Loan Documents or any transaction contemplated herein or therein to which GE Capital or any of its affiliates is party without the prior written consent of GE Capital or such Affiliate except to the extent required to do so under applicable Requirements of Law and then, only after consulting with GE Capital.
(k)    Distribution of Materials to Lenders and L/C Issuers. Credit Parties acknowledge and agree that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, Credit Parties hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, Agent, and made available, to Lenders and L/C Issuers by posting such Borrower Materials on an E-System. Credit Parties authorize Agent to download copies of their logos from its website and post copies thereof on an E-System
(l)    Material Non-Public Information. Credit Parties hereby agree that if either they, any parent company or any Subsidiary has publicly traded equity or debt securities in the U.S., they shall (and shall cause such parent company or Subsidiary, as applicable, to) (i) identify in writing, and (ii) to the extent reasonably practicable, clearly and conspicuously mark such Borrower Materials that contain only information that is publicly available or that is not material for purposes of U.S. federal and state securities laws as “PUBLIC”. Credit Parties agree that by identifying such Borrower Materials as “PUBLIC” or publicly filing such Borrower Materials with the Securities and Exchange Commission, then Agent, Lenders and L/C Issuers shall be entitled to treat such Borrower Materials as not containing any MNPI for purposes of U.S. federal and state securities laws. Credit Parties agree that the following documents and materials shall be deemed to be PUBLIC, whether or not so marked, and do not contain any MNPI: (A) the Loan Documents and (B) administrative materials of a customary nature prepared by Credit Parties or Agent. Before distribution of any Borrower Materials, Credit Parties agree to execute and deliver to Agent a letter authorizing distribution of the evaluation materials to prospective Lenders and their employees willing to receive MNPI, and a separate letter authorizing distribution of evaluation materials that do not contain MNPI and represent that no MNPI is contained therein.
Section 10.09.     Set-off; Sharing of Payments.
(g)    Right of Setoff. Each of Agent, each Lender, each L/C Issuer and each Affiliate of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Credit Party), from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any deposits at any time held and other Indebtedness, claims or other obligations at any time owing by Agent, such Lender, such L/C Issuer or any of their respective Affiliates to or for the credit or the account of Borrowers or any other Credit Party against any Obligation of any Credit Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. No Lender or L/C Issuer shall exercise any such right of setoff without the prior consent of Agent or Required Lenders. Each of Agent, each Lender and each L/C Issuer agrees promptly to notify Borrower Representative and Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section are in addition to any other rights and remedies (including other rights of setoff) that Agent, Lenders, L/C Issuer, their Affiliates and the other Secured Parties, may have.
(h)    Sharing of Payments, Etc. If any Lender, directly or through an Affiliate, obtains any payment of any Obligation of any Credit Party and such payment exceeds the amount such Lender is entitled to receive under the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied to repay the Obligations in accordance herewith; provided, however, that (i) if such payment is rescinded or otherwise recovered from such Lender or L/C Issuer in full or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender or L/C Issuer without interest and (ii) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Credit Party in the amount of such participation. If a Non-Funding Lender receives any such payment as described in the previous sentence, such Lender shall turn over such payments to Agent in an amount that would satisfy the cash collateral requirements set forth in Section 1.18 and Section 8.04.
Section 10.10.     Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.
Section 10.11.     Severability. The illegality or unenforceability of any provision of any Loan Document or any instrument or agreement required thereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of such Loan Document or any instrument or agreement required thereunder.
Section 10.12.     Captions. The captions and headings of each Loan Document are for convenience of reference only and shall not affect the interpretation thereof.
Section 10.13.     Interpretation. Each Loan Document is the result of negotiations among and has been reviewed by counsel to Credit Parties, Agent, each Lender and other parties thereto, and is the product of all parties thereto. Accordingly, the Loan Documents shall not be construed against Lenders or Agent merely because of Agent’s or Lenders’ involvement in the preparation of such documents and agreements. Without limiting the generality of the foregoing, each of the parties hereto has had the advice of counsel with respect to Sections 10.15 and 10.16.
Section 10.14.     No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of Borrowers, Credit Parties, Lenders, L/C Issuers party hereto, Agent and, subject to the provisions of Section 9.10, each other Secured Party, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, any Loan Document. Neither Agent nor any Lender shall have any obligation to any Person not a party to any Loan Document.
Section 10.15.     Governing Law and Jurisdiction.
(a)    Governing Law. THE LAWS OF THE STATE OF ILLINOIS SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, INCLUDING, ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT (INCLUDING, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST).
(b)    Submission to Jurisdiction. Subject to subsection (d) below, any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of Illinois located in the City of Chicago, Illinois, or of the United States of America sitting in Chicago, Illinois and, by execution and delivery of this Agreement, each Credit Party hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party hereby irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.
(c)    Service of Process. Each Credit Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to, arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Borrowers specified herein (and shall be effective when such mailing shall be effective, as provided therein). Each Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(d)    Non-Exclusive Jurisdiction. Nothing contained in this Section shall affect the right of Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.
Section 10.16.     Waiver of Jury Trial. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.
Section 10.17.     Entire Agreement; Release; Survival. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING ANY CREDIT PARTY AND ANY LENDER OR ANY L/C ISSUER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT OTHER THAN THE FEE LETTER. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH). Execution of this Agreement by Credit Parties constitutes a full, complete and irrevocable release of any and all claims which each Credit Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of the Loan Documents. (i) Any indemnification or other protection provided to any Indemnitee pursuant to this Section, Section 10.05 and Articles IX and XI and (ii) the provisions of Section 8.1 of the Guaranty and Security Agreement, in each case, shall (x) survive the Final Satisfaction and (y) with respect to clause (i) above, inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.
Section 10.18.     Patriot Act. Each Lender that is subject to the Patriot Act hereby notifies Credit Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act.
Section 10.19.     Replacement of Lender. Within forty-five days after: (i) receipt by Borrower Representative of written notice and demand from any Lender that is not Agent or an Affiliate of Agent (an “Affected Lender”) for payment of additional costs as provided in Sections 11.01, 11.03 or 11.06; or (ii) any failure by any Lender (other than Agent or an Affiliate of Agent) to consent to a requested amendment, waiver or modification to any Loan Document to which Required Lenders have consented but the consent of each Lender (or each Lender directly affected thereby, as applicable) is required with respect thereto (a “Non-Consenting Lender”), Borrowers may, at their option, notify Agent and such Affected Lender or Non-Consenting Lender, as applicable, of Borrowers’ intention to obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for such Affected Lender or Non-Consenting Lender, which Replacement Lender shall be reasonably satisfactory to Agent. In the event Borrowers obtain a Replacement Lender within 45 days following notice of its intention to do so, the Affected Lender or Non-Consenting Lender, as applicable, shall sell and assign its Loans and Commitments to such Replacement Lender, at par, provided that Borrowers have reimbursed such Affected Lender for its increased costs, if any, for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment. In the event that a replaced Lender does not execute an Assignment pursuant to Section 10.07 within five Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section and presentation to such replaced Lender of an Assignment evidencing an assignment pursuant to this Section, Borrowers shall be entitled (but not obligated) to execute such an Assignment on behalf of such replaced Lender, and any such Assignment so executed by Borrowers, the Replacement Lender and Agent, shall be effective for purposes of this Section and Section 10.07. Notwithstanding the foregoing, with respect to a Lender that is a Non-Funding Lender or an Impacted Lender, Agent may, but shall not be obligated to, obtain a Replacement Lender and execute an Assignment on behalf of such Non-Funding Lender or Impacted Lender, as applicable, at any time with three Business Days’ prior notice to such Lender (unless notice is not practicable under the circumstances) and cause such Lender’s Loans and Commitments to be sold and assigned, in full or in part, at par. Upon any such assignment and payment and compliance with the other provisions of Section 10.07, such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such replaced Lender to indemnification hereunder shall survive.
Section 10.20.     Joint and Several. The obligations of Credit Parties hereunder and under the other Loan Documents are joint and several. Without limiting the generality of the foregoing, reference is hereby made to Article II of the Guaranty and Security Agreement, to which the obligations of each Borrower and the other Credit Parties are subject.
Section 10.21.     Creditor-Debtor Relationship. The relationship between Agent, each Lender and each L/C Issuer, on the one hand, and Credit Parties, on the other hand, is solely that of creditor and debtor. No Secured Party has any fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between Secured Parties and Credit Parties by virtue of, any Loan Document or any transaction contemplated therein.
Section 10.22.     Keep Well. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under the Guaranty and Security Agreement in respect of Swap Obligations under any Secured Rate Contract (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under the Guaranty and Security Agreement, voidable under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the guarantees in respect of Swap Obligations under each Secured Rate Contract have been discharged, or otherwise released or terminated in accordance with the terms of this Agreement. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
ARTICLE XI

TAXES, YIELD PROTECTION AND ILLEGALITY
Section 11.01.     Taxes.
(h)    Payments Free of Taxes. Except as required by a Requirement of Law, each payment by any Credit Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax, penalties or other Liabilities with respect thereto (collectively, “Taxes”). If any Taxes shall be required by any Requirement of Law to be deducted from or in respect of any amount payable under any Loan Document to any Secured Party (i) if such Tax is an Indemnified Tax, such amount payable shall be increased as necessary to ensure that, after all required deductions for Indemnified Taxes are made (including deductions applicable to any increases to any amount under this Section), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Credit Party shall make such deductions, (iii) the relevant Credit Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, the relevant Credit Party shall deliver to Agent an original or certified copy of a receipt evidencing such payment or other evidence of payment reasonably satisfactory to Agent.
(i)    Other Taxes. In addition, Borrowers agree to pay, or at the option of the Agent timely reimburse it for the payment of, any stamp, documentary, excise or property Tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”). Swingline Lender may, without any notice or consent from Borrowers or Borrower Representative, make a Swing Loan to Borrowers in such amount, the proceeds of which shall be solely used by Agent to make such payment. Within 30 days after any payment of Other Taxes by any Credit Party, Borrowers shall furnish to Agent, at its address referred to in Section 10.02, evidence of payment reasonably satisfactory to Agent.
(j)    No Tax Advice. The Credit Parties hereby acknowledge and agree that (i) neither GE Capital nor any Affiliate of GE Capital has provided any Tax advice to any Tax Affiliate in connection with the transactions contemplated hereby or any other matters and (ii) the Credit Parties have received appropriate Tax advice to the extent necessary to confirm that the structure of any transaction contemplated by the Credit Parties in connection with this Agreement complies in all material respects with applicable federal, state and foreign Tax laws.
(k)    Indemnification. Borrowers shall reimburse and indemnify, within 30 days after demand, each Secured Party for all Indemnified Taxes (including any Indemnified Taxes imposed by any jurisdiction on amounts payable under this Section) paid or payable by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted. A certificate of Secured Party (or of Agent on behalf of such Secured Party) claiming any compensation under this clause (d), setting forth the amounts to be paid, a reasonably detailed description of such payment, and delivered to Borrower Representative with copy to Agent, shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, Agent and such Secured Party may use any reasonable averaging and attribution methods.
(l)    Documentation from Lenders.
(i)    Non-U.S. Lender Party. Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding Tax or, after a change in any Requirement of Law, is subject to such withholding Tax at a reduced rate under an applicable Tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by Borrower Representative or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and Borrower Representative (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming exemption from U.S. withholding Tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding Tax under an income Tax treaty) and/or W-8IMY (together with appropriate forms, certifications and supporting statements) or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding Tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to Agent that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding Tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents. Unless Borrower Representative and Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding Tax or are subject to such Tax at a rate reduced by an applicable Tax treaty, the Credit Parties and Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.
(ii)    U.S. Lender Party. Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this Section and (D) from time to time if requested by Borrower Representative or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and Borrower Representative (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding Tax) or any successor form.
(iii)    Each Lender having sold a participation in any of its Obligations or identified an SPV as such to Agent shall collect from such participant or SPV the documents described in this Section and provide them to Agent.
(iv)    If a payment made to a Non-U.S. Lender Party would be subject to United States federal withholding Tax imposed by FATCA if such Non-U.S. Lender Party fails to comply with the applicable reporting requirements of FATCA, such Non-U.S. Lender Party shall deliver to Agent and Borrower Representative any documentation under any Requirement of Law or reasonably requested by Agent or Borrower Representative sufficient for Agent or Borrowers to comply with their obligations under FATCA and to determine that such Non-U.S. Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(m)    If any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section, it shall pay to the relevant Credit Party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such Credit Party, upon the request of such Lender, shall repay to such Lender the amount paid over pursuant to this clause (f) of this Section (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section, in no event shall the Lender be required to pay any amount to a Credit Party pursuant to this clause (f) the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section shall not be construed to require any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Credit Party or any other Person.
Section 11.02.     Illegality. If any Lender shall determine that any Change in Law or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender to make LIBOR Rate Loans, then, on notice thereof by such Lender to Borrowers through Agent, the obligation of such Lender to make LIBOR Rate Loans shall be suspended until such Lender shall have notified Agent and Borrower Representative that the circumstances giving rise to such determination no longer exists. Upon any such notice, Borrowers shall prepay in full all LIBOR Rate Loans of such Lender then outstanding, together with interest accrued thereon, together with any amounts required to be paid in connection therewith pursuant to Section 11.04; provided, however, Borrower Representative may elect, by giving notice to such Lender through Agent that all Loans which would otherwise be made by any such Lender as LIBOR Rate Loans shall be converted to and funded as Base Rate Loans.
Section 11.03.     Increased Costs and Reduction of Return.
(f)    If any Lender or L/C Issuer shall determine that, due to a Change in Law, (i) there shall be any increase in the cost to such Lender or L/C Issuer of making, funding or maintaining any LIBOR Rate Loans or of Issuing or maintaining any Letter of Credit or (ii) such Lender or L/C Issuer shall be subject to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposit reserves, other liabilities or capital attributable thereto, then Borrowers shall, within 30 days of demand therefor by such Lender or L/C Issuer (with a copy of such demand to Agent), pay to Agent, for the account of such Lender or L/C Issuer, additional amounts as are sufficient to compensate such Lender or L/C Issuer for such increased costs or such Taxes.
(g)    If any Lender or L/C Issuer shall have determined that (i) the introduction or any change in any Capital Adequacy Regulation, (ii) any interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iii) compliance by such Lender or L/C Issuer or any entity controlling the Lender or L/C Issuer with any Capital Adequacy Regulation, affects the amount of capital required or expected to be maintained by such Lender or L/C Issuer or any entity controlling such Lender or L/C Issuer and (taking into consideration such Lender’s or such entities’ policies with respect to capital adequacy and such Lender’s or L/C Issuer’s desired return on capital) determines that the amount of such capital is increased as a consequence of this Agreement, then, within 30 days of demand of such Lender or L/C Issuer (with a copy to Agent), Borrowers shall pay to such Lender or L/C Issuer, from time to time as specified by such Lender or L/C Issuer, additional amounts sufficient to compensate such Lender or L/C Issuer (or the entity controlling the Lender or L/C Issuer) for such increase. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case in respect of this clause (ii) pursuant to Basel III, shall, in each case, be deemed to be a change in a Capital Adequacy Regulation under this subsection, regardless of the date enacted, adopted or issued.
(h)    Borrowers shall not be required to compensate any Lender or L/C Issuer pursuant to subsection (a) or (b) of this Section for any amounts incurred more than 180 days prior to the date that such Lender or L/C Issuer notifies Borrower Representative, in writing, of its claim of compensation thereof; provided, further, that if the event giving rise to such increase is retroactive, then such 180-day period shall be extended to include the period of retroactive effect.
Section 11.04.     Funding Losses. Borrowers agree to reimburse each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) the failure of Borrowers to make any payment or mandatory prepayment of principal of any LIBOR Rate Loan (including payments made after any acceleration thereof); (b) the failure of Borrowers to borrow, continue or convert a Loan after Borrower Representative has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation; (c) the failure of Borrowers to make any prepayment after Borrowers have given a notice in accordance with Section 1.11; (d) the prepayment (including pursuant to Section 1.12 or 1.13 or Article XI) of a LIBOR Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or (e) the conversion pursuant to Section 1.10 or Article XI of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Each LIBOR Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the interest rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.
Section 11.05.     Inability to Determine Rates. If Agent or Required Lenders shall have determined in good faith that reason adequate and reasonable means do not exist for ascertaining the LIBOR for any requested Interest Period with or that the LIBOR for any requested Interest Period does not adequately and fairly reflect the cost to Lenders of funding or maintaining such Loan, Agent (either individually or upon direction of Required Lenders) will forthwith give notice of such determination to Borrower Representative and each Lender. Thereafter, the obligation of Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until Agent (individually or upon direction of Required Lenders) revokes such notice in writing. Upon receipt of such notice, Borrower Representative may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If Borrower Representative does not revoke such notice, Lenders shall make, convert or continue the Loans, as proposed by Borrower Representative, but such Loans shall be made, converted or continued as Base Rate Loans.
Section 11.06.     Reserves on LIBOR Rate Loans. Borrowers shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional costs on the unpaid principal amount of each LIBOR Rate Loan equal to actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan; provided, however, if Lender fails to give notice of such additional costs at least 15 days prior to such date, such additional interest shall be payable 15 days from receipt of such notice.
Section 11.07.     Certificates of Lenders. Any Lender claiming reimbursement or compensation pursuant to this Article XI shall deliver to Borrower Representative (with a copy to Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on Borrowers in the absence of manifest error.
ARTICLE XII

DEFINITIONS
Section 12.01.     Defined Terms in Other Articles. The following terms are defined in the Sections or subsections referenced opposite such terms:
“Affected Lender”    10.18
“Agent Report”    9.04(c)
“Borrower” and “Borrowers”    Preamble
“Borrower Materials”    10.08(e)
“Borrower Representative”    Preamble
“Eligible Accounts”    2.01
“Eligible Inventory”    2.02
“Event of Default”    8.01
“Fee Letter”    1.15(a)
“Indemnified Matters”    10.05(b)
“Indemnitees”    10.05(b)
“Intangible Asset Impairment”    4.11(a)
“Investments”    6.04
“L/C Reimbursement Agreement”    1.03(a)
“L/C Reimbursement Date”    1.03(g)
“L/C Request”    1.03(d)
“L/C Sublimit”    1.03(a)
“Lender”    Preamble
“Letter of Credit Fee”    1.15(c)
“Maximum Lawful Rate”    1.06(c)
“MNPI”    9.06(b)
“Mortgage Supporting Documents”    Schedule 3.01
“Notice of Conversion/Continuation”    1.10
“OFAC”    4.31
“Other Taxes”    11.01(b)
“Participant Register”    10.07(e)
“Permitted Liens”    6.01
“Register”    1.08
“Restricted Payments”    6.10
“Replacement Lender”    10.18
“Revolving Loan”    1.02
“Sale”    10.07(a)
“SDN List”    4.31
“Settlement Date”    1.17(b)
“Swing Loan”    1.04
“Swingline Request”    1.04(a)
“Tax Distributions”    6.10(f)
“Tax Returns”    4.10
“Taxes”    11.01(a)
“Unused Commitment Fee”    1.15(b)

Section 12.02.     Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:
“Account” means, as at any date of determination, all “accounts” (as such term is defined in the UCC) of Credit Parties, including the unpaid portion thereof, as stated on the respective invoice of a Credit Party, net of any credits, rebates or offsets owed to such customer.
“Account Debtor” means the customer of a Credit Party who is obligated on or under an Account.
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the Stock and Stock Equivalents of any Person or otherwise causing any Person to become a direct or indirect Subsidiary, or (c) a merger or consolidation or any other combination with another Person.
“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Secured Party shall be an Affiliate of any Credit Party or of any Subsidiary solely by reason of the provisions of the Loan Documents. For purposes of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the voting Stock of such Person (either directly or through the ownership of Stock Equivalents) or (b) the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Agent” means GE Capital in its capacity as administrative agent for Secured Parties, and any successor administrative agent.
“Aggregate Excess Funding Amount” means the aggregate amount of all unpaid obligations owing by any Non-Funding Lender to Agent, L/C Issuers, Swingline Lender, and other Lenders under the Loan Documents, including such Lender’s pro rata share of all Revolving Loans, Letter of Credit Obligations and Swing Loans, and amounts reallocated to other Lenders pursuant to Section 1.18.
“Aggregate Revolving Commitment” means the combined Revolving Commitments of Lenders, which shall initially be in the amount of $20,000,000, as such amount may be reduced from time to time pursuant to this Agreement.
“Aggregate Revolving Exposure” means the sum, without duplication, of (a) the outstanding principal amount of all Revolving Loans, (b) the outstanding principal amount of all Swingline Loans and (c) the Letter of Credit Obligations.
“Applicable Margin” means with respect to Revolving Loans and Swing Loans: (1) if a Base Rate Loan, 2.25% per annum and (2) if a LIBOR Rate Loan, 3.25% per annum. Notwithstanding anything herein to the contrary, Swing Loans may not be LIBOR Rate Loans.
“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business or (ii) temporarily warehouses loans for any Lender or any Person described in clause (i) above and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.
“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 10.07 (with each consent required by Section 10.07), accepted by Agent, substantially in the form of Exhibit 10.07 or any other form approved by Agent.
“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.
“Availability” means, as of any date of determination, the amount by which (a) the Maximum Availability exceeds (b) the Aggregate Revolving Exposure.
“Availability Period” means the period commencing on the Closing Date and ending on the earlier of the Revolving Termination Date and one Business Day prior to the Stated Maturity Date.
“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978.
“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if such rate is no longer quoted therein, the highest per annum interest rate published by the Federal Reserve Board as the “bank prime loan” rate or any similar rate quoted thereby (as determined by Agent), (b) the sum of 0.50% per annum and the Federal Funds Rate, and (c) the sum of (i) LIBOR calculated for each such day based on an Interest Period of three month determined two Business Days prior to such day, and (ii) the excess of the Applicable Margin for LIBOR Rate Loans over the Applicable Margin for Base Rate Loans, in each instance, as of such day. Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the Federal Funds Rate or LIBOR for an Interest Period of one month.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Credit Party incurs or otherwise has any obligation or liability, contingent or otherwise.
“Borrowing” means a borrowing hereunder consisting of Loans made to or for the benefit of Borrowers on the same day by Lenders pursuant to Article I.
“Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:
(a)    85% of the book value of Eligible Accounts at such time; and
(b)    the lesser of:
(i) 50% of the book value of Eligible Inventory valued at the lower of cost or market on a first-in, first-out basis, and
(ii) 85% of the book value of Eligible Inventory valued at the lower of cost or market, on a first in, first out basis, multiplied by the NOLV Factor as reflected in the most recent Inventory appraisal ordered by Agent;
provided, that the aggregate amount of the Borrowing Base attributable to amounts included in this clause (b) shall at no time comprise more than 50% of the Borrowing Base;
in each case less Reserves against the Borrowing Base established by Agent at such time in its Permitted Discretion.
“Borrowing Base Certificate” means a certificate of Borrower Representative, on behalf of each Credit Party, in substantially the form of Exhibit 12.02(a), duly completed as of a date acceptable to Agent in its sole discretion.
“Business Day” means any day that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City and, when determined in connection with notices and determinations in respect of LIBOR or any LIBOR Rate Loan or any funding, conversion, continuation, Interest Period or payment of any LIBOR Rate Loan, that is also a day on which dealings in Dollar deposits are carried on in the London interbank market.
“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling a Lender.
“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any Property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.
“Capital Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.
“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 365 days.
“Change in Control” means the occurrence of any of the following:
(a)    any person shall become the legal or beneficial owner of, or shall have acquired, pursuant to any Contractual Obligation or otherwise, control over the voting rights of, 20% or more of the issued and outstanding Stock of Borrower;
(b)    at any time, continuing directors shall cease for any reason other than death or disability to constitute a majority of the members of the board of directors of Borrower then in office;
(c)    Symmetry ceases to own, directly or indirectly, 100% of the issued and outstanding Stock and Stock Equivalents of the other Borrowers; or
(d)    a “Change of Control” or any term of similar effect, as defined in any other document governing Indebtedness of any Credit Party shall occur.
For purpose of this definition, the following terms shall have the following meanings: (x) “person” means any “person” as such term is used in the United States Securities Exchange Act of 1934, as amended, including any partnership, limited partnership, syndicate or group of persons that is deemed to be a “person” for purposes of Sections 13(d) and 14(d)(2) of such Securities Exchange Act, (y) “beneficial owner” means any “beneficial owner” under and as defined in Rules 13d-3 and 13d-5 of the United States Securities and Exchange Commission under such Securities Exchange Act; provided, however, that any person shall be deemed to be the beneficial owner of all securities that such person has the right to acquire, whether such right is exercisable immediately or with the passage of time and (z) “continuing director” means, at any date of determination, each individual member of the board of directors of Borrower who (i) has been a member of such board in the period of twelve successive calendar months last ended prior to such date or (ii) whose nomination for election by the stockholders of Borrower was approved by a vote of at least two-thirds of the directors who were continuing directors at the time of such nomination.
“Change in Law” means any of the following: (a) the introduction of, or any change in, or in the interpretation of, any Requirement of Law after the Closing Date, (b) any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), including any compliance thereto after the Closing Date, (c) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, regardless of the date enacted, adopted or issued and (d) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, regardless of the date enacted, adopted or issued.
“Closing Date” means December 5, 2014.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by any Credit Party and any other Person who has granted a Lien to Agent, in or upon which a Lien is granted or purported to be granted or now or hereafter exists in favor of any Lender or Agent for the benefit of Secured Parties, whether under this Agreement or under any other documents executed by any such Persons and delivered to Agent.
“Collateral Documents” means, collectively, the Guaranty and Security Agreement, the Mortgages, each Control Agreement and all other security agreements, pledge agreements, patent and trademark security agreements, lease assignments, guaranties and other similar agreements pursuant to which any Credit Party or any other Person pledging or granting a lien on Collateral or guarantying the payment and performance of the Obligations now or hereafter delivered pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) contemplated thereunder.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Commitment” means, for each Lender, its Revolving Commitment.
“Commitment Percentage” means, as to any Lender, the percentage equivalent of such Lender’s Commitment divided by the Aggregate Revolving Commitment; provided, that following acceleration of the Loans, such term means, as to any Lender, the percentage equivalent of the principal amount of the Loans held by such Lender, divided by the aggregate principal amount of the Loans held by all Lenders.
“Compliance Certificate” means a certificate given by Borrower Representative to Agent pursuant to Schedule 5.01, in substantially the form of Exhibit 5.01.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.
“Consolidated Group” means Symmetry and all Persons whose financial results are consolidated with Symmetry for financial reporting purposes under GAAP.
“Contested in Good Faith” means contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which adequate reserves in accordance with GAAP are being maintained.
“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in full or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any Rate Contracts; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, excluding any leases of Real Estate; or (e) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guarantied or otherwise supported or, if not a fixed and determined amount, the maximum amount so guarantied or supported.
“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, indenture, mortgage, deed of trust, instrument or other document (other than a Loan Document) to which such Person is a party or to which it or any of its Property is bound or subject.
“Control Agreement” means, with respect to any deposit account, securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to Agent, among Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and Credit Party maintaining such account, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to Agent.
“Conversion Date” means any date on which Borrowers convert a Base Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan to a Base Rate Loan.
“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.
“Credit Parties” means each Borrower and each Guarantor.
“Default” means any event or circumstance that, with the passing of time or the giving of notice or both, would (if not cured or otherwise remedied during such time) become an Event of Default.
“Default Rate” means a per annum rate equal to (a) in the case of principal of or interest on any Loan, 5% plus the rate otherwise applicable to such Loan as provided in Section 1.06(a) or (ii) in the case of any other Obligations, 5% plus the rate applicable to Base Rate Loans as provided in such Section.
“Disposition” means (a) the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under Section 6.02(a), (c) and (d), and (b) the sale or transfer by a Borrower or any Subsidiary of any Stock or Stock Equivalent issued by any Subsidiary of a Borrower and held by such transferor Person.
“Dollars”, “dollars” and “$” each mean lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.
“EBITDA” means, with respect to any period for any Person, (a) Net Income plus (b) without duplication and to the extent deducted in determining Net Income the sum of:
(i)    Interest Expense, including the non-cash amortization of debt issuance costs;
(ii)    provision for income and franchise tax expenses (or minus any income tax credits);
(iii)    depreciation and amortization expense;
(iv)    any non-cash expenses, non-cash charges or non-cash losses but excluding any non-cash expense, charge or loss that is an accrual of, or a reserve for, a cash expenditure to be made in a future period and any non-cash charge that relates to the write-down or write-off of Accounts and Inventory
(v)    restructuring charges not to exceed $500,000 in any Fiscal Year;
(vi)    extraordinary and non-recurring cash charges and cash expenses not to exceed $500,000 in any Fiscal Year;
(vii)    severance payments to employees not to exceed (a) $1,000,000 for each of the Fiscal Years ending December 31, 2014 and December 31, 2015, and (b) $500,000 in any Fiscal Year thereafter;
(viii)    charges incurred in connection with restricted stock issuances or other non-cash compensation to employees;
(ix)    transaction fees and expenses incurred in connection with the consummation of this Agreement;
(x)    transaction fees and expenses incurred in efforts by the Borrowers to consummate Permitted Acquisitions not to exceed $500,000 in any Fiscal Year, whether or not such acquisitions are consummated;
(xi)    capital losses (or minus any capital gains) arising from any disposition;
(xii)    charges, losses and expenses related to product recalls not to exceed $500,000 in any Fiscal Year, minus (c) without duplication and to the extent included in Net Income,
(i)    interest income,
(ii)    any extraordinary gains and any non-cash gains or non-cash income
(iii)    income (or minus any loss) of any joint venture or other Person that is not a Subsidiary of a Borrower (except to the extent of the amount of dividends actually received in cash by any Borrower or any Subsidiary).
“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System.
“Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.
“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and Attorneys’ Costs) that may be imposed on, incurred by or asserted against any Credit Party or any Subsidiary as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Credit Party or any Subsidiary, whether on, prior or after the date hereof.
“Equipment” means all “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by any Credit Party, wherever located.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means, collectively, any Credit Party and any Person under common control or treated as a single employer with, any Credit Party, within the meaning of Section 414(b), (c), (m) or (o) of the Code.
“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement is duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA; (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due; (h) the imposition of a lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate; (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder; (j) a Title IV plan is in “at risk” status within the meaning of Code Section 430(i); (k) a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code; and (l) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any material liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.
“Event of Loss” means, with respect to any Property, (a) any loss, destruction or damage of such Property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such Property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.
“Excluded Domestic Holdco” means a Domestic Subsidiary substantially all of the assets of which consist of Stock of one or more Excluded Foreign Subsidiaries.
“Excluded Domestic Subsidiary” means any Domestic Subsidiary that is (a) a direct or indirect Subsidiary of an Excluded Foreign Subsidiary or (b) an Excluded Domestic Holdco.
“Excluded Equity Issuance” means Net Issuance Proceeds resulting from the issuance of (a) Stock or Stock Equivalents by Symmetry to management or employees of a Credit Party under any employee stock option or stock purchase plan or other employee benefits plan in existence from time to time and (b) Stock or Stock Equivalents by a Wholly-Owned Subsidiary of a Borrower to a Borrower or another Wholly-Owned Subsidiary of a Borrower constituting an Investment permitted hereunder.
“Excluded Foreign Subsidiary” means a Foreign Subsidiary which is (a) a controlled foreign corporation (as defined in the Code) that has not guaranteed or pledged any of its assets to secure, or with respect to which there shall not have been pledged two-thirds or more of the voting Stock and Stock Equivalents to secure, any Indebtedness (other than the Loans) of a Credit Party or (b) a Foreign Subsidiary owned by a Foreign Subsidiary described in clause (a).
“Excess Cash Flow” means (a) the sum of (i) EBITDA and (ii) decrease in Working Capital over (b) the sum, without duplication of (i) scheduled principal payments with respect to Indebtedness actually paid in cash, (ii) Non-Financed Capital Expenditures paid in cash, (iii) Interest Expense actually paid in cash, (iv) Taxes on or measured by income actually paid in cash, and (v) increase in Working Capital.
“Excluded Rate Contract Obligation” means, with respect to any Guarantor, any guarantee of any Swap Obligations under a Secured Rate Contract if, and only to the extent that and for so long as, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation under a Secured Rate Contract (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation under a Secured Rate Contract. If a Swap Obligation under a Secured Rate Contract arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation under a Secured Rate Contract that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Tax” means with respect to any Secured Party: (a) Taxes measured by net income (including branch profit Taxes) and franchise Taxes imposed in lieu of net income Taxes, in each case (i) imposed on any Secured Party as a result of being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) withholding Taxes to the extent that the obligation to withhold amounts existed on the date that such Person became a Secured Party under this Agreement in the capacity under which such Person makes a claim under Section 11.01(a) or designates a new Lending Office, except in each case to the extent such Person is a direct or indirect assignee (other than pursuant to Section 10.18) of any other Secured Party that was entitled, at the time the assignment to such Person became effective, to receive additional amounts under Section 11.01(a); (c) Taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law) by any Secured Party to deliver the documentation required to be delivered pursuant to Section 11.01(e); and (d) any United States federal withholding Taxes imposed under FATCA.
“E-Fax” means any system used to receive or transmit faxes electronically.
“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.
“E-System” means any electronic system approved by Agent, including Syndtrak®, Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.
“FATCA” means Sections 1471, 1472, 1473 and 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), current or future United States Treasury Regulations promulgated thereunder and published guidance with respect thereto, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements with respect thereto.
“FDA” means the United States Food and Drug Administration and any successor thereto.
“Federal Flood Insurance” means federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as determined by Agent in a commercially reasonable manner.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.
“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.
“Final Satisfaction” means the date all of the following have occurred (a) termination of the Revolving Commitments, (b) payment and satisfaction in full in cash of all Loans, all L/C Reimbursement Obligations and all other Obligations under the Loan Documents and all Obligations arising under Secured Rate Contracts that Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable, (c) deposit of cash collateral with respect to all contingent Obligations (or, for any Letter of Credit Obligation, receipt by Agent of a back-up letter of credit), in amounts and on terms and conditions and with parties satisfactory to Agent and each Indemnitee that is, or may be, owed such Obligations (excluding contingent Obligations (other than L/C Reimbursement Obligations) as to which no claim has been asserted) and (d) to the extent requested by Agent, receipt by Agent and Secured Parties of liability releases from Credit Parties each in form and substance acceptable to Agent.
“Financial Statements” means with respect to each applicable accounting period, consolidated and consolidating balance sheets of the Consolidated Group as at the end of such period and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such period, certified by an appropriate Responsible Officer of Borrower Representative as being complete and correct and fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of the Consolidated Group, and with respect to unaudited statements, subject to normal year-end adjustments and absence of footnote disclosures.
“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.
“Fiscal Quarter” means any of the quarterly accounting periods of Credit Parties, ending on the last fiscal day of March, June, September and December of each year.
“Fiscal Year” means any of the annual accounting periods of Credit Parties ending on the last fiscal day of December of each year.
“Fixed Charge Coverage Ratio” means, with respect to any period for the Consolidated Group, the ratio of (a) EBITDA minus (i) Non-Financed Capital Expenditures and (ii) federal income taxes and other taxes measured by net income actually paid in cash, to (b) the Fixed Charges.
“Fixed Charges” means, with respect to any period for any Person, the sum of (a) Interest Expense, (b) the principal payments made or due on Indebtedness, and (c) Restricted Payments.
“Flood Insurance” means, for any Real Estate located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance that (a) meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines and (b) shall be in an amount equal to the full, unpaid balance of the Loans and any prior liens on the Real Estate up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Agent, with deductibles not to exceed $50,000.
“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is a “controlled foreign corporation” under Section 957 of the Code.
“Funded Indebtedness” means, as of any date of measurement, all Indebtedness of the Consolidated Group as of the date of measurement (other than Indebtedness of the type described in clauses (e), (g), (h), (i) and (j) (other than with respect to clause (j), guaranties of Indebtedness of others of the type not described in clauses (e), (g), (h) and (i) of the definition of Indebtedness) of the definition of Indebtedness).
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions and comparable stature and authority within the accounting profession) that are applicable to the circumstances as of the date of determination, applied consistently as provided in and subject to Section 12.04.
“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, Taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners). The term “Governmental Authority” shall further include any institutional review board, ethics committee, data monitoring committee, or other committee or entity with defined authority to oversee Regulatory Matters.
“Guarantor” means each Borrower (as to the Obligations directly incurred by each other Borrower) and each Subsidiary of Borrower that is or becomes a party to the Guaranty and Security Agreement, and any other Person that has guaranteed any Obligations.
“Guaranty and Security Agreement” means that certain Guaranty and Security Agreement, dated as of even date herewith, made by Credit Parties in favor of Agent, for the benefit of Secured Parties.
“Hazardous Material” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.
“Impacted Lender” means any Lender that fails to provide Agent, within three Business Days following Agent’s written request, satisfactory assurance that such Lender will not become a Non-Funding Lender.
“Indebtedness” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the Ordinary Course of Business); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (h) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is 180 days after the Stated Maturity Date, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (j) all Contingent Obligations described in clause (a) of the definition thereof in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above.
“Indemnified Tax” means (a) any Tax other than an Excluded Tax and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.
“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.
“Interest Expense” means, with respect to any period for any Person, total interest expense calculated in accordance with GAAP (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) with respect to all outstanding Indebtedness, including all commissions, discounts and other fees and charges owed with respect to letters of credit for such period (in each case calculated without regard to any limitations on payment thereof).
“Interest Payment Date” means, (a) with respect to any LIBOR Rate Loan (other than a LIBOR Rate Loan having an Interest Period of six months) the last day of each Interest Period applicable to such Loan, (b) with respect to any LIBOR Rate Loan having an Interest Period of six months, the last day of each three month interval and, without duplication, the last day of such Interest Period, and (c) with respect to Base Rate Loans (including Swing Loans) the first day of each month.
“Interest Period” means, with respect to any LIBOR Rate Loan, the period commencing on the Business Day such Loan is disbursed or continued or on the Conversion Date on which a Base Rate Loan is converted to the LIBOR Rate Loan and ending on the date one, two, three or six months thereafter, as selected by Borrower Representative in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:
(a)    if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;
(b)    any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date.
“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to internet domain names.
“Inventory” means all of the “inventory” (as such term is defined in the UCC) of Credit Parties, including all merchandise, raw materials, parts, supplies, work in process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of a Credit Party’s custody or possession, including inventory on the premises of others and items in transit.
“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.
“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.
“IRS” means the Internal Revenue Service of the United States and any successor thereto.
“Issue” means, with respect to any Letter of Credit, to issue, extend the expiration date of, renew (including by failure to object to any automatic renewal on the last day such objection is permitted), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing. The terms “Issued” and “Issuance” have correlative meanings.
“L/C Issuer” means any Lender or an Affiliate thereof or a bank or other legally authorized Person, in each case, reasonably acceptable to Agent, in such Person’s capacity as an Issuer of Letters of Credit hereunder.
“L/C Reimbursement Obligation” means, for any Letter of Credit, the obligation of Borrowers to L/C Issuer thereof or to Agent, as and when matured, to pay all amounts drawn under such Letter of Credit.
“Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” on Schedule 10.02, or such other office or offices of such Lender as it may from time to time notify Borrower Representative and Agent.
“Letter of Credit” means documentary or standby letters of credit Issued for the account of Borrowers by L/C Issuers, and bankers’ acceptances issued by a Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.
“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders, whether direct or indirect, contingent or otherwise, due or not due, in connection with the Issuance of Letters of Credit by L/C Issuers or the purchase of a participation in any Letter of Credit as set forth in Section 1.03. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent and Lenders under each Letter of Credit or pursuant thereto.
“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.
“LIBOR” means, for each Interest Period, the offered rate per annum for deposits of Dollars for the applicable Interest Period that appears on Reuters Screen LIBOR 01 Page as of 11:00 A.M. (London, England time) two Business Days prior to the first day in such Interest Period. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by Agent at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to Agent in the London interbank market for such Interest Period for the applicable principal amount on such date of determination.
“LIBOR Rate Loan” means a Loan that bears interest based on LIBOR.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including those created by, arising under or evidenced by any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.
“Loan” means any loan made or deemed made by any Lender hereunder.
“Loan Documents” means this Agreement, the Notes, the Fee Letter, the Collateral Documents and all documents delivered to Agent and/or any Lender in connection with any of the foregoing.
“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.
“Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a material adverse change in or a material adverse effect on any of (a) the condition (financial or otherwise), business, performance, operations or Property of any Credit Party, individually, or the Credit Parties and their Subsidiaries taken as a whole; (b) the ability of any Credit Party or any other Person (other than Agent or Lenders) to perform its obligations under any Loan Document; or (c) the validity or enforceability of any Loan Document or the rights and remedies of Agent, Lenders and the other Secured Parties under any Loan Document. Without limiting the generality of the foregoing, any event or occurrence which results or would reasonably be expected to result in Liabilities to Credit Parties in excess of $2,000,000 individually or in the aggregate shall be deemed to have a Material Adverse Effect, excluding any Intangible Asset Impairment.
“Material Environmental Liabilities” means Environmental Liabilities exceeding $500,000 in the aggregate.
“Maximum Availability” means the lesser of (a) the Borrowing Base (as calculated pursuant to the Borrowing Base Certificate) in effect from time to time and (b) the Aggregate Revolving Commitment then in effect less any Reserves with respect thereto established by Agent at such time in its Permitted Discretion.
“Maximum Revolving Loan Balance” means (a) the Maximum Availability minus (b) the sum of (i) the aggregate amount of Letter of Credit Obligations and (ii) the aggregate outstanding principal amount of the Swing Loans.
“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on Real Estate or any interest in Real Estate.
“Multiemployer Plan” means any multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.
“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a federal insurance program.
“Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period determined in accordance with GAAP; provided, however, that the following shall be excluded: (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be Consolidated into the net income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation, and (c) the net income of any other Person arising prior to such other Person becoming a Subsidiary of such Person or merging or consolidating into such Person or its Subsidiaries.
“Net Issuance Proceeds” means, in respect of any issuance of debt or equity, cash proceeds (including cash proceeds as and when received in respect of non-cash proceeds received or receivable in connection with such issuance), net of underwriting discounts and reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of a Borrower.
“Net Orderly Liquidation Value” means the cash proceeds of Inventory and/or Equipment, as applicable, which could be obtained in an orderly liquidation (net of all liquidation expenses, costs of sale, operating expenses and retrieval and related costs), as determined pursuant to the most recent third-party appraisal of such Inventory and/or Equipment delivered to Agent by an appraiser reasonably acceptable to Agent.
“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a Disposition, as well as insurance proceeds and condemnation and similar awards received on account of an Event of Loss, net of: (a) in the event of a Disposition (i) the direct costs relating to such Disposition excluding amounts payable to a Borrower or any Affiliate of a Borrower, (ii) sale, use or other transaction Taxes paid or payable as a result thereof, and (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition and (b) in the event of an Event of Loss, (i) so long as no Default or Event of Default has occurred and is continuing, all money actually applied to repair or reconstruct the damaged Property or Property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.
“NOLV Factor” means, as of the date of the appraisal of Inventory most recently received by Agent, the quotient of the Net Orderly Liquidation Value of Inventory divided by the book value of Inventory, expressed as a percentage, which will be increased or reduced upon receipt by Agent of each updated appraisal.
“Non-Financed Capital Expenditures” means the sum of all expenditures (whether paid in cash or accrued as liabilities) that are or are required to be treated as capital expenditures under GAAP less the portion thereof financed under Capital Leases or with proceeds of other long term Indebtedness (other than Revolving Loans and Swing Loans) incurred substantially concurrently but in any event within 20 days after such expenditure.
“Non-Funding Lender” means any Lender that has (a) failed to fund any payments required to be made by it under the Loan Documents within two Business Days after any such payment is due (excluding expense and similar reimbursements that are subject to good faith disputes), (b) refused to issue a Letter of Credit requested by Borrowers, (c) given written notice (and Agent has not received a revocation in writing), to a Borrower, Agent, any Lender, or L/C Issuer or has otherwise publicly announced (and Agent has not received notice of a public retraction) that such Lender believes it will fail to fund payments or purchases of participations required to be funded by it under the Loan Documents or one or more other syndicated credit facilities, (d) failed to fund, and not cured, loans, participations, advances, or reimbursement obligations under one or more other syndicated credit facilities, unless subject to a good faith dispute, or (e) or any Person that directly or indirectly controls such Lender has, (i) become subject to a voluntary or involuntary case under the Bankruptcy Code or any similar bankruptcy laws, (ii) a custodian, conservator, receiver or similar official appointed for it or any substantial part of such Person’s assets, or (iii) made a general assignment for the benefit of creditors, been liquidated, or otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for this clause (e), Agent has determined that such Lender is reasonably likely to fail to fund any payments required to be made by it under the Loan Documents. For purposes of this definition, control of a Person shall have the same meaning as in the second sentence of the definition of Affiliate.
“Non-U.S. Lender Party” means each of Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is not a United States person as defined in Section 7701(a)(30) of the Code.
“Note” means any Revolving Note or Swingline Note and “Notes” means all such Notes.
“Notice of Borrowing” means a notice given by Borrower Representative to Agent pursuant to Section 1.09, in substantially the form of Exhibit 1.09.
“Obligations” means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Credit Party to any Lender, Agent, any L/C Issuer, any Secured Swap Provider or any other Person required to be indemnified, that arises under any Loan Document or any Secured Rate Contract, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired; provided, that Obligations of any Guarantor shall not include any Excluded Rate Contract Obligations solely of such Guarantor.
“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.
“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.
“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax, other than any such connection arising solely from Secured Party having executed, delivered, become a party to, performed its obligations or received a payment under, received or perfected as a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, Secured Rate Contract or any related document, or sold or assigned an interest in any Loan or Loan Document.
“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56.
“PBGC” means the United States Pension Benefit Guaranty Corporation, together with any successor thereto.
“Perfection Certificate” means a written certificate from Borrower Representative setting forth certain information regarding Credit Parties and their Properties as contemplated by Article IV, in form and substance acceptable to Agent and attached hereto as Schedule 4.21.
“Permits” means, with respect to any Person, any permit, approval, clearance, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or Products or to which such Person or any of its property or Products is subject, including without limitation all Registrations.
“Permitted Acquisition” means any Acquisition by (i) a Credit Party of substantially all of the assets of a Target, which assets are located in the United States or (ii) a Credit Party of 100% of the Stock and Stock Equivalents of a Target organized under the laws of any State in the United States or the District of Columbia, in each case, to the extent that the following conditions have been satisfied:
(a)    to the extent the Acquisition will be financed in full or in part with the proceeds of any Loan, the conditions set forth in Section 3.02 have been satisfied;
(b)    Borrower Representative shall have notified Agent and Lenders of such proposed Acquisition at least 30 days prior to the consummation thereof and furnished to Agent and Lenders at least 15 days prior to the consummation thereof (i) an executed term sheet and/or letter of intent (setting forth in reasonable detail the terms and conditions of such Acquisition), executed counterparts of the respective agreements, documents or instruments pursuant to which such Acquisition is to be consummated (including any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, (ii) pro forma financial statements of the Consolidated Group after giving effect to the consummation of such Acquisition, (iii) a certificate of a Responsible Officer of Borrower Representative demonstrating on a pro forma basis compliance with the covenants set forth in Article VI after giving effect to the consummation of such Acquisition and (iv) copies of such other agreements, instruments and other documents and such other information as Agent reasonably shall request;
(c)    Borrowers and their Subsidiaries (including any new Subsidiary) shall execute and deliver the agreements, instruments and other documents required by Section 5.11 and Agent shall have received, for the benefit of Secured Parties, a collateral assignment of the seller’s representations, warranties and indemnities to Borrowers or any of their Subsidiaries under the acquisition documents;
(d)    such Acquisition is not hostile and is approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the Target;
(e)    no Default or Event of Default shall then exist or would exist after giving effect thereto;
(f)    average daily Availability shall be not less than $5,000,000 for the 90-day period preceding such Acquisition and, on a pro forma basis, for the 90-day period after giving effect to such Acquisition;
(g)    no more than $5,000,000 in the aggregate principal amount of Revolving Loans may be used during any Fiscal Year to consummate all such Acquisitions;
(h)    the total consideration paid or payable (including all transaction costs, assumed Indebtedness and Liabilities incurred, assumed or reflected on a consolidated balance sheet of Credit Parties and their Subsidiaries after giving effect to such Acquisition and the maximum amount of all deferred payments) for all Acquisitions consummated during any Fiscal Year shall not exceed $15,000,000 in the aggregate for all such Acquisitions; and
(i)    the Target has EBITDA, subject to pro forma adjustments acceptable to Agent, for the most recent four quarters prior to the acquisition date for which financial statements are available, greater than zero.
Notwithstanding the foregoing, no Accounts or Inventory acquired by a Credit Party in a Permitted Acquisition shall be included as Eligible Accounts or Eligible Inventory until a field examination (and, if required by Agent, an Inventory appraisal) with respect thereto is completed to the satisfaction of Agent, including the establishment of Reserves required in Agent’s Permitted Discretion; provided that such field examinations and appraisals shall not count against the limited number of field examinations or appraisals for which expense reimbursement may be sought.
“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.
“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Indebtedness permitted under Section 6.05(c) or (d) that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced or extended, (b) has a Weighted Average Life to Maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, (e) the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended and (f) is otherwise on terms no less favorable to Credit Parties and their Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced or extended.
“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.
“Pledged Collateral” has the meaning specified in the Guaranty and Security Agreement and shall include any other Collateral required to be delivered to Agent pursuant to the terms of any Collateral Document.
“Prior Indebtedness” means all Indebtedness and other obligations owing by any Credit Party to Prior Lenders as more fully set forth on Schedule 12.02 attached hereto.
“Prior Lenders” means JPMorgan Chase Bank, N.A.
“Proceeding” means any investigation, inquiry, litigation, review, hearing, suit, claim, audit, arbitration, proceeding or action (in each case, whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.
“Products” means any item or any service that is designed, created, manufactured, managed, performed, or otherwise used, offered, or handled by or on behalf of the Credit Parties or any of their Subsidiaries.
“Pro Forma EBITDA” means, with respect to any Target, EBITDA for such Target for the most recent 12 fiscal month period for which financial statements are available at the time of determination thereof, adjusted by verifiable expense reductions, including excess owner compensation, if any, which are expected to be realized, in each case calculated by Borrowers and approved by Agent and Required Lenders.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.
“Public Health Laws” means all applicable Requirements of Law relating to the procurement, development, manufacture, production, analysis, distribution, dispensing, importation, exportation, use, handling, quality, sale, or promotion of any drug, medical device, food, dietary supplement, or other product (including, without limitation, any ingredient or component of the foregoing products) subject to regulation under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. et seq.) and similar state laws, controlled substances laws, pharmacy laws, or consumer product safety laws.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation under a Secured Rate Contract, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation under a Secured Rate Contract or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) designed to provide protection against fluctuations in interest or currency exchange rates and any other agreements or arrangements designed to provide such protection.
“Real Estate” means any real property owned, leased, subleased or otherwise operated or occupied by any Credit Party or any Subsidiary.
“Registrations” means all Permits and exemptions issued or allowed by any Governmental Authority (including but not limited to new drug applications, abbreviated new drug applications, biologics license applications, investigational new drug applications, over-the-counter drug monograph, device pre-market approval applications, device pre-market notifications, investigational device exemptions, product recertifications, manufacturing approvals and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals or their foreign equivalent, controlled substance registrations, and wholesale distributor permits) held by, or applied by contract to, any Credit Party or any of its Subsidiaries, that are required for the research, development, manufacture, distribution, marketing, storage, transportation, use and sale of the Products of any Credit Party or any of its Subsidiaries.
“Regulatory Matters” means, collectively, activities and Products that are subject to Public Health Laws.
“Related Agreements” means, collectively, the Agreement and Plan of Merger, dated as of August 4, 2014, by and among TecoStar Holdings, Inc., a Delaware corporation, Tecomet Inc., a Massachusetts corporation, TecoSym Inc., a Delaware corporation and Symmetry Medical Inc., a Delaware corporation (the “Merger Agreement”), the Separation Agreement, the Transition Services Agreement, the Shared IP Cross-License Agreement, the Quality Agreement and the Supply Agreement (each as defined in the Merger Agreement).
“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, investor, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III) and other consultants and agents of or to such Person or any of its Affiliates.
“Related Transactions” means the transactions contemplated by the Related Agreements, including those described on Schedule 3.01.
“Releases” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.
“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.
“Required Lenders” means at any time (a) Lenders then holding more than 50% of the sum of the Aggregate Revolving Commitment then in effect, or (b) if the Aggregate Revolving Commitments have terminated, Lenders then holding more than 50% of the sum of the aggregate unpaid principal amount of Loans (other than Swing Loans) then outstanding, outstanding Letter of Credit Obligations, amounts of participations in Swing Loans and the principal amount of unparticipated portions of Swing Loans.
“Requirement of Law” means, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its Property or Products or to which such Person or any of its Property or Products is subject.
“Reserves” means, with respect to the Borrowing Base (a) reserves established by Agent from time to time against Eligible Accounts pursuant to Section 2.01 and Eligible Inventory pursuant to Section 2.02, and (b) such other reserves against Eligible Accounts, Eligible Inventory or Availability that Agent may, in its Permitted Discretion, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued interest expenses or Indebtedness shall be deemed to be an exercise of Agent’s Permitted Discretion.
“Responsible Officer” means the chief executive officer or the president of a Borrower or Borrower Representative, as applicable, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer or the treasurer of a Borrower or Borrower Representative, as applicable, or any other officer having substantially the same authority and responsibility.
“Revolving Commitment” means for each Lender, the amount set forth opposite such Lender’s name in Schedule 1 under the heading “Revolving Commitments” as such amount as the same may be reduced or increased from time to time in accordance with this Agreement.
“Revolving Lender” means each Lender with a Revolving Commitment (or if the Revolving Commitments have terminated, who hold Revolving Loans, Letter of Credit Obligations or participations in Swing Loans.)
“Revolving Note” means a promissory note of Borrowers payable to a Lender in substantially the form of Exhibit 12.02(b), evidencing Indebtedness of Borrowers under the Revolving Commitment of such Lender.
“Revolving Termination Date” means the earlier to occur of: (a) the Stated Maturity Date; and (b) the date on which the Aggregate Revolving Commitment shall terminate in accordance with the provisions of this Agreement.
“Secured Party” means Agent, each Lender, each L/C Issuer, each other Indemnitee and each other holder of any Obligation of a Credit Party, including each Secured Swap Provider.
“Secured Rate Contract” means any Rate Contract between a Borrower and the counterparty thereto, (i) for which GE Capital or an Affiliate of GE Capital has provided credit enhancement through either an assignment right or a letter of credit in favor of the counterparty, or (ii) which Agent has acknowledged in writing constitutes a “Secured Rate Contract” hereunder.
“Secured Swap Provider” means (i) a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Rate Contract) who has entered into a Secured Rate Contract with a Borrower, or (ii) a Person with whom a Borrower has entered into a Secured Rate Contract for which GE Capital or an Affiliate of GE Capital has provided credit enhancement through either an assignment right or a letter of credit in favor of such Person and any assignee thereof.
“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.
“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a 1% chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.
“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to Agent.
“Stated Maturity Date” means December 5, 2019.
“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.
“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.
“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than 50% of the voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person. Unless the context provides otherwise, each reference to Subsidiary under the Loan Documents shall be deemed to be a reference to a Subsidiary a Credit Party.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swingline Commitment” means $3,000,000.
“Swingline Lender” means, each in its capacity as Swingline Lender hereunder, GE Capital or, upon the resignation of GE Capital as Agent hereunder, any Lender (or Affiliate or Approved Fund of any Lender) that agrees, with the approval of Agent (or, if there is no such successor Agent, the Required Lenders) and Borrowers, to act as Swingline Lender hereunder.
“Swingline Note” means a promissory note of Borrowers payable to Swingline Lender, in substantially the form of Exhibit 12.02(c), evidencing the Indebtedness of Borrowers to Swingline Lender resulting from the Swing Loans made to Borrowers by Swingline Lender.
“Target” means any Person or business unit or asset group of any Person acquired or proposed to be acquired in an Acquisition.
“Tax Affiliate” means, (a) each member of the Consolidated Group, (b) each other Credit Party and (c) any Affiliate of a Borrower with which such Borrower files or is eligible to file consolidated, combined or unitary Tax returns.
“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.
“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.
“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.
“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of Illinois.
“United States” and “U.S.” each means the United States of America.
“Usage” means, as of any date of determination, the average of:
(a) the daily balances of the Aggregate Revolving Commitment during the preceding calendar month, less
(b) the sum of (i) the daily balance of all Revolving Loans plus (ii) the daily amount of Letter of Credit Obligations, plus (iii) the daily balance of all outstanding Swing Loans, in each case, during the preceding calendar month.
“U.S. Lender Party” means each of Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is a United States person as defined in Section 7701(a)(30) of the Code.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended, the effects of any prepayments made on such Indebtedness prior to the date of the applicable extension shall be disregarded.
“Wholly-Owned Subsidiary” of a Person means any Subsidiary of such Person, all of the Stock and Stock Equivalents of which (other than directors’ qualifying shares required by law) are owned by such Person, either directly or through one or more Wholly-Owned Subsidiaries of such Person.
“Working Capital” means adjusted current assets less adjusted current liabilities.
Section 12.03.     Other Interpretive Provisions.
(o)    Defined Terms. Unless otherwise specified herein or therein, all terms defined in any Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.
(p)    The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision of such Loan Document; and subsection, section, schedule and exhibit references are to such Loan Document unless otherwise specified.
(q)    Certain Common Terms. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term “including” is not limiting and means “including without limitation.”
(r)    Performance; Time. Whenever any performance obligation hereunder or under any other Loan Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. All references to time shall be based upon New York time. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of any Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.
(s)    Contracts. Unless otherwise expressly provided herein or in any other Loan Document, references to agreements and other contractual instruments, including the Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.
(t)    Laws. References to any statute or regulation may be made by using either the common or public name thereof or a specific cite reference and, except as otherwise provided with respect to FATCA, are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.
Section 12.04.     Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by the Consolidated Group shall be given effect for purposes of measuring compliance with any provision of Article VI or VII unless Borrowers, Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article VI and Article VII shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary at “fair value.” A breach of a financial covenant contained in Article VII shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered to Agent.
Section 12.05.     Payments. Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Credit Party or any L/C Issuer. Any such determination or redetermination by Agent shall be conclusive and binding for all purposes, absent manifest error. No determination or redetermination by any Secured Party or any Credit Party and no other currency conversion shall change or release any obligation of any Credit Party or of any Secured Party (other than Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted. Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.
[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS:

SYMMETRY SURGICAL INC.

By: /s/ David C. Milne        _______
Name: David C. Milne
Title: Chief Administrative Officer, SVP, General Counsel and Corporate Secretary
FEIN: 35-1996126

SPECIALTY SURGICAL INSTRUMENTATION, INC.

By: /s/ David C. Milne        _______
Name: David C. Milne
Title: Chief Administrative Officer, SVP, General Counsel and Corporate Secretary
FEIN: 69-0982516

OLSEN MEDICAL, LLC

By: Specialty Surgical Instrumentation, Inc., as its Member

By: /s/ David C. Milne            _
Name: David C. Milne
Title: Chief Administrative Officer, SVP,
General Counsel and Corporate
Secretary
FEIN: 45-2917230

BORROWER REPRESENTATIVE:

SYMMETRY SURGICAL INC.

By: /s/ David C. Milne            _
Name: David C. Milne
Title: Chief Administrative Officer, SVP, General Counsel and Corporate Secretary
FEIN: 35-1996126

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

OTHER CREDIT PARTIES:

SYMMETRY MEDICAL SSI REAL ESTATE, LLC

By: Specialty Surgical Instrumentation, Inc., as its Member

By: /s/ David C. Milne        ________
Name: David C. Milne
Title: Chief Administrative Officer, SVP,
General Counsel and Corporate
Secretary
FEIN: N/A

SYMMETRY SURGICAL INTERNATIONAL, INC.

By: /s/ David C. Milne        ________
Name: David C. Milne
Title: Chief Administrative Officer, SVP, General Counsel and Corporate Secretary
FEIN: 46-2251256

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.
GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Swingline Lender

By: /s/ Jason Dufour        _____
Name: Jason Dufour
Title: Duly Authorized Signatory

GE CAPITAL BANK, as a Lender

By: /s/ Jeffrey M. Thomas____________
Name: Jeffrey M. Thomas
Title: Duly Authorized Signatory

Schedule 1
Commitments

Revolving Commitment
GE Capital Bank	$20,000,000

Schedule 3.01
Conditions Precedent
The following conditions precedent shall be satisfied, each as determined by, and in form and substance acceptable to, Agent, on or prior to the Closing Date, unless waived in accordance with Section 10.01:
(a)Loan Documents. Agent shall have received each of the Loan Documents duly executed by the parties thereto.
(b)Liquidity. Not more than $5,000,000 in Revolving Loans shall be advanced on the Closing Date, and after giving effect to the consummation of the transactions contemplated hereby and the Related Transactions, payment of all costs and expenses in connection therewith, funding of the initial Loans and Issuance of the initial Letters of Credit, Availability plus unrestricted cash and Cash Equivalents of the Credit Parties’ maintained in a deposit account subject to a Control Agreement shall be not less than $1,500,000.
(c)Related Transactions. The Related Transactions shall have closed in the manner contemplated by the Related Agreements and shall otherwise be in form and substance reasonably satisfactory to Agent.
(d)Repayment of Prior Lender Obligations; Satisfaction of Outstanding L/Cs. (i) Agent shall have received a fully executed pay-off letter reasonably satisfactory to Agent confirming that all obligations owing by any Credit Party to Prior Lenders will be repaid in full from the proceeds of the initial Loans and all Liens upon any of the Property of Credit Parties or any of their Subsidiaries in favor of Prior Lenders shall be terminated by Prior Lenders immediately upon such payment; and (ii) all letters of credit issued or guaranteed by Prior Lenders have been cash collateralized or supported by a Letter of Credit Issued pursuant hereto, as mutually agreed upon by Agent, Borrowers and such Prior Lender.
(e)Approvals. Agent shall have received (i) satisfactory evidence that Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of the Loan Documents and the consummation of the Related Transactions or (ii) an officer’s certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.
(f)Corporate Due Diligence. Agent shall have received satisfactory closing certificates with respect to each Credit Party, certifying as to such Credit Party’s Organizational Documents, good standing and qualifications, resolutions or written consents, as applicable, incumbency and such other matters requested by and satisfactory to Agent, including recent certificates from the applicable Governmental Authorities.
(g)Opinions. Agent shall have received satisfactory legal opinions addressed to Agent and each Lender.
(h)Personal Property Requirements. Agent shall have received: (i) all certificates, agreements, or instruments necessary to perfect Agent’s security interest in all Chattel Paper, all Instruments, all Deposit Accounts and all Investment Property of each Credit Party (as each such term is defined in the Guaranty and Security Agreement and to the extent required thereby); (ii) such searches that Agent deems necessary or appropriate; (iii) UCC financing statements in appropriate form for filing under the UCC, filings with the United States Patent and Trademark Office and United States Copyright Office and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or, in the opinion of the Agent, desirable to perfect the Liens created, or purported to be created, by the Collateral Documents; (iv) such releases with respect to any Liens on the Collateral (other than Permitted Liens) as determined by Agent; and (vi) evidence acceptable to Agent of payment or arrangements for payment by Credit Parties of all applicable recording Taxes, fees, charges, costs and expenses required for the recording of the Collateral Documents.
(i)Solvency Certificate. A certificate from Borrower Representative, on behalf of Credit Parties, signed by Borrower Representative’s chief financial officer or other comparable person, certifying to Agent and Lenders that, both before and immediately after consummation of the transactions contemplated by the Loan Documents and after giving effect thereto, Credit Parties, taken as a whole, are Solvent.
(j)Payment of Fees. Borrowers shall have paid the fees required to be paid on the Closing Date, and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.
(k)Business Due Diligence. Agent and Lenders shall have completed, to their satisfaction, (i) business due diligence, (ii) background checks on Credit Parties, Target, management and significant related parties, (iii) an environmental review, (iv) insurance review, and (v) customer and supplier calls).
(l)Legal Due Diligence. Agent and Lenders shall have completed, to their satisfaction, legal due diligence, including satisfactory review of all pending regulatory investigations (including all FDA investigations) and material pending or threatened litigation or proceeding in court or any administrative forum. The ownership, capital, corporate, tax, organizational and legal structure of Borrowers and their Subsidiaries as of the Closing Date shall be satisfactory to Agent and Lenders.
(m)Insurance. Agent shall have received acceptable (i) insurance certificates with such endorsements requested by Agent and (ii) Federal Flood Insurance policies or binders for each parcel of real estate located in a Special Flood Hazard Area.
(n)Financial Statements. The receipt and satisfactory review by Agent of (i) the Consolidated Group’s audited financial statements for the Fiscal Year ended December 31, 2013, (ii) the unaudited statements for September 30, 2014, and (iii) the auditors’ management letters, if any, for the Fiscal Years ending December 31, 2012 and 2013. The audited statements will agree in all material respects to the financial information provided prior to the receipt of these audited financials. Agent shall have also received a pro forma closing balance sheet, adjusted to give effect to the transaction contemplated hereby, which is satisfactory to Agent.
(o)Budget and Projections. Agent shall have received and reviewed, to its satisfaction, annual budget with respect to the Consolidated Group for a five year period (with monthly projections for the 12 months after close) as well as actual results for the 12 months prior to close). Agent and Lenders shall be satisfied, based on financial statements (actual and pro forma), projections and other evidence provided by Borrowers, or requested by Agent, that the Credit Parties and their Subsidiaries, after incurring the indebtedness contemplated by the Revolving Facility, will be solvent, able to satisfy their obligations as they mature and adequately capitalized.
(p)Material Adverse Effect. The determination by Agent that no change, development, or event has or would reasonably be expected to have a Material Adverse Effect.
(q)Litigation. There exists no order or injunction or pending litigation in which there is a reasonable possibility of a decision which would have a Material Adverse Effect on Borrowers or any Subsidiary and no pending litigation seeking to enjoin or prevent the transactions contemplated hereby or the Related Transactions.

Schedule 4.05
Litigation

1.
In September 2013, Xodus Medical Inc., Alessio Pigazzi and Glenn Keilar (collectively “Xodus”) filed suit against Prime Medical, LLC (“Prime”), and Specialty Surgical Instrumentation, Inc. d/b/a Symmetry Surgical Inc. in the United States District Court for the Western District of Pennsylvania under cause number 2:13-cv-01372-AJS. In the lawsuit Xodus alleged that Prime, a manufacturer of products Symmetry Surgical distributes, had infringed on two of its patents, US Patent No. 8,511,314 and US Patent No. 8,464,720 (the “Xodus Patents”) and that Symmetry Surgical was liable to it for damages for selling products that infringed on the Xodus Patents. Symmetry Surgical’s Distribution Agreement with Prime provides Symmetry Surgical with full indemnification for these claims, and Prime has paid for all costs of litigation thus far.

At present the lawsuit is stayed pending the outcome of the US Patent and Trademark office’s review of the validity of the Xodus Patents. On February 24, 2014 the USPTO found substantial questions regarding the patentability of the Xodus Patents and on July 10, 2014 the USPTO rejected both of the Xodus Patents. Xodus has appealed to the full Board of the USPTO, a process that will take approximately two (2) years to complete. In acknowledgement of this fact, on December 1, 2014 the Court approved motions for an indefinite stay of proceedings in federal court.

2.
Should the USPTO reverse its prior two findings, and should the US District Court find that Prime’s products infringe on the Xodus Patents, then Symmetry Surgical could have liability to Xodus for some percentage of the sales of the Prime products, to the extent that Prime was unable to satisfy its indemnity obligations. Total sales of Prime products amount to approximately $600,000 over the relationship, with a current run rate of approximately $50,000 per month so the potential risk following a reversal at the USPTO and Prime’s inability to satisfy its indemnity obligations would be some percentage of that amount reflective of an amount attributed to an IP license fee.

Schedule 4.07
ERISA Compliance

1.	Medical benefit plan. Fully insured with United Healthcare as insurer/administrator. This plan will become effective January 1, 2015.

3.	401k Plan. Maintained by Wells Fargo as administrator. This plan will become effective February 1, 2015.
4.
Schedule 4.14
Environmental

None.

5.
Schedule 4.17
Labor Relations

6.	None.

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Schedule 4.19
Insurance
[SEE ATTACHED]

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Schedule of Insurance
as of November 2013

AON

Symmetry Medical, Inc.

Coverage & Insurance Company	Policy Number & Policy Period	Coverage	Limits	Deductible/ Retention	Premium
Property Coverage	CLP3014524				$234,600 U.S. Prem
		Loss Limit	$100,000,000		$10,000 Fronting Fee
Allianz Global Risk	9/30/2013	Deductible		$100,000	
	to	Locations with TIV liess than $15M		$50,000	
	9/30/2014	Business Income - Including Ordinary Payroll 90 days	Included		$11,500 Engineering
		Extra Expense	$5,000,000		$48 KY - NY taxes
OCCURRENCE		Misc Unnamed Locations	$2,500,000		
	Policy Extended	Equipment Breakdown / Boiler and Machinery	$100,000,000		$58,416 Extension
	to	Course of Construction	$2,000,000		
	12/30/2014	Earthquake	$10,000,000	2% of loc value / $100,000 min	
		EQ - New Madrid and Pacific Northwest Seismic Zones	$5,000,000	same as above	
		EQ Excluded in states: Alaska, California, Hawaii and locations in Guam, Puerto Rico and US Virgina Islands			
		Flood	$10,000,000	$500,000	
		Flood (High Hazard Areas) including The Netherlands	$1,000,000	$500,000	
		Flood in The United Kingdom	$5,000,000	$1,000,000	
		Named Windstorms	Included	5% of loc value / $250,000 min	
		Contingent Business Interruption	$5,000,000		
		Transportation (Property in transit)	$500,000		
		Includes Vacancy			
		Blanket Waiver of Subrogation			
		Blanket Loss Payee/Mortgagee/Additional Insured			
		See policy for all term, conditions,sublimits covered terrirories			
		Local Switzerland Policy			$4,000
		Local Germany Policy			$3,700
Cargo Coverage	11S85575	Limits of Liability	$1,000,000	$1,000	$27,000 FLAT Premium
Travelers Property Casualty Co of America		Domestic Truck or Rail	$250,000		
	9/30/2013	Foreign Truck or Rail	$250,000		
OCCURRENCE	to	Any One Package via Federal Express or similar courier service	$100,000		
	9/30/2014	Any One Barge/any one tow, except as connecting conveyance	$100,000		
	Extend - 12/30/2014	Any One Package by mail or parcel post	$5,000		Premium to be audited
		Any One Exbiition	$125,000

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AON

Schedule of Insurance
as of November 2013

General Liability	H6600216P054PHX13	Each Occurrence Limit	$1,000,000		$18,995 Premium
The Phoenix Ins Co / Travelers		Personal & Advertising Injury	$1,000,000		
	9/30/2013	Products/Completed Operations Aggregate	Excluded		
	to	General Aggregate	$2,000,000		
OCCURRENCE	9/30/2014	Damage to Premises Rented to You	$300,000		
	H6600216P054PHX14	Employee Benefits Liability	$1,000,000/ $3,000,000		
	Short Term Policy	Blanket Additional Insureds			$4,878 Short term Premium
	09/30/14 to 12/30/14	Blanket Waiver of Subrogation			
Automobile Liability	H8106A569077TIL13	Automobile Liability Combined Single Limit (symbol 1)	$1,000,000		$39,347 Premium
Travelers Property Casualty Co	9/30/2013	Medical Payments (symbol 2)	$5,000		
	to	Uninsured & Underinsured (symbol 2)	$1,000,000		
Includes State of MA	9/30/2014	Comprehensive / Collision (symbol 2 & 8)	ACV	$1,000 / $1,000	
		Composite Rated			
OCCURRENCE	H8106A569077TIL14	Blanket Loss Payee/Additional Insured			
	Short Term Policy	Blanket Waiver of Subrogation			
	09/30/14 to 12/30/14	Hired Car Physical Damage	ACV	$1,000 / $1,000	$8,981 Short term Premium

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Schedule of Insurance
as of November 2013

AON

Foreign Package		**General Liability**			$16,887 Premium
ACE American Ins Co	PHFD37933272	Each Occurrence Limit	$1,000,000		
		Personal & Advertising Injury	$1,000,000		
	9/30/2013	Products and Completed Operations Aggregate	Excluded		
OCCURRENCE	to	Aggregate Limit	$4,000,000		
	9/30/2014	Premises Damage	$1,000,000		
		Employee Benefits Liability	$1,000,000	$1,000	
		Medical Expense	$25,000		
	Policy Extended	**Automobile**			
	to	Contingent Auto Liability	$1,000,000		
	12/30/2014	Medical Payments	$50,000		$3,955 Short term Premium
		Hired Car Physical Damage	$50,000		
		Employers Responsibility			
		Bodily Injury by Accident - Each Accident	$1,000,000		
		Bodily Injury by Disease - Each Employee	$1,000,000		
		Bodily Injury by Disease - Policy Limit	$1,000,000		
		AD&D			
		Employee AD&D Coverage - Non Occuupational	$50,000		
		Aggregate Limit	$1,500,000		
		Kidnap and Extortion			
		Each Loss	$250,000		
		Crime - Employee Dishonesty	$5,000	$1,000	
		Blanket Additional Insured			
		Blanket Waiver of Subrogation			
Excess Liability	HSMCUP0216P054TIL13	Each Occurrence	$10,000,000		$13,377 Premium
Travelers Property Casualty Co of					
America	9/30/13 to 9/30/14	General Aggregate	$10,000,000		
	HSMCUP0216P054TIL14	Products/Completed Operations Aggregate	$10,000,000		
OCCURRENCE	Short Term Policy	Retaintion	$10,000		$3,321 Short term Premium
	09/30/14 to 12/30/14				
Workers Compensation	HVYACUBOC17089613	Each Employee	$500,000		$460,272 Premium
The Standard Fire Ins Co	9/30/13 to 9/30/14	Policy Limit	$500,000		
States: IN,MA,NH	HVYACUBOC17089614	Each Accident	$500,000		$109,990 Short term Premium
OCCURRENCE	Short Term Policy	Blanket Waiver of Subrogation			
	09/30/14 to 12/30/14

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Schedule of Insurance
as of November 2013

AON

Workers Compensation	HOUBOC22114513	Each Accident	$500,000		$124,699 Premium
The Charter Oak Fire Ins Co	9/30/13 to 9/30/14	Each Employee	$500,000		
All Other States	HOUBOC22114514	Policy Limit	$500,000		$25,770 Short term Premium
OCCURRENCE	Short Term Policy	Blanket Waiver of Subrogation			
	09/30/14 to 12/30/14				
Primary D&O	14209125	Limit of Liability	$10,000,000		$198,789 Premimum
Illinois National Insuranc Co / AIG	9/30/13 to 9/30/14	Retentions			
	Policy Extended	Security Retention / EPL / All Other - each		$500,000	$49,498 Extension
CLAIMS MADE	to	Employed Lawyers -sublimit	$1,000,000		
	12/30/2014	Continuity Date: December 8, 2004			
Excess D&O	CUG36199	Limit of Liability $10M X $10M	$10,000,000		$119,270 Premium
Old Republic	9/30/13 to 9/30/14				
CLAIMS MADE	Extended to 12/30/14				$29,698 Extension
Excess D&O	DOXG25591847005	Limit of Liability $10M X $20M	$10,000,000		$44,200 Premium
ACE American Ins Co	9/30/13 to 9/30/14				
CLAIMS MADE	Extended to 12/30/14				$11,006 Extension
Employment Practices Liabillity	105501414	**EPL Limit of Liability (includes third party coverage)**	$5,000,000		$51,029 Premium
Travelers Casualty and Surety Co	9/30/13 to 9/30/14	Retention			
		Each claim - Insuring Agreement A		$100,000	
CLAIMS MADE		Each Claim - Insuring Agreement B		$200,000	
		Prior and Pending Date: 09/30/2005			
		Identity Fraud Expense Reimbursement	$25,000	$0	
	Extended to 12/30/14				$16,900 Extension
Crime	82093439	A - Employee Thefit (Includes ERISA)	$3,000,000		$16,000 Premium
Federal Insurance Company /Chubb	9/30/13 to 9/30/14	B - Premises Coverage	$3,000,000		
		C - In transit Coverage	$3,000,000		
	Policy Extended	D - Forgery Coverage	$3,000,000		$3,984 Extension
OCCURRENCE	to	E - Computer Fraud Coverage	$3,000,000		
	12/30/2014	F - Funds Transfer Fraud	$3,000,000		
		G - Money Orders and Counterfeit Fraud	$3,000,000		
		H - Credit Card Fraud	$3,000,000		
		I - Client Coverage	$3,000,000		
		J - Expense Coverage	$25,000		
		Retention		$50,000

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AON

Schedule of Insurance
as of November 2013

Fiduciary	14215382	Liability Limit	$5,000,000	$5,000	$12,485	Premium
Illinoise National Insurance Co / AIG	9/30/13 to 9/30/14	(a) Voluntary Compliance Loss	250,000 or 5% of Aggregate which ever is less			
	Policy Extended	(b) Seciton 502 © Penalties	250,000 or 5% of Aggregate which ever is less		$3,109	Extension
OCCURRENCE	to	(c) Pension Protection Act Penalties	250,000 or 5% of Aggregate which ever is less			
	12/30/2014	(d) HIPAA Penalties	$1.5M or Aggregate whichever is less			
		(e) Health Care Reform Penalties	250,000 or 5% of Aggregate which ever is less			
		(f) Section 4977 Penalties	$250,000			
		(g) Pension Crises Fund	$100,000			
		Continuity Date: 6/1/1991

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Schedule 4.21
Perfection Certificate
[SEE ATTACHED]

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PERFECTION CERTIFICATE
Reference is made to (a) that Credit Agreement dated as of the date set forth above (as amended, restated or supplemented from time to time, the “Credit Agreement”) among Symmetry Surgical Inc., a Delaware corporation (“Symmetry”), Specialty Surgical Instrumentation, Inc., a Tennessee corporation (“SSI”), Olsen Medical, LLC, a Delaware limited liability company (“Olsen”) (Symmetry, SSI and Olsen are sometimes referred to herein collectively as “Borrowers” and individually as a “Borrower”), the other Credit Parties party thereto, the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, a Delaware corporation, in its capacity as administrative agent for the Lenders and each other Secured Party (in such capacity, together with its successors and permitted assigns, “Agent”), and (b) that certain Guaranty and Security Agreement dated as of the date set forth above (as amended, restated or supplemented from time to time, the “Guaranty and Security Agreement”) among Agent, each Borrower and each other Credit Party party thereto (each, a “Guarantor” and, collectively, “Guarantors”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
This Perfection Certificate is a Loan Document and shall be attached to Schedule 4.21 of the Credit Agreement and become a part thereof. This Perfection Certificate shall be updated from time to time in accordance with Schedule 5.01 the Credit Agreement.
Each Borrower and each Guarantor (each, a “Grantor” and, collectively “Grantors”) hereby certify as follows:
I.    CURRENT INFORMATION.
A.    Legal Names, Organizations, Jurisdictions of Organization and Organizational Identification Numbers. The full and exact legal name (as it appears in each respective certificate or articles of incorporation, limited liability membership agreement or similar organizational documents, in each case as amended to date), the type of organization (or if a particular Grantor is an individual, please indicate so), the jurisdiction of organization (or formation, as applicable), and the organizational identification number (not tax i.d. number) of each Grantor are as follows:

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Name of Grantor	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization / Formation	Organizational Identification Number
Olsen Medical, LLC	LLC	Delaware	110869786-5017367
Symmetry Surgical Inc.	Corporation	Delaware	140970553 - 5572568
Symmetry Medical SSI Real Estate, LLC	LLC	Delaware	Control # - 000555759
S.S.I.I. LP, LLC	LLC	Delaware	121245666- 5244684
Specialty Surgical Instrumentation, Inc. d/b/a Symmetry Surgical, Inc.	Corporation	Delaware	Control # - 000054158
Symmetry Surgical IP, LLC	LLC	Delaware	121245677- 5244687
Symmetry Surgical International, Inc.	Corporation	Delaware	121245687- 5230235

B.    Chief Executive Offices and Mailing Addresses. The chief executive office address (or the principal residence if a particular Grantor is a natural person) and the preferred mailing address (if different than chief executive office or residence) of each Grantor are as follows:

Name of Grantor	Address of Chief Executive Office (or for natural persons, residence)	Mailing Address (if different than CEO or residence)
Olsen Medical, LLC	3034 Owen Dr. Antioch TN 37013	3034 Owen Dr. Antioch TN 37013
Symmetry Surgical Inc.	3034 Owen Dr. Antioch TN 37013	3034 Owen Dr. Antioch TN 37013
Symmetry Medical SSI Real Estate, LLC	3034 Owen Dr. Antioch TN 37013	3034 Owen Dr. Antioch TN 37013
S.S.I.I. LP, LLC	3034 Owen Dr. Antioch TN 37013	3034 Owen Dr. Antioch TN 37013
Specialty Surgical Instrumentation, Inc. d/b/a Symmetry Surgical, Inc.	3034 Owen Dr. Antioch TN 37013	3034 Owen Dr. Antioch TN 37013
Symmetry Surgical IP, LLC	3034 Owen Dr. Antioch TN 37013	3034 Owen Dr. Antioch TN 37013
Symmetry Surgical International, Inc.	3034 Owen Dr. Antioch TN 37013	3034 Owen Dr. Antioch TN 37013

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C.    Changes in Name, Jurisdiction of Organization or Corporate Structure.
Except as set forth below, no Grantor has changed its name, jurisdiction of organization or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form, change in jurisdiction of organization or otherwise) within the past five (5) years: (Insert “No Exceptions,” if none.)

Name of Grantor	Date of Change	Description of Change
Symmetry Surgical Inc.	8-6-2014	Delaware filing changed name from anonymous, pre-transaction announcement name to Symmetry Surgical, Inc.
Specialty Surgical Instrumentation, Inc. d/b/a Symmetry Surgical Inc.	2-13-2012	Filed in TN for use of assumed name (d/b/a)
Olsen Medical, LLC	10-27-2011	Changed name from SMA Acquisition, LLC to Olsen Medical, LLC
Specialty Surgical Instrumentation, Inc. d/b/a Symmetry Surgical Inc.	11-24-2014	Symmetry Surgical, Inc.
Olsen Medical, LLC	11-24-2014
Olsen Medical, LLC distributed by Symmetry Medical Manufacturing, Inc. to Symmetry Medical Inc. and then contributed to Symmetry Surgical Inc. further contributed to Specialty Surgical Instrumentation, Inc. d/b/a Symmetry Surgical Inc.

Symmetry Surgical International, Inc.	11-24-2014	Contributed by Symmetry Medical Inc. to Symmetry Surgical Inc.
SEE CORPORATE RESTRUCTURE PLAN PROVIDED UNDER SEPARATE COVER
Symmetry Surgical Inc.		No Exceptions
Symmetry Medical SSI Real Estate, LLC		No Exceptions
S.S.I.I. LP, LLC		No Exceptions
Symmetry Surgical IP, LLC		No Exceptions

D.    Prior Addresses.

Except as set forth below, no Grantor has changed its chief executive office, or principal residence if a particular Grantor is a natural person, within the past five (5) years: (Insert “No Exceptions,” if none.)

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Name of Grantor	Prior Address/City/State/Zip Code
Specialty Surgical Instrumentation, Inc. d/b/a Symmetry Surgical Inc.
Olsen Medical, LLC f/k/a SMA Acquisitions, LLC	No Exceptions
Symmetry Surgical Inc.	No Exceptions
Symmetry Medical SSI Real Estate, LLC	No Exceptions
S.S.I.I. LP, LLC	No Exceptions
Symmetry Surgical IP, LLC	No Exceptions
Symmetry Surgical International, Inc.	No Exceptions

E.    Acquisitions of Equity Interests or Assets.

Except as set forth below, no Grantor has acquired the equity interests or substantially all of the assets of another entity within the past five (5) years: (Insert “No Exceptions,” if none.)

Name of Grantor	Entity Acquired	Percent of Interest Acquired
Specialty Surgical Instrumentation, Inc. d/b/a Symmetry Surgical Inc.	Assets of Codman Surgical Instruments Business	100% of assets and certain liabilities as set forth in APA provided under separate cover.
Specialty Surgical Instrumentation, Inc. d/b/a Symmetry Surgical Inc.	Assets of Olsen Medical, LLC	100% Olsen Medical, LLC, per corporate reorganization step plan as provided under separate cover.
Olsen Medical, LLC f/k/a SMA Acquisitions, LLC	No Exceptions
Symmetry Surgical Inc.	All Symmetry Surgical subsidiaries	Acquired all Symmetry Surgical subsidiaries pursuant to corporate reorganization step plan provided under separate cover.
Symmetry Medical SSI Real Estate, LLC	No Exceptions
S.S.I.I. LP, LLC	No Exceptions
Symmetry Surgical IP, LLC	No Exceptions
Symmetry Surgical International, Inc.	No Exceptions

II.    ADDITIONAL INFORMATION.
A.    Grantor Sites.

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Set forth on Exhibit A are the addresses of all locations where any Grantor currently owns or operates its business, together with the name of such Grantor, the name of the record owner of real property for such location and with respect to each leased site, the expiration date of the related lease.
B.    Tangible Personal Property.

Set forth on Exhibit B are all the locations (other than those on Exhibit A) where any Grantor currently maintains its tangible personal property (including goods, inventory and equipment) and all books and records of such Grantor (whether or not in the possession of such Grantor) and the name of the record owner of real property for such locations.

C.    Securities.

Set forth below are all stock, membership interests, partnership interests or other equity interest held by any Grantor:

Pledgor	Issuer	Class or Other Description of Pledged Securities	Certificate Number (if applicable)	Number of Pledged Securities	Total Outstanding Securities	Percentage of Total Outstanding Securities Pledged
Specialty Surgical Instrumentation, Inc. d/b/a Symmetry Surgical, Inc.	VesOcclude Medical, LLC	Units of Ownership	31	500,000	10,416,667	4.8%

D.    Intellectual Property.

Set forth below is a list of all copyrights, patents and trademarks and other intellectual property owned or used, or hereafter adopted, held or used, by any Grantor:

Grantor	Description	Filing/Registration Information

PLEASE SEE SEPARATE EXHIBIT-            ON FILE WITH AGENT

D.    Instruments.

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Set forth below is a list of all instruments owed to any Grantor:

Grantor/Holder of Instrument	Borrower	Original Principal Amount	Outstanding Principal Amount	Maturity

None.

[REMAINDER OF PAGE INTENTIONALLY BLANK;
EXECUTION PAGE FOLLOWS]

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IN WITNESS WHEREOF, the respective duly authorized officers of the undersigned have caused this Perfection Certificate to be executed as of the date first set forth above.
GRANTORS

SYMMETRY SURGICAL INC.

By: _/s/ David C. Milne______________________
Name: David C. Milne
Title: Chief Administrative Officer, SVP, General Counsel and Corporate Secretary

SPECIALTY SURGICAL INSTRUMENTATION, INC.

By: _/s/ David C. Milne______________________
Name: David C. Milne
Title: Chief Administrative Officer, SVP, General Counsel and Corporate Secretary

OLSEN MEDICAL, INC.

By: Specialty Surgical Instrumentation, Inc., as its Member

By: _/s/ David C. Milne______________________
Name: David C. Milne
Title: Chief Administrative Officer, SVP, General Counsel and Corporate Secretary

SYMMETRY MEDICAL SSI REAL ESTATE, LLC

By: Specialty Surgical Instrumentation, Inc., as its Member

By: _/s/ David C. Milne______________________
Name: David C. Milne

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Title: Chief Administrative Officer, SVP, General Counsel and Corporate Secretary
SYMMETRY SURGICAL INTERNATIONAL, INC.

By:_/s/ David C. Milne_______________________
Name: David C. Milne
Title: Chief Administrative Officer, SVP, General Counsel and Corporate Secretary

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EXHIBIT A
List of Existing Grantor Sites

Address	Grantor	Record Owner of Fee	If leasehold, expiration date of lease
3034 Owen Dr. Antioch, TN 37013	All except Olsen Medical, LLC	EnergyLocic Properties, LLC, 5901 Crossings Blvd. Antioch, TN 37013	May 16, 2018
3230 Commerce Center Place	Olsen Medical, LLC	Commerce Center I, LLC, c/o Sun Properties, LLC 4010 Dupont Circle, Suite L-07 Louisville, KY 40202	September 30, 2018

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EXHIBIT B
Other Locations and Description of Tangible Personal Property

Description of Property	Location	Record Owner of Property
Office equipment and supplies; inventory and other tangible personal property for the operation of Specialty Surgical Instrumentation d/b/a Symmetry Surgical, Inc.	3034 Owen Dr. Antioch, TN 37013	EnergyLocic Properties, LLC, 5901 Crossings Blvd. Antioch, TN 37013
Office equipment and supplies, equipment and inventory for Olsen Medical, LLC business.	3230 Commerce Center Place	Commerce Center I, LLC, c/o Sun Properties, LLC 4010 Dupont Circle, Suite L-07 Louisville, KY 40202
Leased warehouse space for the purpose of storing selected finished goods part codes.	7363 Cockrill Bend Blvd, Nashville TN	Sprint Logistics and Warehousing, Inc. P.O. Box 101261 Nashville, TN 37224
Office and conference room furniture and supplies – 10 offices and 2 conference rooms	9602 Coldwater Road – Suite 202, Fort Wayne IN 46825	Waterstone Land Holdings, LLC, 9602 Coldwater Rd. Suite 200, Fort Wayne, IN 46582
Leased office space and product inspection space with limited finished goods inventory that is undergoing inspection prior to transit to Nashville. Some equipment used to facilitate inspection.	78532 Maybachstrasse, Tuttilingen Germany	Sigrid Bacher, Am Winterberg 6; 78532 Tuttlingen-Eblingen Steuer Nr. 21205/06847
Leased warehouse space for the purpose of storing selected finished goods part codes.	78532 Maybachstrasse, Tuttilingen Germany	WKS Immobilien AG; Bühlstrasse 29, 8200 Schaffhausen

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Schedule 4.22
Government Contracts

1.	Novation Agreement by and among Specialty Surgical Instrumentation, Inc. d/b/a Symmetry Surgical, Inc., Codman & Shurtleff, Inc. and the United States of America, dated as of December 29, 2011.

2.	Federal Supply Schedule (FSS) Agreement by and between Specialty Surgical Instrumentation, Inc. dba Symmetry Surgical Inc. and the U.S. Department of Veteran Affairs, dated as of November 1, 2013.

3.	Distribution And Pricing Agreement (DAPA) by and between Specialty Surgical Instrumentation, Inc. and Defense Supply Center Philadelphia (DSCP), dated as of March 30, 1995.
Schedule 4.24
Bonding
None.

4.
Schedule 4.31
List of Registrations
Canadian Licenses:

a.    Bookwater Radiolucent Retractor Blades – Lic #: 26096
b.    Cushing Burr – Lic #: 86506
c.    Disposable Vein Stripper – Lic #: 66514
d.    Drills – Lic #: 77462
e.    Hudson Cranial Drill Set – Lic #: 77537
f.    Karlin Micro Knife Blade – Lic #: 66020
g.    Saws – Lic #: 76522
h.    Secto Dissectors – Cotton (X-Ray Detectable) – Lic #: 73739
i.    Secto Dissectors – Gauze (X-Ray Detectable) – Lic #: 73740
j.    Secto Dissectors – Polyester (X-Ray Detectable) – Lic #: 73741
k.     Secto Tonsil Sponge – Lic #: 73706
l.    Skull Tongs – Lic #: 89738
m.    Sternum Saw – Lic #: 8398
n.    Suction Tubes – Lic #: 89734

FDA Certification of Foreign Government (CofG’s):

a.    Access Instruments – Cert#: 3984-2-2014
b.    Bookwalter Kits – Cert#: 25768-3-2014
c.    Arthro, Lap, Elector – Cert#: 2234607-2013
d.    Containers - Cert#: 3350-6-2014
e.     Multipak bases - Cert#: 4887-8-2012
f.     Reveal - Cert#: 4888-8-2012
g.     SSI Gen A7 - Cert#: 23499-7-2013
h.     SSI Gen A4 - Cert#: 21509-3-2013
i.     SSI Gen A4 - Cert#: 22365-5-2013
j.     SSI Gen A6 - Cert#: 23501-7-2013
k.     SSI Gen A5 - Cert#: 22366-5-2013
l.     SSI Manual Instr - Cert#: 6590-11-2012
m.     SSI Manual Instru - Cert#: 21510-3-2013
n.     SSi Manual Instru - Cert#: 6324-10-2012
o.     SSI Pre-amend - Cert#: 5374-9-2014
p.     SSI Pre-amend - Cert#: 7182-12-2012
q.     SSI Pre-amend - Cert#: 21653-3-2013
r.     SSI Sharp Kerrison - Cert#: 25786-3-2014
s.     SSi Sharp Kerrison - Cert#: 25785-3-2014

Supplier Audits Completed To Date Symmetry Surgical:

a.    MedSorb – Audit Date: 8/6-7/2014
b.    Contech Medical – Audit Date: 7/31/2014
c.     Classic Industries – Audit Date: 8/4/2014
d.     Carwild – Audit Date: 7/30/2014
e.     Steris Northborough – Audit Date: 8/19/2014
f.     Steris EtO Process – Audit Date: 7/29/2014

SSI Registrations:

a.	2012 – SSI product line was registered into 15 countries leveraging CofG’s, technical files, etc.

◦	Colombia

◦	Brazil

◦	Taiwan

◦	Japan - Olsen

◦	Korea

◦	Mexico

◦	Hong Kong

◦	Malaysia

◦	Singapore

◦	Taiwan

◦	Thailand

◦	Argentina

◦	Brazil

◦	Chile

◦	Peru

b.	2013 – SSI product line was registered into 29 countries leveraging CofG’s, technical files, etc.

◦	China -Olsen

◦	India

◦	Japan

◦	Korea

◦	Malaysia

◦	Philippines

◦	Singapore - Olsen

◦	Taiwan - Olsen

◦	Thailand – Olsen

◦	Vietnam - Olsen

◦	Australia – Olsen

◦	EU

◦	Argentina – Olsen

◦	Brazil - Olsen

◦	Colombia – Olsen

◦	Costa Rica – Olsen

◦	Mexico - Olsen

◦	Nicaragua

◦	Peru – Olsen

◦	Puerto Rico

◦	Uruguay – Olsen

◦	Venezuela - Olsen

◦	Israel

◦	Lebanon

◦	Qatar - Olsen

◦	Saudi Arabia - Olsen

◦	Yemen

◦	Russia – Olsen

◦	Turkey

c.	Olsen:

◦	Olsen product line was registered into 143 countries leveraging CofG’s, technical files, etc. (Olsen had worldwide market share prior to acquisition)

Quality Standards and Regulatory Approvals:

a.	ISO 13485 Quality Managemene4t System certification – Cert #: FM 568927

b.	CE Marking Certificate – Cert #: CE 586997 (Including Supporting Technical Files)

c.	FDA Establishment Registration (Including Various Medical Device Listing’s associated with each site):

◦	Olsen Medical - Reg #: 1530493

◦	Symmetry Surgical (Nashville) – Reg #: 3007208013

◦	Symmetry Surgical (Germany) – Reg #: 3001644167

d.	FDA 510k Symmetry Surgical:

◦	Quad Lock Codman Sterilization Container System – (510k #:

◦	K092437/K120117)

◦	Rapid Clean - (510k #: K954699)

◦	Crank Frame Retractor - (510k #: K882071)

◦	Kerrison Disposable Tip Rongeurs - (510k #: K130541)

◦	Single Use Cuffed Catheter Removal Device - (510k #: K122263)

e.	FDA 510k Olsen:

◦	Double-Coagulation Switchpen 757 - (510k #: K834410)

◦	Olsen 756 Rocker Switchpen - (510k #: K834410)

◦	Olsen #770 Disposable Holster – (510k #: K834329)

◦	Olsen Laparoscopic Instr Disposable Single Use – (510k #: K912611)

◦	Smoke/Odor Evacuator #757 – (510k #: K912612)

◦	Insulated Speculum W/Smoke Evacuator Option – (510k #: K922154)

◦	Disposable Biopolar Cable – (510k #: K884171)

◦	Modified Olsen #770 Disposable Holster – (510k #: K884172)

◦	#920 Disposable Tur Cable – (510k #: K884173)

◦	Modify Olsen 755/756 Switchpens – (510k #: K884174)

◦	#820/821 Bipolar Forceps – (510k #: K884175)

◦	Teflon Coated Electrodes/Electrodes Handles – (510k #: K913108)

◦	#500 Series Forceps W/Cut/Coagulate Switches – (510k #: K885199)

◦	600 & 900 Series Electrodes & 755 & 756 Handle – (510k #: K885200)

◦	Olsen Medical Integrated Irrigation Tubing and Bipolar Cord Set – (510k #: K072937)

◦	Olsen Medical Single Use Bayonet Bipolar Irrigating Forceps – (510k #: K080187)

◦	Olsen Medical Anterior Cervical Vertebrae Plate System – (510k #: K042073)

◦	Olsen Medical Bipolar and Monopolar Forceps – (510K #: K130669)

◦	Electrosurgical Monopolar Cable/Adapte – (510k #: K122263)

5.
Schedule 5.01
Financial Statements, Certificates and Other Reports

Report	Description	Date Due
Annual Reports
Audited Financial Statements and Auditors Report/Opinion & Compliance Certificate
(A) With respect to each Fiscal Year, audited Financial Statements, setting forth in each case in comparative form the figures for the previous Fiscal Year, and accompanied by the report of any “Big Four” or other independent certified public accounting firm acceptable to Agent, which report shall (i) contain an unqualified opinion, stating that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, (ii) not include any explanatory paragraph expressing substantial doubt as to going concern status, and (iii) contain corresponding discussion and analysis of the results from management; provided, however, that such separate discussion and analysis of the results from management may be delivered separately to Agent in a format in form and substance reasonably satisfactory to Agent; and
(B) Compliance Certificate.
As soon as available, but not later than 90 days after the end of each Fiscal Year (each, an “Annual Report Date”)
Projections
Projections of Credit Parties’ and their Subsidiaries’ consolidated and consolidating financial performance for the forthcoming three Fiscal Years on a year-by-year basis, and for the forthcoming Fiscal Year on a quarter by quarter basis.
As soon as available and in any event not later than the end of each Fiscal Year
Government Contract List	Listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940 or any similar state or municipal law.	Annual Report Date
Monthly and Weekly Reports
Unaudited Financial Statements and Officer’s Certificate
With respect to each fiscal month, unaudited Financial Statements as of the end of such fiscal month and for the portion of the Fiscal Year then ended and compared to the prior period and Projections, together with, for the unaudited Financial Statements as of the end of the last fiscal month of each Fiscal Quarter then ended, corresponding discussion and analysis of the results from management.

As soon as available, but not later than (i) 30 days after the end of each fiscal month of each Fiscal Year and (ii) 45 days after the end of the last fiscal month of each Fiscal Quarter of each Fiscal Year (each, a “Monthly Report Date”)

Compliance Certificate	Compliance Certificate.	As soon as available but not later than the Monthly Report Date
Borrowing Base Certificate
Borrowing Base Certificate, certified by a Responsible Officer of Borrower Representative, setting forth the Borrowing Base as at the end of the most-recently ended fiscal month or as at such other date as Agent may reasonably require, together with the following, including supporting detail and documentation as reasonably requested by Agent:
(a)    a summary of Inventory by location and type with a supporting perpetual Inventory report and reconciliation to Borrowers’ general ledger;
(b)    a detailed aging of Accounts and reconciliation to Borrowers’ general ledger;
(c)    a detailed aging of accounts payable, held checks and book overdraft and reconciliation to Borrowers’ general ledger;
(d)    roll-forward of Borrowers’ accounts receivable general ledger balance with supporting detail as requested; and
(e)    the outstanding Loans as set forth in the monthly loan account statement provided by Agent and reconciliation to Borrowers’ general ledger.
As soon as available and in any event within 15 days after the end of each fiscal month (and at such other times as Agent may reasonably request)
Perfection Certificate Updates	An updated Perfection Certificate if there are any changes in the information contained therein.	As soon as available but not later than the Monthly Report Date (and at such other times as Agent may reasonably request)
Other Reports
Shareholder Reports
Copies of all material financial statements and reports which any Credit Party sends to its shareholders or other equity holders, as applicable, generally and promptly after the same are filed, copies of all financial statements and regular, periodic or special reports which such Person may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority.
Promptly after the same are sent
CPA Reports
Reports submitted by Borrowers’ certified public accountants in connection with each audit or review of the financial statements or internal control systems of any Credit Party made by such accountants, including any comment letters submitted by such accountants to management of any Credit Party in connection therewith.
Promptly upon receipt thereof
Other Reports	Additional business, financial, corporate affairs, perfection certificates and other information as Agent may from time to time reasonably request.	Promptly upon request

Documents and reports publicly available on the SEC’s Electronic Data Gathering and Retrieval System shall be deemed to be delivered to Agent and the Lenders.

Schedule 6.01
Liens
None.

Schedule 6.04
Investments

1.	Specialty Surgical Instrumentation, Inc. owns 500,000 units in Vesocclude, Medical LLC, a North Carolina limited liability company.

2.	Loan Agreement by and between Specialty Surgical Instrumentation, Inc. and Symmetry Surgical Switzerland GmbH, dated as of November 28, 2014.

3.	Inter-Company Loan Agreement by and between Symmetry Medical Germany, GmbH and Specialty Surgical Instrumentation, Inc., dated as of December 29, 2011.

Schedule 6.05
Indebtedness

1.	Operating leases with Pitney Bowes for postage machine.

2.	Operating leases with Guardian Systems for security services.

3.	Operating leases with Cannon-Lage Landen Financing for three copiers.

Schedule 6.06
Transactions with Affiliates

1.	Loan Agreement by and between Specialty Surgical Instrumentation, Inc. and Symmetry Surgical Switzerland GmbH, dated as of November 28, 2014.

2.	Inter-Company Loan Agreement by and between Symmetry Medical Germany, GmbH and Specialty Surgical Instrumentation, Inc., dated as of December 29, 2011.

62481863

Schedule 6.09
Contingent Obligations

1.	Supply Agreement by and between Symmetry Medical Germany GmbH and Koscher&Wurtz GmbH, dated as of March 25, 2014.

62481863

Schedule 10.02
Notice Address/Wiring Instructions
Notice Address:
If to the Credit Parties:

3034 Owen Drive
Antioch, Tennessee 37013
Attn: President and CEO

With copy to:
2602 Coldwater Road, Suite 202
Fort Wayne, Indiana 46825
Attn: General Counsel

Wiring Instructions:

Bank Name:        Wells Fargo
Bank Address:     420 Montgomery St. San Francisco, CA 94104
Account Number:     4120540877
ABA #:         121000248
Account Name     Symmetry Surgical
Bank Contact Name:     Jeff White
Phone Number:     (312) 845-8601
Email:             jeffrey.a.white@wellsfargo.com

For General Electric Capital Corporation:
2 Bethesda Metro Center, 6th Floor
Bethesda, MD 20814
Attn: Symmetry Surgical Inc. Account Officer
Facsimile: (301) 664-9890
E-mail: jason.dufour@ge.com

With a copy to:

General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: General Counsel
Facsimile: (301) 664-9866
E-mail: ashlie.muss.hegerle@ge.com

For GE Capital Bank:
c/o General Electric Capital Corporation
2 Bethesda Metro Center, 6th Floor
Bethesda, MD 20814
Attn: Symmetry Surgical Inc. Account Officer
Facsimile: (301) 664-9890

With a copy to:

GE Capital Bank
6510 Millrock Drive, Suite 200
Salt Lake City, Utah 84121
Attn: Chief Financial Officer

Lending office:

GE Capital Bank
c/o General Electric Capital Corporation
2 Bethesda Metro Center, 6th Floor
Bethesda, MD 20814
Attn: Symmetry Surgical Inc. Account Officer
Facsimile: (301) 664-9890

With a copy to:

GE Capital Bank
6510 Millrock Drive, Suite 200
Salt Lake City, Utah 84121
Attn: Chief Financial Officer

Schedule 12.02
Prior Indebtedness

1.	Symmetry Surgical Inc. is a guarantor on a credit facility between Symmetry Medical Inc. and JP Morgan. This credit facility will be paid off in full at closing.